Exhibit (a)(1)(A)

AUDIENCE, INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING STOCK OPTIONS

FOR NEW STOCK OPTIONS

This document constitutes part of the prospectus relating to the Audience, Inc. Amended and Restated 2011 Equity Incentive Plan covering securities that have been registered under the Securities Act of 1933, as amended.

January 7, 2013

AUDIENCE, INC.

OFFER TO EXCHANGE CERTAIN

OUTSTANDING STOCK OPTIONS FOR NEW STOCK OPTIONS

This Offer and withdrawal rights will expire at 9:00 p.m., Pacific Time, on February 5, 2013 unless we extend them.

By this offer (the “Offer to Exchange” or the “Offer”), Audience, Inc. (“Audience,” “we,” “our” or “us”) is giving you the opportunity to exchange certain of your outstanding stock options granted under our Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”), whether vested or unvested, for new options to purchase shares of our common stock (“new options”). An option is deemed to be an “eligible option” if it has an exercise price per share greater than $9.10, was granted under the 2011 Plan, and is outstanding and unexercised as of the expiration of the Offer. All employees of Audience and our subsidiaries (including eligible officers) who hold eligible options, reside in the United States, India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan and remain employed through the date of grant for new options may participate in this Offer, except that members of our board of directors and Lloyd Watts, our Founder and Chief Scientist, will not be eligible to participate. We refer to our chief financial officer, vice president of marketing, vice president of business development, vice president of engineering and vice president of human resources as “eligible officers.” We refer to employees and eligible officers who will be permitted to participate in the Offer as “eligible employees.”

The Offer will expire at 9:00 p.m. Pacific Time on February 5, 2013 unless we extend the date (such date of expiration, the “expiration date”). Eligible employees may tender eligible options on or prior to the expiration date and receive new options. Each new option will be granted under and subject to the terms of the 2011 Plan and also will be subject to a new option agreement between you and Audience.

If you participate in this Offer and are an eligible employee (other than an eligible officer), the new option(s) you receive in exchange for your eligible option(s) will cover the same number of shares as shares subject to the unexercised portion of the exchanged eligible option(s). However, if you participate and are an eligible officer, the new option(s) will cover 80% of the shares subject to the unexercised portion of the exchanged eligible option(s) (rounded down to the nearest whole share). All new options will have an exercise price per share equal to the closing sale price of our common stock on the expiration date on the NASDAQ Global Select Market (the “new option grant date”). We expect the new option grant date to be February 5, 2013. If the expiration date of the Offer is extended, then the new option grant date will be similarly extended.

The new options will be unvested as of the new option grant date, regardless of the extent to which the exchanged eligible options were vested. The vesting commencement date of all new options will be the new option grant date and the new options will be subject to additional vesting as follows:

•

If on the new option grant date, your exchanged option would have been subject to an initial 12-month period during which it cannot be exercised, which we refer to as a vesting “cliff,” then the new option exchanged thereof will remain subject to a cliff until the date the cliff for the exchanged option would have expired, which we refer to as the “cliff date.” On the cliff date, the new option will vest as to: 1/48th of the total shares subject to the new option, multiplied by the number of full months since the new option grant date. After the cliff date, each new option vests as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month).

•

If on the new option grant date, your exchanged option would not have been subject to the vesting cliff, then the new option will vest as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month).

•

If your exchanged option was subject to accelerated vesting terms upon the occurrence of specified events set forth in the eligible option agreement and/or in a separate agreement, then the new option would retain the same accelerated vesting terms.

i

In all cases described above, vesting is subject to your continued service to us through each vesting date. Your participation in this Offer and the receipt of new option(s) does not provide any guarantee or promise of continued service with us.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “ADNC.” On December 31, 2012, the closing sale price of our common stock was $10.39 per share on the NASDAQ Global Select Market. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this Offer.

See “Risks of participating in the Offer” beginning on page 13 for a discussion of risks that you should consider before participating in this Offer.

IMPORTANT

If you want to participate in the Offer, we encourage you to submit your election electronically via the Offer website at https://audience.equitybenefits.com and your election must be received by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013. If you are unable to do so, you may submit your election by fax to us at (650) 240-3548 or by email to equitybenefits@audience.com by the expiration of the Offer. Your delivery of all documents, including elections, is at your own risk. Only responses that are properly completed and actually received by us by the deadline via the Offer website at https://audience.equitybenefits.com, by fax at (650) 240-3548 or by email to equitybenefits@audience.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you submit your election via the Offer website, you should print and keep a copy of the election confirmation that you will see on the Offer website at the time that you complete and submit your election. The printed election confirmation will provide evidence that you submitted your election. If you submit your election via the Offer website, by fax or by email, we intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by emailing equitybenefits@audience.com or calling Luan Wilfong, our Vice President of Human Resources, at (650) 254-2811. Note that if you submit any election within the last two U.S. business days prior to the expiration of the Offer, time constraints may prevent us from providing a confirmation by email prior to the expiration of the Offer.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or non-U.S. securities regulator has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this Offer. Any representation to the contrary is a criminal offense.

You should direct questions about this Offer or requests for additional copies of this Offer to Exchange document and the other Offer documents to Luan Wilfong, our Vice President of Human Resources, at:

Audience, Inc.

440 Clyde Avenue

Mountain View, California 94043

Phone: (650) 254-2811

Email: equitybenefits@audience.com

We recommend that you discuss the personal tax consequences of this Offer with your financial, legal and/or tax advisors.

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the Offer is not permitted. However, we may, at our discretion, take actions necessary for us to make an offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown on the first page of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

		Page
SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS		1
Q1.	Why are we making this Offer?	2
Q2.	Who may participate in this Offer?	2
Q3.	Which options are eligible for exchange?	2
Q4.	Are there circumstances under which I would not be granted new options?	2
Q5.	How do I participate in this Offer?	2
Q6.	Am I required to participate in this option exchange?	4
Q7.	How many shares will the new options I receive be exercisable for?	4
Q8.	What will be the exercise price of my new options?	4
Q9.	When will my new options vest and be exercisable?	5
Q10.	If I participate in this Offer, do I have to exchange all of my eligible options?	6
Q11.	What happens if I have an eligible option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	6
Q12.	When will my exchanged options be cancelled?	7
Q13.	Once I surrender my exchanged options through a properly and timely submitted election form, is there anything I must do to receive the new options?	7
Q14.	When will I receive the new options?	7
Q15.	Can I exchange shares of Audience common stock that I acquired upon a previous exercise of Audience options?	7
Q16.	Will I be required to give up all of my rights under the cancelled options?	7
Q17.	Will the terms and conditions of my new options be the same as my exchanged options?	7
Q18.	What happens to my options if I choose not to participate or if my eligible options are not accepted for exchange?	8
Q19.	Under what circumstances would Audience not accept my eligible option tendered for exchange?	8
Q20.	How will we determine whether an eligible option has been properly tendered?	8
Q21.	Will I have to pay taxes if I participate in the Offer?	9
Q22.	Will my new options be incentive stock options or nonstatutory stock options?	9
Q23.	Will I receive a new option agreement if I choose to participate in the Offer?	10
Q24.	Are there any conditions to this Offer?	10
Q25.	If you extend or change the Offer, how will you notify me?	10
Q26.	Can I change my mind and withdraw from this Offer?	10
Q27.	How do I change or withdraw my election?	10
Q28.	What if I withdraw my election and then decide again that I want to participate in this Offer?	11
Q29.	Are you making any recommendation as to whether I should exchange my eligible options?	12
Q30.	Who can I talk to if I have questions about the Offer, or if I need additional copies of the Offer documents?	12
RISKS OF PARTICIPATING IN THE OFFER		13
Risks related to participating in the Offer		13
Tax-related risks		14
Risks related to our business and industry		15
Risks related to regulations to which we may be subject and our intellectual property		31
Risks related to the ownership of our common stock		35
THE OFFER		41
1.	Eligibility	41
2.	Participation in exchange; number of shares subject to new options; expiration date	41
3.	Purpose of the Offer	42
4.	Procedures for electing to exchange options	43
5.	Withdrawal rights and change of election	45

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SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. You should carefully read this entire Offer to Exchange and the election form, together with the associated instructions and agreement to the terms of the election. This Offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other Offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find a more complete description of these topics.

Terms used in this Offer

“2011 Plan” refers to our Amended and Restated 2011 Equity Incentive Plan.

“Audience” refers to Audience, Inc.

“cancellation date” refers to the same U.S. business day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be February 5, 2013. If the expiration date is extended, then the cancellation date will be similarly extended.

“cliff” refers to the initial 12 month period during which your eligible option cannot be exercised.

“cliff date” refers to the date that the cliff expires with respect to your eligible option.

“eligible options” refers to stock options to purchase shares of our common stock that (i) have a per share exercise price greater than $9.10, (ii) were granted under the 2011 Plan and (iii) are outstanding and unexercised as of the expiration date.

“eligible employees” refers to all employees of Audience or our subsidiaries (including eligible officers) who hold eligible options and (i) reside in the United States, India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan as of the date the Offer commences and (ii) remain employees of Audience or our subsidiaries resident in any such country through the new option grant date; provided, however, that members of our board of directors and Lloyd Watts, our Founder and Chief Scientist, will not be eligible employees.

“eligible officers” refers to our chief financial officer, vice president of marketing, vice president of business development, vice president of engineering and vice president of human resources.

“exchanged options” refers to the options exchanged pursuant to this Offer.

“expiration date” refers to the date that this Offer expires. We expect that the expiration date will be February 5, 2013, at 9:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the Offer, the term “expiration date” will refer to the time and date at which the extended Offer expires.

“new option grant date” refers to the date when new options will be granted. The new option grant date will be the same U.S. business day as the expiration date. We expect that the new option grant date will be February 5, 2013. If the expiration date is extended, then the new option grant date will be similarly extended.

“new options” refers to the options issued pursuant to this Offer that replace the exchanged options. The new options will be granted on the new option grant date under and subject to the terms of the 2011 Plan and a new option agreement between you and Audience.

“Offer” or “Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Stock Options for New Stock Options.

“offering period” refers to the period from the commencement of this Offer to the expiration date. This period commenced on January 7, 2013 and will end at 9:00 p.m., Pacific Time, on February 5, 2013 unless extended.

Questions and answers

Q1.	Why are we making this Offer?

A1.	We believe that this Offer will foster retention of our valuable employees and better align the interests of our eligible employees with those of our stockholders to maximize stockholder value. We issued the currently outstanding stock options to attract and retain the best available personnel and to provide additional incentives to our personnel. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” We believe that granting a new option in exchange for each eligible option will aid in motivating and retaining the eligible employees participating in the Offer because each new option would have an exercise price that reflects a more current stock price. We believe that by restarting the vesting on the new options we would grant in the Offer we provide for a reasonable and a balanced exchange for underwater options and that the extension of vesting would have a much stronger current impact on retention than do underwater options.

Further, not only do significantly underwater options have little or no retention value, but they also cannot be removed from our pool of awarded equity options until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). If we do not conduct this Offer in which underwater stock options with low incentive value may be exchanged for stock options with higher motivation and retentive value, we may find it necessary to issue significant additional stock options or other equity awards to employees above and beyond our ongoing equity grant practices in order to provide renewed incentive value to our employees. (See Section 3 of “The Offer” below.)

Q2.	Who may participate in this Offer?

A2.	You may participate in this Offer if you are an eligible employee. You are an “eligible employee” if you are an employee of Audience or any subsidiary (including an eligible officer) who holds eligible options, resides in the United States, India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan as of the date the Offer commences, and remains an employee of Audience or any subsidiary resident in any such country through the new option grant date; provided, however, that members of our board of directors and Lloyd Watts, our Founder and Chief Scientist, will not be eligible to participate. (See Section 1 of “The Offer” below.)

Q3.	Which options are eligible for exchange?

A3.	All stock options, whether vested or unvested, to purchase shares of our common stock that (i) have a per share exercise price greater than $9.10, (ii) were granted under the 2011 Plan and (iii) are outstanding and unexercised as of the expiration date. If a particular option expires after the commencement of this Offer, but before the new option grant date, that option is not eligible for exchange. (See Section 2 of “The Offer” below.)

Q4.	Are there circumstances under which I would not be granted new options?

A4.	Yes. If, for any reason, you no longer continue to be an eligible employee on the new option grant date, you will not receive any new options. (See Section 1 of “The Offer” below.)

Even if we accept your exchanged options, we will not grant new options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new options as a result of changes in SEC or NASDAQ Global Select Market rules. However, we do not anticipate any such prohibitions at this time. (See Section 13 of “The Offer” below.)

Q5.	How do I participate in this Offer?

A5.

Participation in this Offer is voluntary. If you want to participate in the Offer, we encourage you to submit your election electronically via the Offer website and your election must be received by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013. If you are unable to do so, you may submit your election by fax to us at (650) 240-3548 or by email to equitybenefits@audience.com by the expiration of the Offer. Accordingly, in order to participate, you must do one of the following by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013:

Elections via the Offer website

1.	Access the Offer website by going to https://audience.equitybenefits.com and enter your corporate email address and password. If this is the first time you are logging into the Offer website, you should use the password provided to you in a separate email from equitybenefits@audience.com dated January 7, 2013.

2.	After logging into the Offer website, review the information and proceed through to the “Make My Election” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible options, the grant date of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options as of February 5, 2013 (assuming you have not exercised all or any portion of your eligible options during the offering period), the number of shares vested for each of your eligible options as of February 5, 2013 and the number of new options that would be issued in exchange for each of your eligible options.

3.	On the “Make My Election” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the Offer.

4.	Proceed through the Offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of election, submit your election.

5.	Upon submitting your election, an election confirmation will be generated by the Offer website. Please print and keep a copy of the election confirmation for your records.

Elections via fax

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Fax the properly completed election form to:

Attn: Human Resources
Audience, Inc.
Fax: (650) 240-3548

Elections via email

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Email the properly completed election form to:

Attn: Human Resources
Audience, Inc.
Email: equitybenefits@audience.com

We must receive your properly completed and submitted election by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013.

If you elect to exchange any eligible option grant in this Offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants.

We may extend this Offer. If so, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

Your delivery of all documents, including elections, is at your risk. If you submit your election via the Offer website, you should print and keep a copy of the election confirmation on the Offer website at the time that you complete and submit your election. The printed election confirmation will provide evidence that you submitted your election. If you submit your election via the Offer website, by fax or by email, we intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by emailing equitybenefits@audience.com or calling Luan Wilfong, our Vice President of Human Resources, at (650) 254-2811. Note that if you submit any election within the last two U.S. business days prior to the expiration of the Offer, it is possible that we may not be able to confirm receipt prior to the expiration of the Offer. Only responses that are properly completed and actually received by us by the deadline by the Offer website at https://audience.equitybenefits.com, by fax at (650) 240-3548 or by email to equitybenefits@audience.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 4 of “The Offer” below.)

Q6.	Am I required to participate in this option exchange?

A6.	No. Acceptance of this Offer and participation in the option exchange is completely voluntary. To help you determine your outstanding eligible options and give you the information that you need to make an informed decision, we will provide you with a summary listing all of your eligible options. (See Section 2 and Section 14 of “The Offer” below.)

Q7.	How many shares will the new options I receive be exercisable for?

A7.	Subject to the terms of this Offer and our acceptance of your properly tendered options, each exchanged option to purchase one share of our common stock will be replaced with a new option to purchase one share of our common stock, except that if you are an eligible officer, then each eligible option to purchase one share of our common stock will be replaced with a new option to purchase 0.8 shares of our common stock (rounded down to the nearest whole share). (See Section 2 of “The Offer” below.)

Q8.	What will be the exercise price of my new options?

A8.	The exercise price per share of all new options will be equal to the closing sale price of our common stock as reported on the NASDAQ Global Select Market on the new option grant date, which is expected to be February 5, 2013. We cannot predict the exercise price of the new options. (See Section 9 of “The Offer” below.)

Q9.	When will my new options vest and be exercisable?

A9.	The new options will be unvested as of the new option grant date and will be subject to a new vesting schedule, regardless of the extent to which the exchanged options were wholly or partially vested. Each new option will not be exercisable for amounts that are not vested prior to the time that such new option vests, regardless of whether the exchanged option was early-exercisable. The vesting commencement date of all new options will be the new option grant date and the new options will be subject to additional vesting as follows:

If on the new option grant date, your exchanged option would have been subject to a cliff, then the new option exchanged thereof will remain subject to a cliff until the date the cliff for the exchanged option would have expired, which we refer to as the “cliff date.” On the cliff date, the new option will vest as to: 1/48th of the total shares subject to the new option, multiplied by the number of full months since the new option grant date. After the cliff date, each new option vests as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month).

If on the new option grant date, your exchanged option would not have been subject to the vesting cliff, then the new option will vest as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month).

If your exchanged option was subject to accelerated vesting terms upon the occurrence of specified events set forth in the eligible option agreement and/or in a separate agreement, then the new option would retain the same accelerated vesting terms.

In all cases described above, vesting is subject to your continued service to us through each vesting date. Your participation in this Offer and the receipt of new option(s) does not provide any guarantee or promise of continued service with us. (See Section 9 of “The Offer” below.)

Example 1—Non-eligible officer with exchanged option subject to cliff on new option grant date

Assume the Offer to Exchange expires and new options are granted on February 5, 2013, which we expect will be the new option grant date. Assume that you are an eligible employee who is not an eligible officer and you elect to exchange an eligible option to purchase 4,800 shares. The exchanged option would have been subject to a cliff on February 5, 2013 and the cliff date is July 1, 2013. Under the terms of the Offer, the new option will cover 4,800 shares, be entirely unvested upon the new option grant date and have a vesting commencement date of February 5, 2013. The maximum term of the new option will be the 10 years from February 5, 2013.

On July 1, 2013, the cliff date, the new option vests as to 1/48th of the total shares subject to the new option, multiplied by the number of full months since the new option grant date (i.e., 400 shares, or 1/48th of 4,800 multiplied by 4, which is the number of full months since the new option grant date), subject to your continued service to us through the cliff date. After the cliff date, your new option vests as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month), subject to your continued service to us through each vesting date.

If the exchanged option was subject to accelerated vesting terms upon the occurrence of specified events set forth in the eligible option agreement and/or in a separate agreement, then the new option would retain the same accelerated vesting terms.

Example 2—Eligible officer with exchanged option not subject to cliff on new option grant date

Assume the Offer to Exchange expires and new options are granted on February 5, 2013, which we expect will be the new option grant date. Assume that you are an eligible officer who elects to exchange an eligible option to purchase 4,800 shares. The exchanged option would not have been subject to a cliff on

February 5, 2013. Under the terms of the Offer, the new option will cover 3,840 shares (i.e., 80% of 4,800 shares because the eligible employee is an eligible officer), be entirely unvested upon the new option grant date and have a vesting commencement date of February 5, 2013. The maximum term of the new option will be the 10 years from February 5, 2013.

The new option will vest as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month), subject to your continued service to us through each vesting date.

If the exchanged option was subject to accelerated vesting terms upon the occurrence of specified events set forth in the eligible option agreement and/or in a separate agreement, then the new option would retain the same accelerated vesting terms.

If you are resident in the People’s Republic of China, you should refer to “Foreign exchange control information” of Schedule D to the Offer to Exchange, which contains material information concerning regulatory approval that is required before you can exercise your new option. Although we intend to use reasonable efforts to seek such approval, we cannot assure you that we will obtain such approval and as a result you could be unable to exercise your new option if you are resident in the People’s Republic of China.

Q10.	If I participate in this Offer, do I have to exchange all of my eligible options?

A10.	No. You may pick and choose which of your outstanding eligible options you wish to exchange. If you hold more than one eligible option, you may choose to exchange one or more of such options without having to exchange all of your eligible options. However, if you elect to participate in this Offer, you must exchange the entire outstanding and unexercised portion of any particular eligible option that you choose to exchange, including any eligible options which are legally, but not beneficially, owned by you. This means that you may not elect to exchange only some of the shares covered by any particular eligible option. However, you may elect to exchange the remaining portion of any eligible option that you have already partially exercised.

For example and except as otherwise described below, if you hold (i) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (ii) an eligible option to purchase 1,000 shares and (iii) an eligible option to purchase 2,000 shares, you may elect to exchange:

•	The first eligible option, covering the entire remaining 300 shares;

•	The second eligible option, covering 1,000 shares;

•	The third eligible option, covering 2,000 shares;

•	One, two or all three of your three eligible options; or

•	None of your eligible options.

These are your only choices in the above example. You may not elect, for example, to exchange your first eligible option with respect to only 150 shares (or any other partial amount) under that option or less than all of the shares under the second or third options. (See Section 2 of “The Offer” below.)

Q11.	What happens if I have an eligible option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A11.

If you have an eligible option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option, then in order to participate in the Offer with respect to such eligible option, you must accept this Offer with respect to the entire remaining outstanding portion of the eligible option, including the portion beneficially owned by the other person. As described in Q&A 10, we are not accepting partial tenders of an eligible option, so you may not accept this Offer with respect to a portion of an eligible option that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option, we will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the eligible option for any errors made by you with respect to such an election. (See Section 2 of “The Offer” below.)

Q12.	When will my exchanged options be cancelled?

A12.	Your exchanged options will be cancelled on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be February 5, 2013 unless the offering period is extended. (See Section 6 of “The Offer” below.)

Q13.	Once I surrender my exchanged options through a properly and timely submitted election form, is there anything I must do to receive the new options?

A13.	Once your election form has been accepted and your exchanged options have been surrendered and cancelled pursuant to the terms of the Offer, there is nothing that you must do to receive your new options. You do not need to return any option agreements as they will automatically be cancelled when we accept your eligible options for exchange. We expect that the new option grant date will be February 5, 2013. In order to vest in the shares covered by the new option, you will need to remain an employee or service provider of Audience through the applicable monthly vesting dates, as described in Q&A 9. (See Section 1 of “The Offer” below.)

Q14.	When will I receive the new options?

A14.	We will grant the new options on the new option grant date. We expect the new option grant date will be February 5, 2013. If the expiration date is delayed, the new option grant date will be similarly delayed. If you are granted new options, we will provide you with your new option agreement shortly after the new option grant date. (See Section 6 of “The Offer” below.)

Q15.	Can I exchange shares of Audience common stock that I acquired upon a previous exercise of Audience options?

A15.	No. This Offer relates only to outstanding Audience options. You may not exchange shares of Audience common stock in this Offer. (See Section 2 of “The Offer” below.)

Q16.	Will I be required to give up all of my rights under the cancelled options?

A16.	Yes. Once we have accepted your exchanged options in the Offer, your exchanged options will be cancelled, and you will no longer have any rights under those options. We intend to cancel all exchanged options on the same U.S. business day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be February 5, 2013. (See Section 6 of “The Offer” below.)

Q17.	Will the terms and conditions of my new options be the same as my exchanged options?

A17.	The terms and conditions of your new options may differ from the terms and conditions of your exchanged options, but such changes generally will not substantially and adversely affect your rights, except that your new options will have a different exercise price, will have a new a maximum term or expiration date of the 10 year anniversary of the new option grant date, will have a new vesting schedule (as discussed in Q&A 9), and, if you are an eligible officer, your new options will cover 80% of the shares subject to your exchanged options (as discussed in Q&A 7). In addition, as discussed in Q&A 22, some of your exchanged options that are incentive stock options may be exchanged for new options that are nonstatutory stock options. (See Section 9 of “The Offer” below.)

Your new options will be granted under and subject to the terms and conditions of the 2011 Plan and a new option agreement between you and Audience. The current forms of option agreement for grants made under the 2011 Plan are filed (or incorporated by reference) as exhibits to the Tender Offer Statement on Schedule TO that we have filed with the SEC relating to this Offer (the “Schedule TO”) and are available on the SEC website at www.sec.gov. Please see Section 9 of “The Offer” below for a fuller discussion of these differences.

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, if the eligible option you tender for exchange is a nonstatutory stock option or an incentive stock option, the new option you receive in its place will be a nonstatutory stock option. In addition, if you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, under the terms of the new option you will be restricted to using the cashless exercise method of exercise, even if under the terms of your exchanged option you were not restricted to using the cashless exercise method of exercise. (See Section 9 of “The Offer” below.)

If you are resident in the People’s Republic of China, you should refer to “Foreign exchange control information” of Schedule D to the Offer to Exchange, which contains material information concerning regulatory approval that is required before you can exercise your new option. Although we intend to use reasonable efforts to seek such approval, we cannot assure you that we will obtain such approval and as a result you could be unable to exercise your new option if you are resident in the People’s Republic of China.

Q18.	What happens to my options if I choose not to participate or if my eligible options are not accepted for exchange?

A18.	If we do not receive your election form by the deadline, you choose not to participate, or we do not accept your eligible options under this Offer, your eligible options will (i) remain outstanding until they are exercised or cancelled or expire by their terms, (ii) retain their current exercise price, (iii) retain their current vesting schedule and (iv) retain their current term. (See Section 6 of “The Offer” below.)

Q19.	Under what circumstances would Audience not accept my eligible option tendered for exchange?

A19.	We currently expect that we will accept promptly after the expiration date all eligible options for which election forms are timely and properly submitted and have not been validly withdrawn. We may, however, reject any election form or any eligible options tendered for exchange that we determine are not in appropriate form, are unlawful to accept or to the extent that any condition described in Section 7 of “The Offer” makes it inadvisable in our reasonable judgment to proceed with this Offer. (See Sections 4, 5, 6 and 7 of “The Offer” below.)

Q20.	How will we determine whether an eligible option has been properly tendered?

A20.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of the documents you submit to accept the Offer for any of your eligible options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any eligible options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this Offer. No tender of eligible options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form, and we will not incur any liability for failure to give any notice.

Only responses that are properly completed and actually received by us by the deadline by the Offer website at https://audience.equitybenefits.com, by fax at (650) 240-3548 or by email to

equitybenefits@audience.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 4 of “The Offer” below.)

Q21.	Will I have to pay taxes if I participate in the Offer?

A21.	If you participate in the Offer and are a citizen or resident of the United States, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or on the new option grant date. However, you normally will have taxable income when you exercise your new options or when you sell the shares you receive upon exercise. (See Section 14 of “The Offer” below.)

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, you should refer to Schedule C, D, E, F, G or H to the Offer to Exchange, which contain material income tax information concerning the Offer.

For all employees, we recommend that you consult with your own tax advisor to determine the personal tax consequences to you of participating in this Offer.

Q22.	Will my new options be incentive stock options or nonstatutory stock options?

A22.	For U.S. tax purposes, the new options will generally be of the same type as the eligible options you tender for exchange. If the eligible option you tender for exchange is a nonstatutory stock option, the new option you receive in its place will likewise be a nonstatutory stock option. If the eligible option you tender for exchange is an incentive stock option, the new option you receive in its place will likewise generally be an incentive stock option to the maximum extent permitted by law. Note, however, that to the extent that the aggregate fair market value (determined as of the new option grant date) of the shares of our common stock subject to your incentive stock options that become exercisable during any calendar year exceeds $100,000, such excess portion will not constitute an incentive stock option and will instead be treated as a nonstatutory stock option.

For U.S. tax purposes, you should also note that in order to receive favorable tax treatment for incentive stock options, the shares subject to the new option must be held more than two years after the new option grant date and more than one year after you exercise the new option. Because the new options will be deemed a completely new grant for purposes of the incentive stock option rules, employees will not receive any credit for the time during which they held their exchanged options. As a result, in order for the new incentive stock options to be eligible for favorable U.S. federal tax treatment, you must wait to sell any shares you receive upon exercise of your new incentive stock option until the passage of more than two years from the new option grant date and more than one year after you exercise the new option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the new option shares over the exercise price of the new option will be treated as long-term capital gain.

We recommend that you read the tax discussion in Section 14 of this Offer to Exchange and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisors. (See Section 9 and Section 14 of “The Offer” below.)

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, if the eligible option you tender for exchange is a nonstatutory stock option or an incentive stock option, the new option you receive in its place will be a nonstatutory stock option. We recommend that you read the tax discussion in Schedule C, D, E, F, G or H to the Offer to Exchange if you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan and discuss the personal tax consequences of participating in the Offer with your financial, legal and/or tax advisors.

Q23.	Will I receive a new option agreement if I choose to participate in the Offer?

A23.	Yes. All new options will be subject to a new option agreement between you and Audience as well as to the terms and conditions of the 2011 Plan. The current forms of option agreement for grants made under the 2011 Plan are filed (or incorporated by reference) as exhibits to the Schedule TO filed with the SEC for this Offer and are available on the SEC website at www.sec.gov. (See Section 9 of “The Offer” below.)

Q24.	Are there any conditions to this Offer?

A24.	Yes. The completion of this Offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may nonetheless choose to do so at our discretion. (See Section 2 and Section 7 of “The Offer” below.)

Q25.	If you extend or change the Offer, how will you notify me?

A25.	If we extend or change this Offer, we will issue a press release, email or other form of communication disclosing the extension or change no later than 6:00 a.m., Pacific Time, on the previously scheduled expiration date. (See Section 2 and Section 15 of “The Offer” below.)

Q26.	Can I change my mind and withdraw from this Offer?

A26.	Yes. You may change your mind after you have submitted an election form and withdraw from the Offer at any time before 9:00 p.m., Pacific Time on the expiration date and retain your eligible options under their existing terms. If we extend the expiration date, you may withdraw your election at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before 9:00 p.m., Pacific Time on the expiration date. (See Section 5 of “The Offer” below.)

Q27.	How do I change or withdraw my election?

A27.	To change an election you previously made with respect to some or all of your eligible option grants, you must do the following before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013:

Election changes and withdrawals via the Offer website

1.	Access the Offer website by going to https://audience.equitybenefits.com and enter your corporate email address and password. If this is the first time you are logging into the Offer website, you should use the password provided to you in a separate email from equitybenefits@audience.com dated January 7, 2013.

2.	After logging into the Offer website, review the information and proceed through to the “Make My Election” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible options, the grant date of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options as of February 5, 2013 (assuming you have not exercised all or any portion of your eligible options during the offering period), the number of shares vested for each of your eligible options as of February 5, 2013 and the number of new options that would be issued in exchange for each of your eligible options.

3.	On the “Make My Election” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the Offer.

4.	Proceed through the Offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of election, submit your election.

5.	Upon submitting your election, an election confirmation will be generated by the Offer website. Please print and keep a copy of the election confirmation for your records.

Election changes and withdrawals via fax

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Fax the properly completed election form to:

Attn: Human Resources
Audience, Inc.
Fax: (650) 240-3548

Election changes and withdrawals via email

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Email the properly completed election form to:

Attn: Human Resources
Audience, Inc.
Email: equitybenefits@audience.com

We must receive your properly completed and submitted election by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013.

Your delivery of all documents, including elections, is at your risk. If you submit your election via the Offer website, you should print and keep a copy of the election confirmation on the Offer website at the time that you complete and submit your election. The printed election confirmation will provide evidence that you submitted your election. If you submit your election via the Offer website, by fax or by email, we intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by emailing equitybenefits@audience.com or calling Luan Wilfong, our Vice President of Human Resources, at (650) 254-2811. Note that if you submit any election within the last two U.S. business days prior to the expiration of the Offer, it is possible that we may not be able to confirm receipt prior to the expiration of the Offer. Only responses that are properly completed and actually received by us by the deadline by the Offer website at https://audience.equitybenefits.com, by fax at (650) 240-3548 or by email to equitybenefits@audience.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 5 of “The Offer” below.)

Q28.	What if I withdraw my election and then decide again that I want to participate in this Offer?

A28.	If you have withdrawn your election to participate and then decide again that you would like to participate in this Offer, you may re-elect to participate by submitting a new properly completed election form via the Offer website at https://audience.equitybenefits.com, via fax at (650) 240-3548 or via email to equitybenefits@audience.com before the expiration date, in accordance with the procedures described in Q&A 27 and Section 4. (See also Q&A 5 and see Section 5 of “The Offer” below.)

Q29.	Are you making any recommendation as to whether I should exchange my eligible options?

A29.	No. Neither Audience, nor any officer, director, employee or other person associated with us, is making any recommendation as to whether or not you should accept this Offer. We understand that the decision whether or not to exchange your eligible options in this Offer may be a challenging one for many employees. Exchanging your eligible options does carry risk (see “Risks of participating in the Offer” for information regarding some of these risks), and there are no guarantees that you would ultimately receive greater value from your new options than from the eligible options you exchanged. As a result, you must make your own decision as to whether or not to participate in this Offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor. (See Section 3 of “The Offer” below.)

Q30.	Who can I talk to if I have questions about the Offer, or if I need additional copies of the Offer documents?

A30.	For additional information or assistance, you should contact Luan Wilfong, our Vice President of Human Resources, at:

Audience, Inc.

440 Clyde Avenue

Mountain View, California 94043

Phone: (650) 254-2811

Email: equitybenefits@audience.com

(See Section 10 of “The Offer” below.)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the Offer involves a number of risks, including risks related to participating in the Exchange Offer itself and risks related to our business and industry, each as described below. In addition, the risks described below are not the only risks facing Audience. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results. The risks described below, as well as the risk factors in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012 filed with the SEC, highlight the material risks of participating in this Offer. You should carefully consider these risks, and you are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the Offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the exchange of options pursuant to the Offer, as well as the rest of this Offer to Exchange document, for a more in depth discussion of the risks that may apply to you before deciding to participate in the Offer.

This Offer and our SEC reports referred to above include “forward-looking statements” that involve many risks and uncertainties. Forward-looking statements are identified by the use of the words “would,” “could,” “will,” “may,” “expect,” “believe,” “should,” “anticipate,” “outlook,” “if,” “future,” “intend,” “plan,” “estimate,” “predict,” “potential,” “targets,” “seek” or “continue” and similar words and phrases, including the negatives of these terms, or other variations of these terms, that denote future events. These statements reflect our current views with respect to future events and our potential financial performance and are subject to risks and uncertainties that could cause our actual results and financial position to differ materially and adversely from what is projected or implied in any forward-looking statements included in this Offer and our SEC reports. These factors include, but are not limited to, the risks set forth in this section and other factors described elsewhere in this Offer to Exchange document and the SEC reports above. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements, however, does not extend to forward-looking statements made by us in connection with the Offer. We nonetheless caution you not to place undue reliance on the forward-looking statements contained in this Offer, which speak only as of the date hereof.

The following discussion should be read in conjunction with the financial statements and notes to the financial statements attached as Schedule  B, as well as our Quarterly Reports on Form 10-Q.

Risks related to participating in the Offer

New options granted to you in the Offer to Exchange will be entirely unvested as of the new option grant date and will vest over a prescribed time period. You may not exercise these options until they vest and such vesting requires that you remain in the service of Audience. If your service with us terminates for any or no reason, your unvested new options will expire.

New options granted to you will be unvested as of the new option grant date and subject to a new vesting schedule. This is true even if your exchanged options are already 100% vested. Vesting requires the passage of time and that your services to us continue through each vesting date. If you do not remain an employee or other service provider with us through each date your new options vest, you will not have the right to purchase all of the shares subject to those new options. Instead, the unvested portion of your new options generally will expire immediately upon your termination. As a result, you may not receive any value from your new options. Nothing in the Offer should be construed to confer upon you the right to remain an employee of Audience. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed until the new option grant date or thereafter.

The exercise price per share of the new options granted to you in the Offer to Exchange could be greater than the exercise price per share of the eligible options that you tender for exchange.

The exercise price per share of the new options granted to you, which will be equal to the closing sale price of our common stock as reported on the NASDAQ Global Select Market on the new option grant date, will not be determined until such date. Accordingly, you will not be able to determine the exercise price of your new options at the time you tender your eligible options for exchange. The price of our common stock is volatile and our shares have traded at a per share price ranging between $5.62 and $10.59 during the three months ended December 31, 2012. On December 31, 2012, the closing sale price of our common stock was $10.39 per share on the NASDAQ Global Select Market. The exercise price per share of your new options may be higher than the exercise price per share of the eligible options that you tender for exchange.

Note that you should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this Offer.

The new options granted to you in the Offer to Exchange could become underwater after they are granted.

The new options will have an exercise price equal to the closing sale price of our common stock as reported on the NASDAQ Global Select Market on the new option grant date. If the trading price of our common stock decreases after the new option grant date, the exercise price of your new options will be greater than the trading price of our common stock, and you will not be able to realize any gain from the exercise of your new options. The trading price of our common stock has been volatile and there can be no assurances regarding the future price of our common stock or that the trading price of our common stock will increase after the new option grant date.

If you are an eligible officer, the new options that you receive in the Offer will cover 80% of the shares subject to your exchanged eligible options, and the value of your new options may be less than the value of the eligible options that you exchange if the price of our common stock increases in the future.

If you are an eligible officer, then each eligible option to purchase one share of our common stock will be replaced with a new option to purchase 0.8 shares of our common stock (rounded down to the nearest whole share). Because you will receive a lesser number of new options in exchange for your eligible options, it is possible that in the future your exchanged options would have been economically more valuable than the new options granted in the Offer if the trading price of our common stock increases in the future.

Tax-related risks

If your new options are granted as incentive stock options in this Offer, you will be required to restart the measurement periods required to be eligible for favorable tax treatment for any new incentive stock options.

For U.S. tax purposes, in order to receive favorable tax treatment for incentive stock options, the shares subject to the new option must be held more than two years after the new option grant date and more than one year after you exercise the new option. Because the new options will be deemed a completely new grant for purposes of the incentive stock option rules, you will not receive any credit for the time during which you held your exchanged options. As a result, in order for the new incentive stock options to be eligible for favorable U.S. federal tax treatment, you must wait to sell any shares you receive upon exercise of your new incentive stock option until the passage of more than two years from the new option grant date and more than one year after you exercise the new option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the new option shares over the exercise price of the new option will be treated as long-term capital gain. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 entitled “Material U.S. federal income tax consequences.”

Note that some of your exchanged options that are incentive stock options may be exchanged for new options that are nonstatutory stock options. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 of the Offer to Exchange.

You should also note that if you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, if the eligible option you tender for exchange is a nonstatutory stock option or an incentive stock option, the new option you receive in its place will be a nonstatutory stock option and under the terms of the new option you will be restricted to using the cashless exercise method of exercise, even if under the terms of your exchanged option you were not restricted to using the cashless exercise method of exercise. If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, please refer to Schedule C, D, E, F, G or H to the Offer to Exchange, which contain material income tax information concerning the Offer.

Even if you choose not to participate in this Offer, if you are a U.S. taxpayer employee you may be required to restart the measurement periods required to be eligible for favorable tax treatment for your existing eligible options that are incentive stock options.

Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than two years after the grant date and for more than one year after the date of exercise. We do not expect that the Offer will affect the eligibility for favorable tax treatment under U.S. tax laws of any incentive stock options that are not tendered for exchange. Thus, if you do not tender your eligible option, the holding periods should continue to be measured from your original option grant date.

Under the tax rules governing incentive stock options, if an offer to modify an incentive stock option remains outstanding for 30 or more calendar days, then the incentive stock option is deemed modified regardless of whether you participate in the offer. The Offer currently is expected to remain open for 29 calendar days. However, if we extend the Offer so that it remains open for 30 or more calendar days, then any eligible options that are incentive stock options that you do not exchange will nonetheless be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any shares received upon exercise of those options until more than two years from the date this Offer commenced on January 7, 2013, and more than one year after the date you exercise those options. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 entitled “Material U.S. federal income tax consequences.”

If you are subject to tax outside of the United States, different tax consequences may apply to you. If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, you should review the discussion of the non-U.S. tax consequence in Schedule C, D, E, F, G or H to the Offer to Exchange and speak to your tax advisor concerning such consequences.

Additionally, if you are subject to the tax laws in more than one country, you should be aware that there may be tax and social insurance consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.

Risks related to our business and industry

We are substantially dependent on a single original equipment manufacturer (“OEM”) and its contract manufacturers (“CMs”) for our revenue. Our relationship with this OEM is undergoing a significant transition from the sale of voice and audio processors to the license of our semiconductor intellectual property (“processor IP”) and we concluded that it was unlikely that our processor IP would be enabled in this OEM’s 2012 model of its mobile phones, which may have a material and negative effect on our business, financial condition, operating results and cash flows.

We sell our products to Foxconn International Holdings, Ltd. and its affiliates (collectively, “Foxconn”) and Protek (Shanghai) Limited and its affiliates (collectively, “Protek”), each a major CM that produces mobile phones containing our processors almost exclusively for Apple Inc. (“Apple”). We also license our processor IP to this OEM. For the three and nine months ended September 30, 2012, this OEM, Foxconn and Protek collectively accounted for 40% and 51% of our total revenue, respectively. We entered into an agreement with Apple in 2008, which governs our relationship and under which we sell custom processors to Foxconn and Protek and license our processor IP to this OEM for other mobile phones. Commencing in the three months ended December 31, 2011, Apple integrated our processor IP in certain of its mobile phones, and we recorded our first royalty revenue in the three months ended March 31, 2012. Pursuant to our agreement, this OEM pays us a royalty, on a quarterly basis, for the use of our processor IP for all mobile phones in which it is used. The per unit royalty that we are entitled to receive for the use of our processor IP is lower than the price we receive for our stand-alone processors. Historically, we have sold Foxconn and Protek our processors on a purchase order basis. Although we may continue to provide our processors on a stand-alone basis to Foxconn and Protek to incorporate into this OEM’s mobile phones in which they are currently designed, Foxconn, Protek and this OEM are not obligated to continue to do so. We have been substantially dependent on this OEM and its CMs for our revenue and unless we are able to maintain this revenue or replace it with revenue from other OEMs, our revenue and profits may decline. In 2010, we granted a similar license to this OEM for a new generation of processor IP, which we believed was intended to be incorporated into this OEM’s 2012 model of its mobile phones; however, this OEM was not obligated to incorporate our processor IP into any of its current or future mobile devices. For the new generation processor IP, the royalty this OEM is required to pay us is subject to a lifetime maximum, after which we would not receive royalties for shipments of devices into which our processor IP has been integrated. We and the OEM amended the statement of work for this generation of processor IP in March 2012 and we made available the processor IP in the spring of 2012. In September 2012, we concluded that it was unlikely that our processor IP would be enabled in this OEM’s 2012 model of its mobile phones and announced our expectation. Based on this OEM’s November 2012 royalty report to us, we believe that our processor IP has been included but not enabled in this OEM’s 2012 model of its mobile phones. As a result, we anticipate that our royalty revenue will decline substantially commencing in the three months ending March 31, 2013. In addition, we believe that it is unlikely that the OEM would enable the processor IP or license new processor IP for future mobile phones or other devices. As a result, we may not receive revenue from the OEM’s future mobile device models. Under the 2008 agreement, the OEM is not obligated to license additional processor IP from us or utilize the processor IP it has already licensed. In the event that we do not receive royalties from new generations of this OEM’s mobile devices and the demand for the mobile devices in which our processor IP is currently enabled declines, our revenue and profits will suffer. Although we may replace the revenue with processor sales to other OEMs, our gross margins may decline as we incur expenses for manufacturing those processors that we do not incur with processor IP.

With respect to an older model of mobile phone for which we sell our processors to this OEM’s CMs, the OEM may also elect to stockpile inventory of these processors in anticipation of the time that this model may reach the end of its product lifecycle. We believe that this process may have commenced and expect that as a result, sales of our processors to CMs for this OEM for older generation mobile phones will decline as newer models take market share from older models. If we fail to anticipate the end of life of this model of mobile phone, we may also overestimate the level of inventory needed to satisfy demand for this processor and may incur charges for excess and obsolete inventory. If sales to other OEMs do not increase sufficiently to offset the decline, our total revenue may also decline.

With the introduction of the OEM’s 2012 model of its mobile phones, we believe that our royalty revenue from the 2011 model of this mobile phone will begin to decline. Although we are unable to determine when the OEM will stop production of the 2011 model of its mobile phones, we expect that over time, the OEM will sell fewer of the 2011 model of its mobile phones and at some point we will cease to receive royalty revenue. In the event that our royalty revenue declines or we cease to receive royalty revenue from the mobile devices in which our processor IP is currently enabled, our revenue and profits will suffer and our gross margins may decline.

Our royalty revenue will lag the sales of mobile phones that integrate our processor IP by one quarter. We have limited rights to audit the shipment data we receive, which limits our ability to verify calculated royalty revenue or seek redress for reports we believe are not accurate, and we have limited experience in testing and evaluating the accuracy of such data from this OEM.

We depend on a small number of OEMs for a substantial portion of our revenue and the loss of, or a significant reduction in orders from, one or more of our OEMs could adversely affect our revenue and significantly harm our business, financial condition, operating results and cash flows.

We sell our voice and audio processors to OEMs and license our processor IP to a single OEM. For the three and nine months ended September 30, 2012, Apple and its CMs, Foxconn and Protek, collectively accounted for 40% and 51% of our total revenue, respectively, and Samsung Electronics Co., Ltd. (“Samsung”) accounted for 55% and 45% of our total revenue, respectively. These OEMs or their CMs may purchase fewer of our processors than they did in the past, alter their purchasing patterns, modify the terms on which they purchase our products or decide not to purchase our products at all. As noted above, we anticipate that our revenue from Apple and its CMs will decline substantially commencing in the three months ending March 31, 2013 as we believe that it is unlikely that our processor IP has been enabled in this OEM’s 2012 model of its mobile phones. Decreased purchases by our major OEMs, whether for current or future mobile device models in which our products were included or otherwise, changes in their purchasing patterns, modification of terms or a disruption or termination of our relationships with our major OEMs could adversely affect our revenue and significantly harm our business, financial condition, operating results and cash flows. This type of loss could also cause significant fluctuations in our results of operations because we have significant fixed expenses in the short term and our sales and development cycle to obtain new design wins and new OEMs is long.

Although we are reliant on a small number of OEMs for our revenue in any period, the identity of those OEMs may change depending on the timing of their mobile device releases, seasonal user purchasing patterns and launch dates set by mobile network operators (“MNOs”). We expect our operating results for the foreseeable future to depend on sales to a small number of OEMs and on the ability of these OEMs to sell mobile devices that incorporate our processors. Our revenue may fluctuate from quarter to quarter as our sales are dependent upon the timing of OEMs’ design cycles and product introductions. Substantially all of our sales to date have been made on a purchase order basis, which permits our OEMs to cancel, change or delay product purchase commitments with little or no notice to us and may make our revenue volatile from period to period. Our OEMs are generally not obligated to purchase from us and may purchase voice and audio solutions from our competitors.

We typically work with OEMs to obtain design wins prior to the OEM entering into an agreement with an MNO to produce a given mobile device. However, even if the design win is awarded, the OEM or MNO may cancel a given mobile device launch. Although it would be time consuming for an OEM to design our products out of mobile devices currently in production, an OEM may seek to do so or to establish a second source. Even if our products offer superior sound quality, OEMs may elect to divide their purchases among two or more companies that supply voice and audio solutions to avoid becoming reliant on a single supplier and due to the perception that having multiple suppliers will enable the OEM to secure more favorable pricing. We do not have agreements with our OEMs requiring them to incorporate our processors in future mobile devices. Our OEMs are not obligated to complete the development or begin commercial shipment of any devices that incorporate our processors.

The mobile device market is one in which competition is intense and OEMs attempt to defend and expand their market positions with their patent portfolios. In the event that one of our key OEMs were unable to market its products in one or more large geographic markets because of a court decision concluding that the OEM infringed another party’s patents, our revenue would be harmed. Our OEMs or their CMs may purchase fewer of our processors than they did in the past if such OEMs are enjoined from selling the mobile devices in which our processors are incorporated in certain markets or are required to redesign such mobile devices as a result of patent litigation. We anticipate that mobile device OEMs will continue to bring and litigate patent infringement cases against each other for some time and cannot assess the impact on our business, financial condition and results of operations from these cases.

If we are unable to diversify our revenue by maintaining or extending our relationships with our current OEMs or establishing new OEM relationships, our growth may be limited, and our business, financial condition, operating results and cash flows could be adversely affected.

We have historically derived a substantial majority of our revenue from sales to a small number of OEMs. We may be unable to secure future design wins from these OEMs as they develop and introduce new products and, even if we do, existing OEM product sales may decline and new mobile devices introduced by our current OEMs may not achieve market acceptance. We cannot assure you that we will be able to sustain our revenue from our existing OEMs. For instance, in September 2012, we concluded that it was unlikely that our processor IP would be enabled in Apple’s 2012 model of its mobile phones and announced our expectation that as a result our royalty revenue would decline substantially. In addition, this OEM’s decision not to enable our processor IP in the 2012 model of its mobile phones could impair our ability to maintain or extend our relationships with our other OEMs or establish new OEM relationships, including but not limited to by harming our brand or reputation in our industry. Our OEMs typically buy our processors on a purchase order basis and do not enter into long-term contracts or minimum purchase commitments that would obligate them to continue to buy additional processors from us in the future. Although we seek to grow our OEM base through new design wins, our sales and development cycle to obtain initial design wins from new OEMs is long and subject to uncertainties and we cannot assure you that we will be successful in doing so. Even if we are successful in obtaining design wins with new OEMs, our existing OEM customers may continue to account for a substantial portion of our sales in the future. If we are unable to generate repeat business from our existing OEMs, generate revenue from new OEMs or expand into broader markets, our operating results would be adversely affected. In addition, if concentration in the mobile phone industry or the smartphone market segment increases, we may be unable to diversify our revenue base, which could significantly harm our business, financial condition, operating results and cash flows.

We have a history of losses, and we may not be able to sustain profitability in the future.

Since our formation, we have recorded a net loss in every year prior to 2010. We had net losses of $14.5 million in 2008 and $16.8 million in 2009. As of September 30, 2012, our accumulated deficit was $30.0 million. We anticipate continuing to spend significantly to develop new processors and expand our business, including expenditures for additional personnel in sales and marketing and research and development. As a public company, we will also continue to incur significant legal, accounting and other expenses as a result of regulatory requirements. We may encounter unforeseen difficulties, complications and delays and other unknown factors that require additional expenditures. Due to these increased expenditures, we will have to generate and sustain higher revenue in order to maintain and sustain profitability. Our rate of revenue growth may not be sustainable and we may not generate revenue in excess of our anticipated additional expenditures to maintain profitability. Our expense levels are based in part on our expectations as to future sales and a significant percentage of our expenses are fixed in the short term. If sales are below expectations, our operating expenses would be disproportionately high relative to revenue, which would adversely impact our profitability. Although we achieved profitability during 2010, 2011 and three and nine months ended September 30, 2012, we may not be able to sustain profitability in the future. Failure to sustain profitability may require us to raise additional capital, which may not be available on terms acceptable to us, or at all.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, and you should not rely on our quarterly comparisons as an indicator of future performance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control. Our sales cycles are long and unpredictable and our sales efforts require substantial time and expense. Our revenue is difficult to predict and may vary substantially from quarter to quarter, which may cause our operating results to fluctuate significantly. We ship a significant portion of our processors in the same quarter in which they are ordered such that small delays in receipt of purchase orders and shipment of products could result in our failure to achieve our internal forecasts or stock market expectations. In any quarter, our revenue may be largely attributable to the timing of our OEMs’ orders. Our OEMs often increase purchases of our processors as part of product launches and the timing of those product launches may cause the timing of our orders with our OEMs to fluctuate. Our revenue depends on the ability of OEMs to sell mobile devices that incorporate our processors. In addition, we expect our gross margins to fluctuate over time depending on the mix of more recently introduced, higher margin products and older products that are subject to declining margins, as well as the mix between sales of processors and license of our processor IP. For these reasons, comparisons of our operating results on a period to period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. If our revenue or operating results fall below the expectations of investors or the securities analysts that follow us, the price of our common stock may decline.

Other factors that are difficult to predict and that may affect our operating results include:

•	the timing and magnitude of shipments of our processors and the sale of mobile devices that have integrated our processor IP in each quarter;

•	the extent to which and the timing of when our OEMs launch new mobile devices incorporating our voice and audio processors;

•	deferral of purchases of existing mobile devices in anticipation of new devices from our OEMs;

•	the introduction of new mobile device operating systems or upgrades and their impact on sales of existing mobile devices;

•	the timing of product introductions or upgrades or announcements by us or our competitors;

•	the gain or loss of one or more design wins with one or more significant OEMs;

•	fluctuations in demand and prices for our voice and audio processors;

•	increases in the cost to manufacture, assemble and test our processors;

•	OEMs overbuilding inventories of mobile devices and reducing purchases of our solutions as they use their excess inventory;

•	efforts to reduce the cost and/or the bill of materials of OEMs’ mobile devices and the impact on our pricing;

•	our ability to anticipate changing demands and develop new technologies, products and improvements that meet OEM and MNO requirements on a timely basis;

•	production delays as a result of manufacturing capacity or quality issues;

•	unanticipated sales return reserves or charges for excess or obsolete inventory;

•	changes in industry standards in the mobile device industry;

•	any change in the competitive landscape of our industry, including consolidation or the emergence of new competitors;

•	general economic conditions in the markets in which we operate; and

•	other factors outside of our control.

For these reasons, comparisons of our operating results on a period to period basis may not be meaningful. You should not rely on our past results as an indication of our future performance.

The market for mobile device components is highly competitive and includes larger companies with significantly greater resources than we have. If we are unable to compete effectively, we may experience decreased sales or increased pricing pressure, which would adversely impact our business, financial condition, operating results and cash flows.

The market for mobile device components is highly competitive and we expect competition to intensify in the future. There are a number of components in the voice and audio subsystem of a mobile device including baseband processors, audio codecs and voice and audio processors. Currently, we only provide voice and audio processors and do not compete in other aspects of the mobile device component market. In the future, we may elect to expand our offerings to include other subsystem components and we would need to compete against companies offering those subsystem components. Companies that currently compete for sales of other mobile device components may enter the voice and audio processor market with stand-alone components or components with other functionalities and compete with us.

We currently face competition from a number of established companies that produce components for the mobile device audio subsystem, including companies that produce dedicated voice and audio solutions, such as Maxim Integrated Products, Inc., ON Semiconductor Corporation, Qualcomm Incorporated, Texas Instruments Incorporated, Wolfson Microelectronics plc and Yamaha Corporation. We also face competition from smaller, privately held companies and could face competition from new market entrants, whether from new ventures or from established companies moving into the areas of voice and audio subsystems that our products address.

We also compete against solutions internally developed by OEMs, as well as combined third-party software and hardware systems. OEMs may seek to reduce the number of processors in their mobile devices and incorporate the functionality of our voice and audio processors into the central processing units of their mobile devices. OEMs may internally develop or rely on third-party suppliers to provide central processing units that combine multiple functionalities, including those provided by our processors, which could reduce the demand for our processors and adversely impact our business, financial condition, operating results and cash flows.

Many of our well established current and potential competitors have longer operating histories, greater brand awareness, a more diversified OEM base, a longer history of selling voice and audio subsystem components to OEMs and significantly greater financial, technical, sales, marketing and other resources than we have. As a result of their established presence in the industry, some of our competitors have substantial control and influence over future trends in the industry, including acceptance of a particular industry standard or competing technology. Many of our competitors benefit from long-standing relationships selling voice and audio subsystem components to key decision makers at many of our current and prospective OEMs. Our competitors may be able to leverage these existing OEM relationships to persuade our current and potential OEMs to purchase our competitors’ products, regardless of the performance or features of our processors. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, which could allow them to introduce new technologies and products to the market faster than we can. In addition, the lack of widely accepted objective measures and testing standards for sound quality may make it difficult for OEMs and MNOs to assess the benefits of our solutions or differentiate our solutions from those of our competitors. Because many of our competitors have greater resources than we have and are able to offer a more diversified and comprehensive bundle of products and services, these competitors may be able to adopt more aggressive pricing policies than we can, through which they could deliver competitive products or technologies at a lower price than our processors. Due to the larger production and sales volumes enjoyed by our larger competitors across multiple product families, our competitors may be able to negotiate price reductions, production dates and other concessions from their suppliers that we cannot. If our competitors are able to undercut our prices, we may be unable to remain competitive in the industry and lose sales or be forced to reduce our selling prices. This could result in reduced gross margins, increased sales and marketing expenses or our failure to increase or maintain market segment share, any of which could seriously harm our business, financial condition, operating results and cash flows.

Our ability to compete effectively depends on a number of factors, including:

•	our ability to attract, retain and support other OEMs and to establish and maintain relationships with MNOs;

•	our ability to recruit and retain engineering, sales and marketing personnel;

•	our processors’ scalability, performance, quality, ease of use and cost effectiveness relative to those of our competitors’ products;

•	our success in developing and creating demand for new and proprietary technologies to offer products and features previously not available in the marketplace;

•	our success in identifying new markets, applications and technologies;

•	our products’ interoperability with various data access protocols and other voice and audio subsystem components of mobile devices;

•	our ability to continue to establish greater name recognition and build upon our reputation in the industry;

•

our ability to respond effectively to aggressive business tactics by our competitors, including selling at lower prices or asserting intellectual property rights, irrespective of the validity of the claims; and

•	our ability to protect our intellectual property.

If the market for mobile devices with improved sound quality and the demand for our products do not continue to grow as we expect, our business, financial condition, operating results and cash flows could be materially and adversely affected.

Our processors are designed to address the sound quality challenges faced by users with their mobile devices. OEMs and MNOs may decide that the costs of improving sound quality outweigh the benefits, which could limit demand for our solutions. Users may also be satisfied with existing sound quality or blame poor quality on their MNOs’ networks. The market for our products is evolving rapidly and is technologically challenging, and our future financial performance will depend in large part on growth of this market and our ability to adapt to user, OEM and MNO demands. Our current products are solely focused on improving the sound quality of mobile devices. Consequently, we are vulnerable to fluctuations in or the absence of demand for products that improve sound quality. A number of factors could adversely affect the growth in the market or the demand for our products, including the following:

•	introduction of new mobile devices with different components or software that provide the same function as our products;

•	internally developed solutions that reduce the demand for our products;

•	improved wireless network technology that performs similar functions to those currently performed by our solutions;

•	lack of user acceptance of sound quality improvements that we may develop or our inability to timely develop product enhancements that satisfy user requirements;

•	OEM budgetary constraints or reduced bill of materials spending on sound quality solutions; and

•	OEM design constraints for sound quality solutions and tradeoffs they face in the design process.

If the average selling prices of our products decrease, our revenue and gross margins could decline.

Consistent with trends in the semiconductor industry, we have reduced the price of our products in the past and may do so in the future. Because of the resources available to and the broader product portfolios of many of our large, established competitors, erosion in average selling prices throughout our industry could have a larger impact on our business than on these large competitors. We may also elect to sell lower priced products to address the requirements of mobile devices with lower price points, which could cause our average selling prices, revenue and gross margins to decline. Our average selling prices and gross margins may vary substantially from period to period as a result of the mix of products we sell during any given period and the relative proportion of royalty revenue. As a result, our revenue and gross margin results in any period may fall short of investors’ and securities analysts’ expectations and our stock price may decline.

If the average selling prices for our existing products decline without offsetting cost reductions and we are unable to introduce and develop significant demand for higher margin processors, we may be unable to maintain our gross margins.

If we are unsuccessful in developing, selling or licensing new products that achieve market acceptance, our ability to attract and retain OEMs could be impaired, our competitive position could be harmed and our revenue could be reduced.

We compete in a market characterized by rapid technological change, frequent new product introductions, changing OEM needs, evolving MNO requirements and increasing user demands. We expect technical requirements of voice and audio solutions in mobile devices to evolve rapidly. Improvements in existing technologies and applications may reduce or eliminate the need for our products. The role played by our products may also be filled by products combining voice and audio processing and other aspects of the voice and audio subsystem. Improvements in other emerging technologies, such as reduction of background noise through MNO network components, could have a similar effect. Our future growth depends on our ability to anticipate future market needs and to successfully design, develop, market and sell new products that provide increasingly higher levels of user experience, performance, functionality and reliability that meet the cost expectations of our OEMs. We may also need to expand our product portfolio to perform some of the other functions of the voice and audio subsystems in mobile devices to achieve widespread market acceptance. Developing our products is expensive and the development investment may involve a long payback cycle. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain and extend our competitive position.

Our new products must address technological changes and evolving industry standards and may not achieve market acceptance. In the event that new products require features that we have not developed or licensed, we will be required to develop or obtain such technology through purchase, license or other arrangements. If the required technology is not available on commercially reasonable terms, or at all, we may incur additional expenses in an effort to internally develop the required technology.

We cannot assure you if or when the products and solutions on which we have focused our research and development expenditures will become commercially successful or generate a sufficient return. Despite our efforts to develop new and successful voice and audio processor solutions, our competitors, many of whom have greater financial and engineering resources than we do, may be able to introduce new processors or develop new technologies more quickly than we can. If our investments in research and development do not provide the desired returns in a timely manner or if the new solutions we develop do not achieve market acceptance, our ability to attract and retain OEMs could be impaired, our competitive position could be harmed and our revenue could be reduced. In addition, we may not have sufficient resources to maintain the level of investment in research and development required to remain competitive or succeed in our strategy.

Our sales cycles can be long and unpredictable. Our sales efforts often require substantial time and expenses and are often more than a year in advance of the first commercial sale of the mobile devices including our products.

Our sales efforts involve educating our current and prospective OEMs and MNOs about the use and benefits of our processors as compared to sound quality solutions they currently use or other solutions that are available. OEMs often undertake a significant design, evaluation and test process that can result in a lengthy sales cycle that ranges from nine to 12 months, but has, in some cases, exceeded 12 months from initial contact to the award of a design win. We spend substantial time and resources on our sales efforts without any assurance that they will result in a design win or that the mobile device will be produced at scale. The award of design wins by our current and prospective OEMs are frequently subject to bill of material constraints, multiple approvals and a variety of administrative, processing and other delays. Purchases of our processors may also occur in connection with a new product launch, which may be delayed or postponed indefinitely. Once we secure a design win, it may be 12 to 24 months before the OEM begins commercial production of a corresponding mobile device and we begin to generate revenue. The effect of these factors tends to be magnified in the case of substantial mobile device redesigns that are unrelated to our products.

The selection processes for mobile device designs are lengthy and can require us both to incur significant design and development expenditures and dedicate significant engineering resources in pursuit of a single OEM opportunity. We may not win the competitive selection process and may never generate any revenue despite incurring significant design and development expenditures. These risks are exacerbated by the fact that some of our OEMs’ products likely will have short life cycles. Failure to obtain a design win could prevent us from supplying an entire generation of a product. This could cause us to lose revenue and require us to write off obsolete inventory and could weaken our position in future competitive selection processes. Our lengthy and uncertain sales cycles make it difficult for us to predict when OEMs may purchase and accept products from us or sell mobile phones that have integrated our licensed processor IP, may prevent us from recognizing revenue in a particular quarter and ultimately may not produce any sales. As a result, our operating results may vary significantly from quarter to quarter.

If we are unable to adequately control our cost of revenue, our gross margins could decrease, we may not sustain or maintain profitability and our business, financial condition, operating results and cash flows could suffer.

The largest component of our cost of revenue is production costs of our processors. We have made, and expect to continue to make, significant efforts to reduce the cost of our processors, including but not limited to wafer costs. Our processors are fabricated by Taiwan Semiconductor Manufacturing Company Ltd. (“TSMC”), for which we are not a large customer. We rely on third parties, such as Signetics Corporation (“Signetics”), for assembly, packaging and test. The low volume of our orders relative to other customers at these suppliers makes it difficult for us to control the cost of the fabrication of our processors. As compared to our larger competitors, we typically do not purchase a sufficiently high volume of wafers and services to obtain the discounts that our larger competitors may be able to obtain from their foundries and other suppliers. We do not have long-term supply contracts with our suppliers, which further limits our ability to control costs. If we are unable to reduce, or maintain controls over, our cost of manufacturing relative to our selling prices, our business, financial condition, operating results and cash flows could be materially and adversely impacted.

We may experience difficulties demonstrating the value to OEMs and MNOs of newer, higher priced and higher margin products if they believe our existing products are adequate to meet user expectations regarding sound quality, which would cause our revenue to decline and negatively affect our business, financial condition, operating results and cash flows.

As we develop and introduce new solutions, we face the risk that OEMs may not understand or be willing to bear the cost of incorporating these newer solutions into their mobile devices. MNOs may also be unwilling to require OEMs to include newer sound quality solutions if they believe users are satisfied with current solutions. Transitioning OEMs and MNOs to newer generations of solutions involves a substantial amount of time educating them on the benefits provided by the newer solutions, particularly since there are currently no common objective measures or testing standards for sound quality. Regardless of the improved features or superior performance of the newer solutions, OEMs may be unwilling to adopt our new solutions as a result of design or bill of material constraints associated with their new mobile device introductions. We must also successfully manage product transition in order to minimize disruption in our OEMs’ ordering and purchasing patterns, provide timely availability of sufficient supplies of new products to meet OEM demand and avoid reductions in the demand for our existing processors. If we fail to manage the transition successfully, we may have to write down or write off excess inventory of the older generation of processors. Due to the extensive time and resources that we invest in developing new solutions, if we are unable to sell OEMs new generations of our solutions, our revenue could decline and our business, financial condition, operating results and cash flows could be negatively impacted.

We are dependent on sales of mobile devices that incorporate our voice and audio processors and our processor IP, and a decline in the demand for these mobile devices could harm our business.

Since inception, our revenue has been generated from the sale of processors for mobile devices. Continued market adoption of mobile device sound quality solutions is critical to our future success. Our success is also dependent on our OEMs’ ability to successfully commercialize their mobile devices in which our solutions are incorporated. The markets for our OEMs’ mobile devices are intensely competitive and are characterized by rapid technological change. These changes result in frequent product introductions, short product life cycles and increased device convergence and capabilities. Mobile devices incorporating our solutions may not achieve market success or may become obsolete. We cannot assure you that our OEMs will dedicate the resources necessary to promote and commercialize mobile devices incorporating our solutions, successfully execute their business strategies for these mobile devices, be able to manufacture quantities sufficient to meet demand or cost effectively manufacture mobile devices at high volume. Any of these factors, as well as more general mobile device industry issues, could result in a decline in sales of mobile devices that incorporate our products. If demand for our products or our OEMs’ mobile devices were to decline, fail to continue to grow at all or in a manner consistent with expectations, our revenue would decline and our business would be harmed.

If our voice and audio processors fail to integrate or interoperate with our OEMs’ product designs, including various system control and audio interface protocols, we may be unable to maintain or increase market segment share and we may experience reduced demand for our processors.

Our products must integrate and interoperate with our OEMs’ existing and future mobile devices, including components such as baseband processors, audio codecs, microphones and software applications, each of which may have different specifications. When new or updated versions of these components, interface protocols or software applications are introduced, or if we find defects in other vendors’ or our OEMs’ software or hardware or an incompatibility or deficiency in our products, we may need to develop updated versions of our products so that they interoperate properly. We may not complete these development efforts quickly, cost effectively or at all. These development efforts may require substantial capital investment and the devotion of substantial resources. In addition, our OEMs may rely on third-party vendors to provide chipset kits for our OEMs’ use in designing their mobile devices. These chipset kits may not include our products and may include components, interface protocols or software applications that do not interoperate properly with our products. If we fail to achieve and maintain compatibility with components, interface protocols or software applications, our products may not be able to fulfill our OEMs’ requirements, or we may experience longer design win and development cycles or our solutions may be designed out of mobile devices. As a result, demand for our products may decline and we may fail to increase or maintain market segment share.

We are subject to business uncertainties that make it difficult to forecast demand and production levels accurately and to have our products manufactured on a timely basis, which could interfere with our ability to deliver our processors and generate sales.

Sales of our processors are generally based on purchase orders with our OEMs rather than long-term purchase commitments. As a result, it is difficult to accurately forecast OEM demand for future periods. Our primary foundry, TSMC, produces integrated circuits for other fabless semiconductor companies in volumes that are far greater than ours. We do not have supply or timing commitments from TSMC and our production orders are typically filled on a delayed basis as production capacity becomes available between larger orders. In order to secure foundry space for the production of our processors on a timely basis and to ensure that we have sufficient inventory to meet our OEMs’ demands, we place orders with TSMC well in advance of receipt of OEM orders. If we inaccurately forecast demand for our processors, we may have excess or inadequate inventory or incur cancellation charges or penalties. Excess inventory levels could result in unexpected charges to operations that could adversely impact our business, financial condition, operating results and cash flows. Conversely, inadequate inventory levels could cause us to forego revenue opportunities, potentially lose market segment share and harm our OEM relationships. As we continue to introduce new products, we may need to achieve volume production rapidly. We may need to increase our wafer purchases, foundry capacity and assembly, packaging and test operations if we experience increased demand. The inability of TSMC to provide us with adequate supplies of our processors on a timely basis, or an inability to obtain adequate quantities of wafers or packages, could cause a delay in our order fulfillment and could interfere with our ability to generate revenue.

We rely on a limited number of manufacturing, assembly, packaging and test, as well as logistics, contractors, in some cases single sources, and any disruption or termination of these arrangements could delay shipments of our voice and audio processors and reduce our revenue.

We rely on a limited number of contractors for several key functions in producing our processors, including the processors themselves, which are primarily manufactured by TSMC. We also rely on third parties, such as Signetics, for assembly, packaging and test, and other contractors for logistics. This reliance on a limited number of contractors involves several risks, including:

•	capacity constraints;

•	price increases;

•	delivery delays; and

•	yield and other quality issues.

If any of these contractors were to cancel or materially change their commitments to us or fail to meet the quality or delivery requirements needed to allow us to timely manufacture, assemble, package, test and deliver our processors, we could lose time-sensitive OEM orders or be forced to pay damages for the cost of replacement components, be unable to develop or sell certain processors cost effectively or on a timely basis, if at all, and experience significantly reduced revenue. In the event that it became necessary to find other contractors, transition to a new vendor could take significant time due to the technology development process and other qualification criteria for a different contractor. For example, developing a second source foundry for one of our products could require us to redesign the product to meet the specialized requirements of that foundry. Inadequate supplies of critical components, such as wafers or packages, may also impair our ability to fulfill orders in a given quarter and/or result in a decrease in our gross margins.

We currently rely primarily on TSMC to manufacture our processors. Our reliance on TSMC reduces our control over the fabrication process, exposing us to risks, including reduced control over quality assurance, production costs and product supply. If we fail to manage our relationship with TSMC effectively, or if TSMC experiences delays, disruptions, capacity constraints or yield problems in its operations, our ability to ship products to our OEMs could be impaired and our competitive position and reputation could be harmed. We do not have a supply agreement with TSMC and TSMC is under no obligation to continue to supply us at all or at the capacity we need. We are a relatively small customer of TSMC and, in times of capacity constraint, we may not receive the capacity allocation we need. If TSMC is unwilling or unable to meet our production requirements, we would be required to engage a new foundry. Qualifying a new foundry and commencing volume production would be expensive and time consuming. While we have engaged GLOBALFOUNDRIES Inc. (“Globalfoundries”) to produce prototypes for some of our products, the transfer of additional products to Globalfoundries may require significant redesign of such processors. Any redesign may take nine months or more to complete and may involve further delays if such redesigned products do not meet our or our OEMs’ performance specifications. If we are required to change foundries or move between production lines of a particular foundry or other supplier for any reason, this could disrupt the supply of our processors and increase our costs.

Disruption or termination of supplies from TSMC or Globalfoundries and problems with yield of good die from the wafers we purchase from them could delay shipments of our products and materially and adversely affect our operating results. Production delays and quality defects are often outside of our control and are difficult to predict. Any delay of shipments or the existence of defects in our products could damage our relationships with current and prospective OEMs, increase our costs due to the time and money spent remedying the defects and reduce our revenue.

If flaws in the design, production or test of our processors were to occur, we could experience a failure rate in our products that could result in substantial yield reductions, increased manufacturing costs and harm to our reputation. Even minor deviations in the manufacturing process can cause substantial manufacturing yield losses or cause halts in production. We have in the past, and may in the future, experience quality problems with the die provided by our foundries. Our foundries may not be able to detect these defects early in the fabrication process or determine the cause of such defects in a timely manner, which may affect the quality or reliability of our products. Although we have procedures in place to monitor the quality of our foundries’ processes, we cannot assure you that our efforts will be sufficient to avoid a rate of failure in our processors that results in substantial delays in shipment or significant repair or replacement costs, any of which could result in lost sales, harm to our reputation and an increase in our operating costs.

Any errors or defects discovered in our products after commercial release could result in a loss of OEM business, a termination of design wins or increased warranty costs, any of which may adversely affect our business, financial condition, operating results and cash flows. We may also face claims for product liability and breach of warranty, including claims relating to the manner in which our products interact with other components of mobile devices produced by our OEMs. We may also be required to indemnify our OEMs for losses allegedly caused by our voice and audio solutions that are incorporated into their mobile devices. Any warranty or other rights we may have against our suppliers for yield or other quality issues caused by them may be more limited than those our OEMs have against us, based on our relative size, bargaining power or otherwise. We cannot assure you that our warranty reserves will be sufficient or either increase or decrease in future periods. Defending a lawsuit, regardless of its merit, could be costly and might divert management’s attention and adversely affect the market’s perception of us and our solutions. In addition, if the amount and scope of our business liability insurance coverage proves inadequate for a claim, or future coverage is unavailable on acceptable terms or at all, our business, financial condition, operating results and cash flows could be harmed.

Our voice and audio processors may fail to meet OEM or MNO specifications or may contain undetected software or hardware defects, either of which could cause degradation in sound quality that might result in liability to us or our OEMs or MNOs, harm to our reputation, a loss of OEMs and a reduction in our revenue.

Our processors are highly technical and complex. In many cases, our processors are assembled in customized packages or feature high levels of integration. Our products may fail to meet exacting OEM specifications for sound quality, performance and reliability or may contain undetected errors, defects or security vulnerabilities that could result in degradation in voice and audio data quality. Some errors in our processors may only be discovered after they have been incorporated into our OEMs’ mobile devices. Resolving these errors and defects may require a significant amount of time and resources. If our voice and audio processors fail to meet OEM or MNO specifications or contain undetected software or hardware defects, we and our OEMs or MNOs may incur liability, our reputation and relationships with our OEMs and MNOs may be harmed and our revenue and results of operations may be adversely affected.

If we are unable to maintain or expand our relationships with MNOs or establish new MNO relationships, we may not be able to affect MNO demand for mobile devices that meet high sound quality specifications, which may limit our growth and adversely affect our business, financial condition, operating results and cash flows.

We have invested and continue to invest significant resources in working with MNOs to educate them about the impact of sound quality on the user experience in order to increase awareness of and demand for our processors. We also intend to collaborate with MNOs in new geographic markets in order to extend our geographic reach. MNOs may not value the improvements in sound quality that our products can provide. The specifications that

MNOs impose on their OEMs may not be sufficiently high to differentiate our processors compared to the solutions of our competitors. MNOs may grant waivers to their sound quality specifications if individual mobile devices do not meet the specifications but provide other benefits to users. We do not have and do not expect to have any influence on whether a MNO waives compliance with its specifications. In addition, mobile device specifications and the level of control of MNOs over the mobile devices operating on their networks vary by OEM and geography. MNOs in geographic markets outside of the United States may impose sound quality specifications on their OEMs which are not as high as specifications by leading MNOs in the United States, which could reduce demand for the improvements in sound quality that our processors can provide and harm our ability to differentiate our processors from the solutions of our competitors in these markets. As a result, we may be unable to extend or maintain our geographic reach, which could limit our growth and harm our business. We do not have any long-term contracts with the MNOs we work with and these MNOs have no obligation to require the use of our products by their OEMs or to impose or enforce a certain level of sound quality specifications. If we are unable to maintain or expand our relationships with MNOs, we may not realize the potential benefits that we believe these relationships can provide. We cannot assure you that MNOs will continue to work with us to assess and evaluate their voice and audio requirements. If we are unable to maintain or expand our existing relationships with MNOs or enter into new MNO relationships, demand for our products may decline and our business, financial condition, operating results and cash flows may be adversely affected.

Our ability to benefit from net operating loss carryforwards (“NOLs”) may be impaired as a result of future ownership changes or changes in tax laws.

To date, we have not paid material income taxes due to our historical losses. We have significant NOLs in the United States. These NOLs will expire at various times in the future or may be rescinded with changes in tax laws or regulations. Any changes that may affect our NOLs would affect our ability to estimate our provision for income tax in the future.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), a corporation that undergoes an ownership change is subject to limitations on its ability to utilize its NOLs generated prior to such ownership change to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally, 5% stockholders, applying certain aggregation and look-through rules) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally, three years). We have in the past experienced ownership changes that have resulted in limitations on the use of a portion of our NOLs under Section 382 of the Internal Revenue Code. Future changes in our stock ownership such as certain stock issuances and transfers between stockholders, some of which changes are outside of our control, could result in an ownership change under Section 382 of the Internal Revenue Code. Similar rules may apply in other jurisdictions. For these reasons, it is possible that we may not be able to utilize a significant portion of our NOLs.

Our future effective income tax rates could be affected by changes in the relative mix of our operations and income among different geographic regions and by proposed and enacted U.S. federal income tax legislation, which could affect our future operating results, financial condition and cash flows.

We seek to structure our worldwide operations to take advantage of certain international tax planning opportunities and incentives. Our future effective income tax rates could be adversely affected if tax authorities challenge our international tax structure or if the relative mix of our U.S. and international income changes for any reason, or if U.S. or international tax laws were to change in the future. In particular, recent changes to U.S. tax laws as well as proposed tax legislation that could become law in the future could substantially impact the tax treatment of our foreign earnings. These proposed and enacted changes, including limitations on our ability to claim and utilize foreign tax credits and deferral of interest expense deductions until non-U.S. earnings are repatriated to the United States, could negatively impact our overall effective tax rate and adversely affect our operating results. We cannot assure you that our effective tax rate will not increase in the future.

We may not be able to sustain or manage any future growth effectively. If we fail to manage our growth effectively, we may be unable to execute our business plan, sell our voice and audio solutions successfully and adequately address competitive challenges. As a result, our business, financial condition, operating results and cash flows may suffer.

In recent periods, we have significantly expanded the size and scope of our business. Our future growth prospects depend in large part on our ability to secure design wins and orders from a broader OEM base, our ability to establish and expand our relationships with key suppliers to expand our product manufacturing, assembly, packaging, test and delivery capacity and our ability to manage our growing business effectively. We have also expanded our international operations and as of September 30, 2012 had offices outside of the United States in China, India, Singapore, South Korea and Taiwan. Continued growth in our business will place significant demands on our managerial, administrative, operational, financial and other resources. Successful management of any future growth will require substantial management attention with respect to, among other things:

•	maintaining and expanding our relationships with OEMs and MNOs and educating and supporting their product design and quality personnel;

•	anticipating and meeting the technology needs of users;

•	continuing to expand and improve our intellectual property portfolio and making technological advances;

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expanding our relationships with our foundries and assembly, packaging, test and logistics providers and entering into new relationships with additional foundries, assembly, packaging, test and logistics providers to ensure that we can produce, test and deliver sufficient processors to meet market demand;

•	recruiting, hiring, integrating and retaining highly skilled and motivated individuals, including research and development and sales personnel;

•	expanding and broadening our product development capabilities, including managing our own design center outside the United States;

•	accurately forecasting revenue and controlling costs;

•	enhancing and expanding our infrastructure;

•	managing inventory levels;

•	expanding our international operations and managing increasingly dispersed geographic locations and facilities; and

•	implementing and improving our company-wide processes and procedures to address human resource, financial reporting and financial management matters.

If we are unable to execute our growth strategy effectively or to manage any future growth we may experience, we may not be able to take advantage of market opportunities, execute our business plan, sell our voice and audio solutions successfully, remain competitive, maintain OEM relationships or attract new OEMs. Our failure to effectively sustain or manage any future growth we do experience could result in a reduction in our revenue and materially and adversely affect our business, financial condition, operating results and cash flows.

If we are unable to attract and retain highly qualified personnel, our business, financial condition, operating results and cash flows would be harmed.

Our future success depends on our continued ability to attract and retain highly qualified technical, sales, support and management personnel. In particular, our ability to improve and maintain our technology requires talented software and hardware development engineers with specialized skills in areas such as computational auditory scene analysis algorithms, acoustic engineering, digital and analog integrated circuit design and mobile systems design and integration. If we are unable to recruit and retain these engineers, the quality and speed with which our solutions are developed would likely be seriously compromised and our reputation and business would suffer as a result. Our sales positions require candidates with specific sales and engineering backgrounds in the integrated circuit or mobile device manufacturing industries and we may be unable to locate and hire individuals with these credentials as quickly as needed, if at all. Once new sales personnel are hired, we need a reasonable amount of time to train them before they are able to effectively and efficiently perform their responsibilities. Failure to hire and retain qualified sales personnel could adversely impact our sales. Competition for these and the other personnel we require, particularly in the Silicon Valley area, is intense and we compete for these personnel with large, established publicly traded companies. In addition, following our announcement in September 2012 that we believed it would be unlikely that Apple would enable our processor IP in the 2012 model of its mobile phones, the trading price of our common stock declined significantly. A significant portion of options to purchase our common stock held by our personnel have exercise prices that are significantly higher than the current market price for our common stock. As a result, such options to purchase our common stock may no longer provide additional incentive to our personnel to remain employed by us. We may fail to attract or retain highly qualified technical, sales, support and management personnel necessary for our business. If we are unable to attract and retain the necessary key personnel, our business, financial condition, operating results and cash flows could be harmed.

We may make acquisitions in the future that could disrupt our business, cause dilution to our stockholders, reduce our financial resources and harm our business.

In the future, we may acquire other businesses, products or technologies. We have not made any acquisitions to date and do not have any agreements or commitments for any specific acquisition at this time. Our ability to make and successfully integrate acquisitions is unproven. If we complete acquisitions, we may not strengthen our competitive position or achieve our goals in a timely manner, or at all, and these acquisitions may be viewed negatively by OEMs, financial markets or investors. In addition, any acquisitions we make could lead to difficulties in integrating personnel, technologies and operations from the acquired businesses and in retaining and motivating key personnel from these businesses. Acquisitions may disrupt our ongoing operations, divert management from their primary responsibilities, subject us to additional liabilities, increase our expenses and adversely impact our business, financial condition, operating results and cash flows. Acquisitions may also reduce our cash available for operations and other uses and could result in an increase in amortization expense related to identifiable assets acquired, potentially dilutive issuances of equity securities or the incurrence of debt, any of which could harm our business.

The political and economic conditions of the countries in which we conduct business and other factors related to our international operations could adversely affect our business, financial condition, operating results and cash flows.

We have generated substantially all of our revenue from sales to CMs and OEMs that manufacture in Asia and we expect sales to such CMs and OEMs to contribute a majority of our revenue in the foreseeable future. We have sales and technical support personnel in countries other than the United States and we outsource all manufacturing, assembly, packaging and test of our processors to third parties in Asia, as well as a portion of product development to a third party in India. We opened our own research and development operation outside of the United States during 2012, and we may establish administrative offices offshore and continue to add sales personnel in additional countries. Our international operations subject us to a variety of risks, including:

•	difficulties in managing and staffing international offices and increased travel, infrastructure and legal compliance costs associated with multiple international locations;

•	the challenge of managing a development team in geographically disparate locations;

•	differing employment practices and labor relations issues;

•	difficulties in enforcing contracts, judgments and arbitration awards and collecting accounts receivable and longer payment cycles;

•	impediments to the flow of foreign exchange capital payments and receipts due to exchange controls instituted by certain foreign governments;

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tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our processors in various foreign markets, threats to U.S. national security or violation of U.S. laws;

•	difficulties in obtaining governmental and export approvals for communications, processors and other products;

•	restrictions imposed by the U.S. government on our ability to do business with certain companies or in certain countries as a result of international political conflicts;

•	increased exposure to foreign currency exchange rate risk;

•	burdens of complying with a wide variety of complex foreign laws and treaties and unanticipated changes in local laws and regulations, including tax laws;

•	potentially adverse tax consequences;

•	reduced protection for intellectual property rights in some countries; and

•	political and economic instability.

As we expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these risks. Our failure to manage any of these risks successfully could adversely affect our business, financial condition, operating results and cash flows.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We cannot assure you that we will be successful in executing our business plan, maintaining and growing our existing OEM base or achieving and sustaining profitability. Failure to generate sufficient revenue, achieve planned gross margins or control operating costs may require us to raise additional capital through equity or debt financing. Such additional financing may not be available on acceptable terms, or at all and could require us to modify, delay or abandon some of our planned future expansion or expenditures or reduce some of our ongoing operating costs, which could have a material adverse effect on our business, financial condition, operating results and cash flows and ability to achieve our intended business objectives. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. Additionally our existing credit facilities preclude us from entering into additional credit agreements, other than in limited circumstances.

We are exposed to fluctuations in currency exchange rates that could negatively impact our business, financial condition, operating results and cash flows.

Because a portion of our business is conducted outside of the United States, we face exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve and they could have a material adverse impact on our financial results and cash flows. Historically, we have paid our suppliers and sold our products in U.S. dollars. We have also historically paid our outsourced research and development services provider in U.S. dollars. As we start performing those research and development activities ourselves and have more significant non-U.S. payroll and operating expenses, we may begin to incur material expenses in currencies other than the U.S. dollar. Increases in the value of these currencies relative to the U.S. dollar could increase our operating expenses. In addition, an increase in the value of the U.S. dollar could increase the real cost of our products to our OEMs that produce and sell their mobile devices outside of the United States. This may increase pressure on and result in erosion of our average sales prices without any offset in our production costs if we continue to pay those expenses in U.S. dollars, which could compress our margins. Average selling price erosion, compressed margins and increased operating expenses could have a negative effect on our business, financial condition, operating results and cash flows.

Our business is vulnerable to interruption by events beyond our control, including earthquakes, fire, floods, disease outbreaks and other catastrophic events.

Our corporate headquarters and the operations of our key OEMs, foundries and third-party contractors are located in areas exposed to risks of natural disasters such as earthquakes and tsunamis, including the San Francisco Bay area, China, Japan, Singapore and Taiwan. A significant natural disaster, such as an earthquake, tsunami, fire or flood, or other catastrophic event such as disease outbreak, could have a material adverse impact on our business, financial condition, operating results and cash flows. In the event that any of our OEMs’ or MNOs’ information technology systems, manufacturing facilities or logistics abilities are impeded by any of these events, shipments could be delayed and we could miss key financial targets, including revenue and earnings estimates, for a particular quarter.

Risks related to regulations to which we may be subject and our intellectual property

Concerns over possible health and safety risks posed by mobile devices may result in the adoption of new regulations and may otherwise reduce the demand for our products and those of our OEMs.

Concerns over the effects of radio frequency emissions, even if unfounded, may have the effect of discouraging the use of mobile devices, which may decrease demand for our products and those of our OEMs. In recent years, the Federal Communications Commission (“FCC”) and foreign regulatory agencies have updated the guidelines and methods they use for evaluating radio frequency emissions from radio equipment, including mobile phones and other mobile devices. In addition, interest groups have requested that the FCC investigate claims that wireless communications technologies pose health concerns and cause interference with airbags, hearing aids and medical devices. Concerns have also been expressed over the possibility of safety risks due to a lack of attention associated with the use of mobile devices while driving. These concerns and any future legislation that may be adopted in response to them, could reduce demand for our products and those of our OEMs in the United States as well as other countries, which could materially and adversely affect our business, financial condition, operating results and cash flows.

Claims of infringement against us or our OEMs could increase our expenses, disrupt our ability to sell our voice and audio solutions and reduce our revenue.

The mobile communications industry is characterized by the existence of a large number of patents, trademarks, trade secrets and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may claim that our processors or technologies infringe or misappropriate their intellectual property rights. For instance, on May 1, 2012, Dmitry Edward Terez filed a patent infringement lawsuit in U.S. District Court for the District of Delaware against us. The complaint alleged that our products infringe U.S. Patent No. 7,124,075 held by Mr. Terez. The complaint sought unspecified monetary damages, costs and expenses and injunctive relief against us. On August 23, 2012, Mr. Terez dismissed his complaint without prejudice. In addition, on July 3, 2012, Noise Free Wireless, Inc. filed a lawsuit in U.S. District Court for the Northern District of California against one of our OEMs and against us. The complaint alleged that our products infringe U.S. Patent No. 7,742,790 held by Noise Free Wireless and that our OEM infringed the same patent based on its alleged use of our products. The complaint also alleged that we misappropriated Noise Free Wireless’ trade secrets and engaged in unfair business practices based on the alleged patent infringement and trade secret misappropriation. The complaint made additional allegations against our OEM. The complaint sought unspecified monetary damages, costs and fees and injunctive relief against us. On September 14, 2012, the parties stipulated to dismiss Noise Free Wireless’ complaint without prejudice. On September 18, 2012, the Court entered an order approving this stipulation, thereby dismissing Noise Free Wireless’ complaint without prejudice. Notwithstanding the dismissal of these two complaints, the plaintiffs may refile the cases and we may be named as a defendant if they do. The costs associated with any actual, pending or threatened litigation could negatively impact our operating results regardless of the actual outcome.

We expect that infringement claims and misappropriation claims may increase as the number of products and competitors in our market increases and as we gain greater visibility and market exposure as a public company.

We cannot assure you that we do not currently infringe or misappropriate, or that we will not in the future infringe or misappropriate, any third-party patents or other proprietary rights. For instance, because patent applications in the United States and foreign jurisdictions are typically maintained in confidence for up to 18 months after their filing or, in some cases, for the entire time prior to issuance as a U.S. patent, third parties may have earlier filed applications covering methods or other inventions that we consider our trade secrets. The limited size of our patent portfolio may not provide meaningful deterrence against third parties alleging that we infringe their patents, particularly against patent holding companies or other adverse patent owners who have no relevant product revenue. Any claims of infringement or misappropriation by a third party, even those without merit, could cause us to incur substantial costs defending against the claims and could distract our management from our business. A party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from offering our processors or licensing our processor IP. In addition, we might be required to seek a license for the use of the infringed intellectual property, which might not be available on commercially reasonable terms or at all. Alternatively, we might be required to develop non-infringing technology, which could require significant effort and expense and might ultimately be unsuccessful. Any of these events could seriously harm our business, financial condition, operating results and cash flows.

Third parties may also assert infringement claims against our OEMs. Claims against our OEMs may require us to initiate or defend potentially protracted and costly litigation on an OEM’s behalf, regardless of the merits of these claims, because we generally agree to defend and indemnify our OEMs with which we have long-term agreements from claims of infringement and misappropriation of proprietary rights of third parties based on the use or resale of our products. Other OEMs, with which we do not have formal agreements requiring us to indemnify them, may ask us to indemnify them if a claim is made as a condition to awarding future design wins to us. Because our OEMs are much larger than we are and have much greater resources than we do, they may be more likely to be the target of an infringement claim by third parties than we would be, which could increase our chances of becoming involved in a future lawsuit. If any of these claims succeeds, we might be forced to pay damages on behalf of our OEMs that could increase our expenses, disrupt our ability to sell our voice and audio solutions and reduce our revenue. A party making an infringement claim against our OEMs, if successful, could secure an injunction or other court order that could prevent our OEMs from producing or selling their mobile devices incorporating our products. Any such claims or injunction against our OEMs could seriously harm our business, financial condition, operating results and cash flows.

It is also not uncommon for foundries, packaging providers or suppliers of other components in our processors to be involved in infringement lawsuits by or against third parties. Although some of our foundries, packaging providers or other suppliers are obligated to indemnify us in connection with infringement claims related to their intellectual property rights, these parties may contest their obligations to indemnify us, or their available assets or indemnity obligation may not be sufficient to cover our losses. Third-party intellectual property infringement claims that involve us or our suppliers may require us to alter our technologies, obtain licenses or cease certain activities.

We may not be able to protect and enforce our intellectual property rights, which could harm our competitive position and reduce the value of our proprietary technology.

Our success depends in part on obtaining, maintaining and enforcing our patent and other proprietary rights. We rely on trade secret, patent, copyright and trademark laws and confidentiality agreements with employees and third parties, all of which offer only limited protection. The steps we have taken to protect our proprietary rights may not be adequate to prevent misappropriation of our proprietary information or infringement of our intellectual property rights and our ability to prevent such misappropriation or infringement is uncertain, particularly in countries outside of the United States. We do not know whether any of our pending patent applications will result in the issuance of a patent or whether the examination process will require us to narrow our claims. As of December 31, 2012, we had 17 issued U.S. patents, 93 pending U.S. patent applications, 44 pending foreign patent applications and three issued foreign patents. Each foreign patent and foreign patent application is related to a U.S. patent or a pending U.S. patent application. Our patents may be contested, circumvented, found unenforceable or invalidated and we may not be able to prevent third parties from infringing them. Moreover, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages and, as a result, our competitors may be able to copy or develop technologies similar or superior to ours. In some countries where our processors are sold or may be sold, we do not have foreign patents or pending applications corresponding to some of our U.S. patents and patent applications. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.

Protecting against the unauthorized use of our technology, trademarks and other proprietary rights is expensive and difficult. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Any such litigation could result in substantial costs and diversion of management resources, either of which could harm our business, financial condition, operating results and cash flows. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, any enforcement of our patents or other intellectual property may provoke third parties to assert counterclaims against us. Many of our current and potential competitors have the ability to dedicate substantially greater resources to enforcing their intellectual property rights than we have. We may not be able to prevent third parties from infringing upon or misappropriating our intellectual property.

Patent protection outside of the United States is generally not as comprehensive as in the United States and may not protect our intellectual property in some countries where our processors are sold or may be sold in the future. Even if patents are granted outside of the United States, effective enforcement in those countries may not be available. For example, the legal regime protecting intellectual property rights in China is relatively weak and it is often difficult to create and enforce such rights. We may not be able to effectively protect our intellectual property rights in China or elsewhere. Many companies have encountered substantial intellectual property infringement in countries where we sell or intend to sell processors. If such an impermissible use of our intellectual property or trade secrets were to occur, our ability to sell our processors at competitive prices and to be a leading provider of processors may be adversely affected and our business, financial condition, operating results and cash flows could be materially and adversely affected.

We rely on the availability of third-party licenses.

Our products include intellectual property licensed from third parties, such as certain design technology, circuits and manufacturing rights for processor cores. It may be necessary in the future to renew these licenses or obtain additional licenses. We cannot assure you that the necessary licenses would be available on acceptable terms, or at all. Our failure to obtain, maintain and renew certain licenses or other rights on favorable terms, or at all, and our involvement in litigation regarding third-party intellectual property rights could have a material adverse effect on our business, financial condition, operating results and cash flows.

Failure to comply with the U.S. Foreign Corrupt Practices Act (“FCPA”) and similar laws associated with our activities outside of the United States could subject us to penalties and other adverse consequences.

We face significant risks if we fail to comply with the FCPA and other anticorruption laws that prohibit improper payments or offers of payment to foreign governments and political parties by us for the purpose of obtaining or retaining business. In many foreign countries, particularly in countries with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA or other applicable laws and regulations. We are in the early stages of implementing our FCPA compliance program and cannot assure you that all of our employees and agents, as well as those companies to which we outsource certain of our business operations, will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. Any violation of the FCPA or other applicable anticorruption laws could result in severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracting, which could have a material and adverse effect on our reputation, business, financial condition, operating results and cash flows.

We are subject to governmental export and import controls and economic sanctions laws that could subject us to liability and impair our ability to compete in international markets.

Because we incorporate U.S. origin technology into our processors, our processors are subject to U.S. export controls and may be exported or licensed outside of the United States only with the required level of export license or through an export license exception. If a transaction involves countries, individuals or entities that are the target of U.S. or other economic sanctions, licenses or other approvals from the U.S. Department of the Treasury’s Office of Foreign Assets Control or other sanctions authorities may be required and may not be granted. Various countries regulate the importation of certain encryption technology and have enacted laws that could limit our ability to distribute our processors or license our processor IP in such countries or could limit our OEMs’ ability to sell mobile devices incorporating our processors in those countries. Changes in our processors or changes in export or import or economic sanctions regulations may create delays in the introduction of our processors in international markets, prevent our OEMs with international operations from incorporating our processors in their products or, in some cases, prevent the export or import of our processors to certain countries altogether. Any change in export, import or economic sanctions regulations or related legislation, shift in approach to the enforcement or scope of existing regulations or change in the countries, persons or technologies targeted by these regulations could result in decreased use of our processors by, or in our decreased ability to export, license or sell our processors to, existing or potential OEMs with international operations. Failure to obtain required import or export approval for our processors or failure to comply with these regulations could result in penalties and restrictions on export privileges and could impair our ability to compete in international markets.

We, our OEMs and third-party contractors are subject to increasingly complex environmental regulations and compliance with these regulations may delay or interrupt our operations and adversely affect our business.

We face increasing complexity in our research and development and procurement operations as a result of requirements relating to the materials composition of many of our processors, including the European Union’s (“EU’s”) Restriction on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment directive, which restricts the content of lead and certain other substances in specified electronic products put on the market in the EU after July 1, 2006 and similar Chinese legislation relating to marking of electronic products which became effective in March 2007. Failure to comply with these laws and regulations could subject us to fines, penalties, civil or criminal sanctions and contract damage claims, which could harm our business, reputation and operating results. The passage of similar requirements in additional jurisdictions or the tightening of these standards in jurisdictions where our products are already subject to such requirements could cause us to incur significant expenditures to make our products compliant with new requirements, or could limit the markets into which we may sell our products. Other environmental regulations may require us to reengineer our processors to use components that are compatible with these regulations and this reengineering and component substitution may result in additional costs to us.

Some of our operations, as well as the operations of our CMs and foundries and other suppliers, are also regulated under various other federal, state, local, foreign and international environmental laws and requirements, including those governing, among other matters, the discharge of pollutants into the air and water, the management, disposal, handling, use, labeling of and exposure to hazardous substances and wastes and the cleanup of contaminated sites. Liability under environmental laws can be joint and several and without regard to comparative fault. We cannot assure you that violations of these laws will not occur in the future, as a result of human error, accident, equipment failure or other causes. Environmental laws and regulations have increasingly become more stringent over time. We expect that our products and operations will be affected by new environmental requirements on an ongoing basis, which will likely result in additional costs, which could adversely affect our business. Our failure to comply with present and future environmental, health and safety laws could cause us to incur substantial costs, result in civil or criminal fines and penalties and decreased revenue, which could adversely affect our operating results. Failure by our foundries or other suppliers to comply with applicable environmental laws and requirements could cause disruptions and delays in our product shipments, which could adversely affect our relations with our OEMs and adversely affect our business and results of operations.

As a result of efforts by us and our third-party contractors to comply with these or other future environmental laws and regulations, we could incur substantial costs, including those relating to excess component inventory, and be subject to disruptions to our operations and logistics. In addition, we will need to procure the manufacture of compliant processors and source compliant components from suppliers. We cannot assure you that existing laws or future laws will not have a material adverse effect on our business.

Risks related to the ownership of our common stock

The trading prices of our common stock could be volatile due to a number of factors.

The trading prices of our common stock have been highly volatile and could be highly volatile in the future due to a number of factors. For instance, following our announcement in September 2012 that we believed it would be unlikely that Apple would enable our processor IP in the 2012 model of its mobile phones, the trading price of our common stock declined significantly. Factors that could affect the trading price of our common stock, some of which are outside of our control, include the following:

•	the gain or loss of significant OEMs or other developments involving our OEMs;

•	recruitment or departure of key personnel;

•	lawsuits threatened or filed against us;

•	actual or anticipated changes in recommendations by any securities analysts who elect to follow our common stock;

•	whether our operating results meet the expectations of investors or securities analysts;

•	our failure to receive ongoing analyst coverage;

•	adverse publicity and investors’ general perception of us;

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of technology companies in general and of companies in our industry;

•	variations in our operating results or those of our competitors or other companies perceived to be similar to us;

•	actual or anticipated announcements of technological innovations, new services or service improvements, strategic alliances or significant agreements by us or by our competitors;

•	level of sales in a particular quarter;

•	changes in the estimates of our operating results;

•	sales of large blocks of our stock or other changes in the volume of trading in our stock;

•	major catastrophic events; and

•	adoption or modification of regulations, policies, procedures or programs applicable to our business or our OEMs.

If the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could have a material adverse effect on your investment in our common stock.

We are currently subject to securities class action litigation and may be subject to similar litigation in the future. If the outcome of this litigation is unfavorable, it could have a material adverse effect on our financial condition, results of operations and cash flows.

On September 13, 2012, a purported shareholder filed a class action complaint in the Superior Court of the State of California for Santa Clara County against us, the members of our board of directors, two of our executive officers and the underwriters of our IPO. The complaint purports to be brought on behalf of a class of purchasers of our common stock issued in or traceable to the IPO and contains claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended (“Securities Act” ). The complaint seeks, among other things, compensatory damages, rescission and attorney’s fees and costs. We believe that the allegations in the complaint are without merit and intend to vigorously contest the action. However, there can be no assurance that we will be successful in our defense and we cannot currently estimate a range of any possible losses we may experience in connection with this case. Accordingly, we are unable at this time to estimate the effects of this complaint on our financial condition, results of operations or cash flows.

In the future, especially following periods of volatility in the market price of our shares, other purported class action or derivative complaints may be filed against us. The outcome of the pending and potential future litigation is difficult to predict and quantify and the defense of such claims or actions can be costly. In addition to diverting financial and management resources and general business disruption, we may suffer from adverse publicity that could harm our brand or reputation, regardless of whether the allegations are valid or whether we are ultimately held liable. A judgment or settlement that is not covered by or is significantly in excess of our insurance coverage for any claims, or our obligations to indemnify the underwriters and the individual defendants, could materially and adversely affect our financial condition, results of operations and cash flows.

Our management has broad discretion as to the use of our cash and might invest or spend our cash in ways that may not yield a return.

Our management might not apply our cash in ways that increase the value of our common stock. We expect to use our cash for working capital and general corporate purposes, which may include acquisitions of complementary businesses, products or technologies. Our management might not be able to yield a significant return, if any, on any investment of our cash. The holders of our common stock may not have the opportunity to influence our decisions on how to use our cash. Until our cash is used, it may be placed in investments that do not produce significant income or lose value.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on any research and reports that securities or industry analysts publish about us or our business. A small number of securities analysts’ commenced coverage of us after the closing of our IPO. If one or more securities or industry analysts downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. For instance, following our announcement in September 2012 that we believed it would be unlikely that Apple would enable our processor IP in the 2012 model of its mobile phones, securities analysts downgraded our stock and the trading price of our common stock declined significantly. If one or more of these analysts stops coverage of us or fails to publish reports on us regularly, demand for our stock could decrease which could cause our stock price and trading volume to decline.

Our actual operating results may differ significantly from our guidance and investor expectations, causing our stock price to decline.

From time to time, we may release guidance in our earnings releases, earnings conference calls or otherwise, regarding our future performance that represent our management’s estimates as of the date of release. If given, this guidance, which will include forward-looking statements, will be based on projections prepared by our management. Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. The principal reason that we expect to release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. With or without our guidance, analysts and other investors may publish expectations regarding our business, financial performance and results of operations. We do not accept any responsibility for any projections or reports published by any such third persons. Guidance is necessarily speculative in nature and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. If our actual performance does not meet or exceed our guidance or investor expectations, the trading price of our common stock is likely to decline.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of other public companies. As a result of this and other reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of such election, our financial statements may not be comparable to the financial statements of other public companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

If we experience material weaknesses or otherwise fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a result of becoming a public company, we will be required, under Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each fiscal year beginning with the first full fiscal year after the effective date of this offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting and, once we are no longer an emerging growth company as defined in the JOBS Act, an opinion from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC. However, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

We are in the early stages of the costly and challenging process of hiring personnel and compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, we would lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline. Our independent auditors will not be required to attest to their effectiveness while we are an emerging growth company under the JOBS Act. If our management and our independent auditors determine we have a material weakness or significant deficiency in our internal control over financial reporting, investors may lose confidence in us. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we incur significant legal, accounting, investor relations and other expenses, including costs associated with public company reporting requirements. We also have incurred and will incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act and the Dodd-Frank Act of 2010, as well as rules implemented by the SEC and the NASDAQ Global Select Market. Although we may benefit from some of the disclosure and attestation deferrals for the period in which we remain an emerging growth company under the JOBS Act, we do not expect those deferrals to materially alter the costs and burdens we will experience as a public company. However, for as long as we remain an emerging growth company as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically over the past several years. We expect these rules and regulations to continue to increase our legal and financial compliance costs substantially and to make some activities more time consuming and costly. We are currently unable to estimate these costs with any degree of certainty. Greater expenditures may be necessary in the future with the advent of new laws and regulations pertaining to public companies. If we are not able to comply with these requirements in a timely manner, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC, the applicable stock exchange or other regulatory authorities, which would require additional financial and management resources. Because the JOBS Act has only recently been enacted, it is not yet clear whether investors will accept the more limited disclosure requirements that we may be entitled to follow while we are an emerging growth company. To the extent investors are not comfortable with a more limited disclosure regime, they may not be comfortable purchasing and holding our common stock if we elect to comply with the reduced disclosure requirements. We also expect that, as a public company, it will continue to be expensive for us to obtain director and officer liability insurance.

We may be subject to fines and legal sanctions if we or our employees who are citizens of the People’s Republic of China fail to comply with Chinese regulations relating to stock options granted to such employees.

Under regulations promulgated by the State Administration of Foreign Exchange (“SAFE”) of the People’s Republic of China, all foreign exchange matters related to an employee stock option plan or similar plan in which employees in the People’s Republic of China participate requires a filing with SAFE or its authorized branch. Citizens of the People’s Republic of China who are granted stock options or restricted share units, or issued restricted shares by an overseas publicly listed company are required to complete certain procedures and transactional foreign exchange matters via a domestic company agent upon the examination by SAFE. We and our employees who are citizens of the People’s Republic of China who have been granted stock options are subject to these regulations. Although we have made an application to SAFE, our request may not be granted in a timely manner, if at all. If the relevant Chinese regulatory authority determines that we or our employees who hold such options fail to comply with these regulations, we and such employees may be subject to fines and legal sanctions. In addition, Cai Shui [2005] No. 35 (“Circular 35”), promulgated by the State Administration of Taxation of the People’s Republic of China, requires the registration of an employee stock option plan with the local tax authorities prior to the grant of stock options to employees in the People’s Republic of China. Although we are in the process of registering the 2011 Plan with the local tax authorities in the People’s Republic of China, there can be no assurance that such registrations will be complete prior to the grant of new options in connection with the Offer to Exchange. If the local tax authorities determine that we fail to comply with Circular 35, we could be subject to fines and legal sanctions.

Insiders have substantial control over us, which could limit your ability to influence corporate matters.

As of December 31, 2012, our directors, executive officers, principal stockholders and their affiliates beneficially owned, in the aggregate, approximately 61.3% of our outstanding common stock. As a result, these stockholders, if acting together, are able to determine all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions such as a merger or other sale of our company or our assets. In addition, these stockholders, if acting together, have the ability to control the management and affairs of our company. This concentration of ownership could limit your ability to influence corporate matters and might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; and

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change of control of us or changes in our management and therefore depress the trading price of our common stock.

Our certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that our stockholders may consider advantageous. These provisions:

•	provide that directors may only be removed for cause;

•	authorize the issuance of blank check preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	eliminate the ability of our stockholders to call special meetings of stockholders;

•	prohibit stockholder action by written consent, which has the effect of requiring all stockholder actions to be taken at a meeting of stockholders;

•	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of us by prohibiting stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us.

Any provision of our certificate of incorporation, our bylaws or Delaware law that has the effect of discouraging, delaying or preventing a change in control of us could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

We do not expect to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends for the foreseeable future. We expect to retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. In addition, our existing credit agreement precludes us from paying cash dividends. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

THE OFFER

1.	Eligibility.

You are an “eligible employee” if you are an employee of Audience or our subsidiaries (including an eligible officer) who holds an eligible option, resides in the United States, India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan as of the date the Offer commences, and remains an employee of Audience or our subsidiaries resident in any such country through the new option grant date; provided, however, that members of our board of directors and Lloyd Watts, our Founder and Chief Scientist, will not be eligible employees. Our executive officers and directors are listed on Schedule A of this Offer to Exchange.

To receive a new option, you must remain employed by us, one of our subsidiaries or a successor entity through the new option grant date. If you do not remain employed by us, one of our subsidiaries or a successor entity through the new option grant date, you will keep your current eligible options, and they will be treated in accordance with their existing terms and conditions. If we do not extend the Offer, the new option grant date is expected to be February 5, 2013. If you are a U.S. employee, your employment with us will remain “at will” and can be terminated by you or us at any time, with or without cause or notice. In order to continue to vest in your new options, you must remain an employee or other service provider through each relevant vesting date.

2.	Participation in exchange; number of shares subject to new options; expiration date.

Subject to the terms and conditions of this Offer, we will accept for exchange certain outstanding, unexercised options granted under the 2011 Plan that are held by eligible employees and that are properly elected to be exchanged, and are not validly withdrawn, before the expiration date. In order to be eligible, options must have a per share exercise price greater than $9.10, be granted under our 2011 Plan, and be outstanding and unexercised as of the expiration date. For example, if a particular option grant expires after the beginning of the offering period, but before the expiration date, that particular option grant is not eligible for exchange.

Participation in this Offer is completely voluntary. You may decide which of your eligible options you wish to exchange. If you hold more than one eligible option, you may choose to exchange one or more of such eligible options without having to exchange all of your eligible options. However, if you elect to participate in this Offer, you must exchange the entire outstanding and unexercised portion of any particular eligible option that you choose to exchange, including any eligible options which are legally, but not beneficially, owned by you. In other words, you must accept the Offer with respect to all the shares subject to each particular eligible option. We are not accepting partial tenders of option grants. You may, however, elect to exchange the remaining portion of any eligible option that you have already partially exercised.

As a result, you may elect to exchange certain of your eligible options, but you must elect to exchange the entire unexercised portion of an eligible option or none of the shares for that particular option. For example and except as otherwise described below, if you hold (i) an eligible option to purchase 1,000 shares, 700 of which you have already exercised, (ii) an eligible option to purchase 1,000 shares and (iii) an eligible option to purchase 2,000 shares, you may elect to exchange:

•	The first eligible option, covering the entire remaining 300 shares;

•	The second eligible option, covering 1,000 shares;

•	The third eligible option, covering 2,000 shares;

•	One, two or all three of your three eligible options; or

•	None of your eligible options.

These are your only choices in the above example. You may not elect, for example, to exchange your first eligible option with respect to only 150 shares (or any other partial amount) under that option or less than all of the shares under the second or third options.

If you have an eligible option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option, then in order to participate in the Offer with respect to such eligible option, you must accept this Offer with respect to the entire remaining outstanding portion of the eligible option, including the portion beneficially owned by the other person. As described in the prior paragraph, we are not accepting partial tenders of an eligible option, so you may not accept this Offer with respect to a portion of an eligible option that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. Because you are the legal owner of the eligible option, Audience will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the eligible option for any errors made by you with respect to such an election.

Eligible options exchanged for new options

Subject to the terms of this Offer and upon our acceptance of your properly tendered options, each exchanged option to purchase one share of our common stock will be replaced with a new option to purchase one share of our common stock. For purposes of this Offer, the term “new option” generally refers to an option to purchase one share of our common stock, except that if you are an eligible officer, then each eligible option to purchase one share of our common stock will be replaced with a new option to purchase 0.8 shares of our common stock (rounded down to the nearest whole share). All new options will be subject to the terms of our 2011 Plan, and to a new option agreement to be entered into between you and Audience. The current forms of option agreement under the 2011 Plan are filed (or incorporated by reference) as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov.

The expiration date for this Offer will be 9:00 p.m., Pacific Time, on February 5, 2013, unless we extend the Offer. We may, in our discretion, extend the Offer, in which event “expiration date” will refer to the latest time and date at which the extended Offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the Offer.

3.	Purpose of the Offer.

We believe that this Offer will foster retention of our valuable employees and better align the interests of our employees and non-employee stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentives to our employees. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” We believe that granting a new option in exchange for each eligible option will aid in motivating and retaining the eligible employees participating in the Offer because each new option would have an exercise price that reflects a more current stock price. We believe that by restarting the vesting on the new options we would grant in the Offer we provide for a reasonable and a balanced exchange for underwater options and that the extension of vesting would have a much stronger current impact on retention than do underwater options.

Further, not only do significantly underwater options have little or no retention value, but they also cannot be removed from our pool of awarded equity options until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). If we do not conduct this Offer in which underwater stock options with low incentive value may be exchanged for stock options with higher motivation and retentive value, we may find it necessary to issue significant additional stock options or other equity awards to employees above and beyond our ongoing equity grant practices in order to provide renewed incentive value to our employees.

We chose to make this Offer instead of simply granting more options for a number of reasons. We do not have authority to grant a sufficient number of stock options to make grants to employees that would achieve the same anticipated benefits to employees and stockholders that this program does, while allowing us to maintain the flexibility we need to provide ongoing grants, award additional options to recognize employee performance and grant options to newly hired employees. We believe structuring the program in this manner is in the best interests of our employees and stockholders, because it should give incentive to our employees with appropriate stock options, maintain the outstanding stock option overhang, and conserve options for future grants.

Except as otherwise disclosed in this Offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation involving Audience;

•	Any purchase, sale or transfer of a material amount of our assets other than the sale of our inventory in the ordinary course of business;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

Any change in our present board of directors or management, including any change in the number or term of directors or filling any existing board vacancies or any change in any executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the NASDAQ Global Select Market or not being authorized for listing on a national securities exchange;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of a material amount of our securities or the disposition of a material amount of any of our securities; or

•	Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Neither we nor any of our board of directors or executive officers makes any recommendation as to whether you should accept this Offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this Offer and consult your own investment and tax advisors. You must make your own decision about whether to participate in this Offer.

4.	Procedures for electing to exchange options.

Proper election to exchange options

Elections via the Offer website

1.	Access the Offer website by going to https://audience.equitybenefits.com and enter your corporate email address and password. If this is the first time you are logging into the Offer website, you should use the password provided to you in a separate email from equitybenefits@audience.com dated January 7, 2013.

2.	After logging into the Offer website, review the information and proceed through to the “Make My Election” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible options, the grant date of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options as of February 5, 2013 (assuming you have not exercised all or any portion of your eligible options during the offering period), the number of shares vested for each of your eligible options as of February 5, 2013 and the number of new options that would be issued in exchange for each of your eligible options.

3.	On the “Make My Election” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the Offer.

4.	Proceed through the Offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of election, submit your election.

5.	Upon submitting your election, an election confirmation will be generated by the Offer website. Please print and keep a copy of the election confirmation for your records.

Elections via fax

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Fax the properly completed election form to:

Attn: Human Resources

Audience, Inc.

Fax: (650) 240-3548

Elections via email

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Email the properly completed election form to:

Attn: Human Resources

Audience, Inc.

Email: equitybenefits@audience.com

We must receive your properly completed and submitted election by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013.

If you elect to exchange any eligible option grant in this Offer, you must elect to exchange all shares subject to that eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants.

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on February 5, 2013, unless the Offer is extended past that time, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election form and withdraw from the Offer by at any time before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date.

Your delivery of all documents, including elections, is at your risk. If you submit your election via the Offer website, you should print and keep a copy of the election confirmation on the Offer website at the time that you complete and submit your election. The printed election confirmation will provide evidence that you submitted your election. If you submit your election via the Offer website, by fax or by email, we intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by emailing equitybenefits@audience.com or calling Luan Wilfong, our Vice President of Human Resources, at (650) 254-2811. Note that if you submit any election within the last two U.S. business days prior to the expiration of the Offer, it is possible that we may not be able to confirm receipt prior to the expiration of the Offer. Only responses that are properly completed and actually received by us by the deadline by the Offer website at https://audience.equitybenefits.com, by fax at (650) 240-3548 or by email to equitybenefits@audience.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine it is unlawful to accept. Subject to the terms and conditions of this Offer, we will accept all properly tendered eligible options promptly after the expiration of this Offer.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be February 5, 2013.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the documents submitted to accept the Offer for any eligible options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular options or for any particular option holder; provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered eligible options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time Offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer. Our acceptance of your options for exchange will constitute a binding agreement between Audience and you upon the terms and subject to the conditions of this Offer.

5.	Withdrawal rights and change of election.

You may change your election with respect to your eligible options only in accordance with the provisions of this section.

You may change your election with respect to your eligible options at any time before the expiration date, which is expected to be 9:00 p.m., Pacific Time, on February 5, 2013 unless we extend the Offer. If we extend the Offer, you may change your eligible options at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered eligible options promptly after the expiration of this Offer, if we have not accepted your options by 9:00 P.M., Pacific Time, on March 5, 2013 (which is the 40th U.S. business day following the commencement of the Offer), you may withdraw your tendered options at any time thereafter.

To modify an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this Offer, you must deliver a valid new election indicating only the eligible option grants, while you still have the right to withdraw the eligible option grants.

Proper election changes and withdrawals

Election changes and withdrawals via the Offer website

1.	Access the Offer website by going to https://audience.equitybenefits.com and enter your corporate email address and password. If this is the first time you are logging into the Offer website, you should use the password provided to you in a separate email from equitybenefits@audience.com dated January 7, 2013.

2.	After logging into the Offer website, review the information and proceed through to the “Make My Election” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible options, the grant date of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your eligible options as of February 5, 2013 (assuming you have not exercised all or any portion of your eligible options during the offering period), the number of shares vested for each of your eligible options as of February 5, 2013 and the number of new options that would be issued in exchange for each of your eligible options.

3.	On the “Make My Election” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the Offer.

4.	Proceed through the Offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of election, submit your election.

5.	Upon submitting your election, an election confirmation will be generated by the Offer website. Please print and keep a copy of the election confirmation for your records.

Election changes and withdrawals via fax

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Fax the properly completed election form to:

Attn: Human Resources

Audience, Inc.

Fax: (650) 240-3548

Election changes and withdrawals via email

1.	Properly complete, sign and date the election form attached to the email announcing the Offer dated January 7, 2013.

2.	Email the properly completed election form to:

Attn: Human Resources

Audience, Inc.

Email: equitybenefits@audience.com

We must receive your properly completed and submitted election by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on February 5, 2013.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of election forms. Our determination of these matters will be final and binding.

Your delivery of all documents, including elections, is at your risk. If you submit your election via the Offer website, you should print and keep a copy of the election confirmation on the Offer website at the time that you complete and submit your election. The printed election confirmation will provide evidence that you submitted your election. If you submit your election via the Offer website, by fax or by email, we intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by emailing equitybenefits@audience.com or calling Luan Wilfong, our Vice President of Human Resources, at (650) 254-2811. Note that if you submit any election within the last two U.S. business days prior to the expiration of the Offer, it is possible that we may not be able to confirm receipt prior to the expiration of the Offer. Only responses that are properly completed and actually received by us by the deadline by the Offer website at https://audience.equitybenefits.com, by fax at (650) 240-3548 or by email to equitybenefits@audience.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

6.	Acceptance of options for exchange and issuance of new options.

Upon the terms and conditions of this Offer and promptly following the expiration of this Offer, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration of this Offer. Once the eligible options are cancelled, you will no longer have any rights with respect to those eligible options. In addition, as discussed in Sections 9 and 14 of this Offer to Exchange, your new options will generally be classified as incentive stock options for U.S. tax purposes if replacing incentive stock options (subject to certain limitations prescribed in the U.S. tax code) and your new options will be classified as nonstatutory stock options for U.S. tax purposes if replacing nonstatutory stock options. Subject to the terms and conditions of this Offer, if your eligible options are properly tendered by you for exchange and accepted by us, these eligible options will be cancelled as of the cancellation date, which we anticipate to be February 5, 2013.

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, if the eligible option you tender for exchange is a nonstatutory stock option or an incentive stock option, the new option you receive in its place will be a nonstatutory stock option. If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, you should refer to Schedule C, D, E, F, G or H to the Offer to Exchange, which contain material income tax information concerning the Offer.

For purposes of the Offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, email or other method of communication. Subject to our rights to terminate the Offer, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept, promptly after the expiration of this Offer, all properly tendered options that are not validly withdrawn.

We will grant the new options on the new option grant date, which we anticipate to be February 5, 2013. All new options will be granted under our 2011 Plan and will be subject to a new option agreement between you and Audience. The number of new options you will receive in exchange for your eligible options will cover the same number of shares as shares subject to the unexercised portion of the exchanged eligible options. However, if you are an eligible officer, the new options will cover 80% of the shares subject to the unexercised portion of the exchanged eligible options (rounded down to the nearest whole share). Shortly after the new option grant date, you will receive your new option agreement in accordance with our customary procedures.

Options that we do not accept for exchange will remain outstanding until they are exercised or cancelled or expire by their terms and will retain their current exercise price, current vesting schedule and current term.

7.	Conditions of the Offer.

Notwithstanding any other provision of this Offer, we will not be required to accept any options tendered for exchange, and we may terminate the Offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e 4(f)(5) under the Exchange Act, if at any time on or after the date this Offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•

There will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the Offer or otherwise relating in any manner, to the Offer;

•

Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the Offer, any of which might restrain, prohibit or delay completion of the Offer or impair the contemplated benefits of the Offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the Offer to us);

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•

the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this Offer, or

•	if any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer;

•

A tender or exchange offer, other than this Offer to Exchange by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of this Offer,

•	any such person, entity or group that had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this Offer or with such acceptance for exchange of eligible options;

•

There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Offer, other than as contemplated as of the commencement date of this Offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•

Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the Offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the Offer to us); or

•

Any rules or regulations by any governmental authority, the Financial Industry Regulatory Authority, the NASDAQ Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Audience that have resulted, or may result in our reasonable judgment, in a material impairment of the contemplated benefits of the Offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the Offer to us).

If any of the above events occur, we may:

•	Terminate this Offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend this Offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended Offer to Exchange expires;

•	Amend the terms of this Offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this Offer is open, complete this Offer.

The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.	Price range of shares underlying the options.

The Audience common stock that underlies your options is traded on the NASDAQ Global Select Market under the symbol “ADNC.” The following table shows, for the periods indicated, the high and low closing sales price per share of our common stock as reported by the NASDAQ Global Select Market.

	High	Low
Fiscal year ended December 31, 2012(1)
2nd Quarter (from May 10, 2012)	$22.36	$17.15
3rd Quarter	$21.94	$6.20
4th Quarter.	$10.59	$5.62

(1)	Our common stock began trading on the NASDAQ Global Select Market on May 10, 2012 in connection with our initial public offering. Prior to May 10, 2012, there was no established trading market for our common stock.

On December 31, 2012, the last reported sale price of our common stock, as reported by the NASDAQ Global Select Market, was $10.39 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this Offer.

9.	Source and amount of consideration; terms of new options.

Consideration

We will issue new options in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. Subject to the terms and conditions of this Offer, upon our acceptance of your properly tendered eligible options, you will be entitled to receive an equal number of new options, except that if you are an eligible officer, then your new options will cover 80% of the shares subject to the exchanged options (rounded down to the nearest whole share). New options will be unvested as of the new option grant date and will be subject to a new vesting schedule of at least an additional 48 months of vesting as described below under “Vesting and exercisability.”

If we receive and accept tenders from eligible employees of all options eligible to be tendered, subject to the terms and conditions of this Offer, options to purchase approximately 1,247,939 shares would be surrendered and cancelled, while new options covering approximately 1,149,999 shares would be issued.

General terms of new options

New options will be granted under our 2011 Plan. All new options will be subject to the terms of the 2011 Plan and to a new option agreement between you and Audience. The terms and conditions of the new options may differ from the terms and conditions of the options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. However, the new options will be entirely unvested as of the new option grant date and will be subject to a new vesting schedule based on the remaining vesting period of each of your exchanged options, regardless of whether your exchanged options were wholly or partially vested, as described below under “Vesting and exercisability.”

For U.S. tax purposes, the new options will generally be of the same type as the eligible options you tender for exchange. If the eligible option you tender for exchange is a nonstatutory stock option, the new option you receive in its place will likewise be a nonstatutory stock option. If the eligible option you tender for exchange is an incentive stock option, the new option you receive in its place will likewise generally be an incentive stock option to the maximum extent permitted by law. Note, however, that to the extent that the aggregate fair market value (determined as of the new option grant date) of the shares of our common stock subject to your incentive stock options that become exercisable during any calendar year exceeds $100,000, such excess portion will not constitute an incentive stock option and will instead be treated as a nonstatutory stock option. If the new option you receive is an incentive stock option, you will be required to restart the measurement periods required to be eligible for favorable treatment for the new option.

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, if the eligible option you tender for exchange is a nonstatutory stock option or an incentive stock option, the new option you receive in its place will be a nonstatutory stock option.

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, under the terms of the new option you will be restricted to using the cashless exercise method of exercise, even if under the terms of your exchanged option you were not restricted to using the cashless exercise method of exercise. Under the cashless exercise method, in order to exercise the new option a broker would sell all of the shares subject to the new option on the same day that you exercise the new option to cover the total exercise price, applicable payroll taxes, fees and commissions. As a result, you would not remit any cash to exercise the new option and would receive the cash proceeds remaining from the sale. You would not receive any shares as a result of the exercise of the new option. If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, you should refer to Schedule C, D, E, F, G or H to the Offer to Exchange, which contain material income tax information concerning the Offer.

If you are resident in the People’s Republic of China, you should refer to “Foreign exchange control information” of Schedule D to the Offer to Exchange, which contains material information concerning regulatory approval that is required before you can exercise your new option. Although we intend to use reasonable efforts to seek such approval, we cannot assure you that we will obtain such approval and as a result you could be unable to exercise your new option if you are resident in the People’s Republic of China.

The following description summarizes the material terms of our 2011 Plan. Our statements in this Offer to Exchange concerning the 2011 Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2011 Plan, and the forms of option agreement for grants made under the 2011 Plan. The 2011 Plan and form of option agreement thereunder are filed (or incorporated by reference) as exhibits to the Schedule TO with which this Offer has been filed and are available on the SEC website at www.sec.gov. Please contact Luan Wilfong, our Vice President of Human Resources, at Audience, Inc., 440 Clyde Avenue, Mountain View, California 94043, by phone at (650) 254-2811 or by email at equitybenefits@audience.com, to receive a copy of the 2011 Plan, and the relevant form of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

2011 Plan

Our 2011 Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, stock appreciation rights, performance units and performance shares to our employees (including eligible officers), directors and consultants. As of December 31, 2012, the maximum number of common shares subject to options currently outstanding under the 2011 Plan was approximately 1,899,609 shares. As of December 31, 2012, the maximum number of shares available for future issuance under the 2011 Plan was 604,549 shares. The 2011 Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of the 2011 Plan, the administrator has the power to determine the terms, conditions, and restrictions of the options granted, including the number of options and the vesting schedule. The exercise price of an option granted under the 2011 Plan generally is determined by the administrator; provided, however, that the exercise price of an option shall in no event be less than 100% of the fair market value of a share of our common stock on the date of grant. The vesting applicable to an option granted under the 2011 Plan generally is determined by the administrator in accordance with the terms of the 2011 Plan. Options granted under the 2011 Plan have a maximum term of 10 years after the date of grant.

Exercise price

The exercise price of an option granted under the 2011 Plan generally is determined by the administrator; provided, however, that the exercise price of an option shall in no event be less than 100% of the fair market value of a share of our common stock on the date of grant.

Vesting and exercisability

The vesting applicable to an option granted under the 2011 Plan generally is determined by the administrator in accordance with the terms of the 2011 Plan. The new options will be unvested as of the new option grant date and will be subject to a new vesting schedule, regardless of the extent to which the exchanged options were wholly or partially vested. Each new option will not be exercisable for amounts that are not vested prior to the time that such new option vests, regardless of whether the exchanged option was early-exercisable. The vesting commencement date of all new options will be the new option grant date.

If on the new option grant date, your exchanged option would have been subject to a cliff, then the new option exchanged thereof will remain subject to a cliff until the date the cliff for the exchanged option would have expired, which we refer to as the “cliff date.” On the cliff date, the new option will vest as to: 1/48th of the total shares subject to the new option, multiplied by the number of full months since the new option grant date. After the cliff date, each new option vests as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month).

If on the new option grant date, your exchanged option would not have been subject to the vesting cliff, then the new option will vest as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month).

If your exchanged option was subject to accelerated vesting terms upon the occurrence of specified events set forth in the eligible option agreement and/or in a separate agreement, then the new option would retain the same accelerated vesting terms. In all cases described above, vesting is subject to your continued service to us through each vesting date. Your participation in this Offer and the receipt of new option(s) does not provide any guarantee or promise of continued service with us.

Example 1—Non-eligible officer with exchanged option subject to cliff on new option grant date

Assume the Offer to Exchange expires and new options are granted on February 5, 2013, which we expect will be the new option grant date. Assume that you are an eligible employee who is not an eligible officer and you elect to exchange an eligible option to purchase 4,800 shares. The exchanged option would have been subject to a cliff on February 5, 2013 and the cliff date is July 1, 2013. Under the terms of the Offer, the new option will cover 4,800 shares, be entirely unvested upon the new option grant date and have a vesting commencement date of February 5, 2013. The maximum term of the new option will be the 10 years from February 5, 2013.

On July 1, 2013, the cliff date, the new option vests as to 1/48th of the total shares subject to the new option, multiplied by the number of full months since the new option grant date (i.e., 400 shares, or 1/48th of 4,800 multiplied by 4, which is the number of full months since the new option grant date), subject to your continued service to us through the cliff date. After the cliff date, your new option vests as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month), subject to your continued service to us through each vesting date.

If the exchanged option was subject to accelerated vesting terms upon the occurrence of specified events set forth in the eligible option agreement and/or in a separate agreement, then the new option would retain the same accelerated vesting terms.

Example 2—Eligible officer with exchanged option not subject to cliff on new option grant date

Assume the Offer to Exchange expires and new options are granted on February 5, 2013, which we expect will be the new option grant date. Assume that you are an eligible officer who elects to exchange an eligible option to purchase 4,800 shares. The exchanged option would not have been subject to a cliff on February 5, 2013. Under the terms of the Offer, the new option will cover 3,840 shares (i.e., 80% of 4,800 shares because the eligible employee is an eligible officer), be entirely unvested upon the new option grant date and have a vesting commencement date of February 5, 2013. The maximum term of the new option will be the 10 years from February 5, 2013.

The new option will vest as to 1/48th of the total shares on the monthly anniversary of the new option grant date (and if there is no corresponding day, on the last day of the month), subject to your continued service to us through each vesting date.

If the exchanged option was subject to accelerated vesting terms upon the occurrence of specified events set forth in the eligible option agreement and/or in a separate agreement, then the new option would retain the same accelerated vesting terms.

Adjustments upon certain events

Events occurring before the new option grant date

Although we are not anticipating any merger or acquisition of Audience, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the Offer, you may choose to withdraw any options which you tendered for exchange, and your options will be treated in accordance with the 2011 Plan and your option agreement. Further, if we are acquired prior to the expiration of the Offer, we reserve the right to withdraw the Offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement, and you will receive no new options in exchange for them. If we are acquired prior to the expiration of the Offer but does not withdraw the Offer, we (or the successor entity) will notify you of any material changes to the terms of the Offer or the new options, including any adjustments to the exercise price and number of shares that will be subject to the new options.

Under such circumstances, the type of security and the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred.

If another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the new option grant date means that the tender of your options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

Events occurring after the new option grant date

In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our common stock or other securities of Audience, or other change in our corporate structure affecting the shares of our common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan, shall appropriately adjust the number and class of shares that may be delivered under the 2011 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits of the 2011 Plan.

If we liquidate or dissolve, to the extent not previously exercised or settled, your outstanding options will terminate immediately before the consummation of the dissolution or liquidation.

Our 2011 Plan provides that in the event of merger or change in control of Audience as described in the 2011 Plan, each outstanding award will be assumed or equivalent awards will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the award, then vesting will accelerate as to all of the shares of common stock subject to such award, and with respect to options, the administrator will notify the holder that the option will be fully vested and exercisable for a period of time determined by the administrator, and will terminate upon expiration of such period.

Transferability of options

Options generally may not be transferred, other than by will or through a beneficiary designation as permitted under local law, and only you may exercise your option.

Registration of shares underlying new options

All of the shares of Audience common stock issuable upon exercise of new options have been registered under the Securities Act on a registration statement on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Audience for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. securities laws.

Tax consequences

If you are a U.S. tax resident, you should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this Offer.

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, you should refer to Schedule C, D, E, F, G or H to the Offer to Exchange, which contain material income tax information concerning the Offer, as well as the tax consequences of the new options.

We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

10.	Information concerning Audience.

Our principal executive offices are located at 440 Clyde Avenue, Mountain View, California 94043, and our telephone number is (650) 254-2800. Questions regarding this option exchange should be directed to Luan Wilfong, our Vice President of Human Resources, at Audience, Inc., 440 Clyde Avenue, Mountain View, California 94043, by phone at (650) 254-2811 or by email at equitybenefits@audience.com.

We provide advanced voice and audio processing for mobile devices. We have developed low power, hardware-accelerated digital signal processors and associated algorithms that substantially improve sound quality and suppress noise in mobile devices. A more complete description of our business is included in Part 1, Item 2 titled “Management’s discussion and analysis of financial condition and results of operations” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements. Attached as Schedule B to this Offer to Exchange are (i) our audited consolidated balance sheets and the related consolidated statements of comprehensive income (loss), of convertible preferred stock and stockholders’ deficit and of cash flows at December 31, 2010 and 2011, our audited results of operations and cash flows for each of the three years in the period ended December 31, 2011 and (ii) our unaudited consolidated financial statements for the three and nine months ended September 30, 2012 and the related notes thereto.

We had a book value per share of $6.86 on September 30, 2012 (calculated using the book value as of September 30, 2012, divided by the number of outstanding shares of our common stock as of September 30, 2012).

The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	Fiscal year ended December 31, 2010	Fiscal year ended December 31, 2011	Fiscal year to date ended September 30, 2012
Ratio of earnings to fixed charges	14.4	21.7	23.6

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense and estimated portion of rental expense deemed by Audience to be representative of the interest factor of rental payments under operating leases.

11.	Interests of executive officers and directors; transactions and arrangements concerning the options.

A list of our executive officers and directors is attached to this Offer to Exchange as Schedule A. Each member of our board of directors and Lloyd Watts, our Founder and Chief Scientist, is not eligible to participate in this Offer. Our executive officers, other than Peter Santos, our President and Chief Executive Officer, may participate in this Offer. As of December 31, 2012, our executive officers and directors (14 persons) as a group held options unexercised and outstanding under our equity plans to purchase a total of 2,103,104 shares of our common stock, which represented approximately 46% of the shares subject to all options outstanding under our equity plans as of that date. Of these options, a total of 432,361 shares, or 9.5% of the shares subject to all options outstanding under our equity plans as of that date are eligible options held by our executive officers who are eligible to participate in the Offer.

The following table sets forth the beneficial ownership of each of our executive officers and directors of options under our equity plans outstanding as of December 31, 2012. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase shares of our common stock under the equity plans, which was 4,568,309 shares as of December 31, 2012.

Name	Position	Number of shares covered by outstanding options granted under our equity plans	Percentage of total outstanding options under our equity plans (%)
Peter B. Santos	President, Chief Executive Officer and Director	838,296	18.4
Kevin S. Palatnik	Chief Financial Officer	190,184	4.2
Craig H. Factor	Vice President, General Counsel and Secretary	85,000	1.9
Andrew J. Keane	Vice President of Marketing	142,177	3.1
Eitan A. Medina	Vice President of Engineering	80,000	1.8
Andrew J. Micallef	Vice President of Operations	150,000	3.3
Robert H. Schoenfield	Vice President of Business Development	141,175	3.1
Thomas Spade	Vice President of Sales	170,434	3.7
Forest Baskett	Director	22,213	*
Marvin D. Burkett	Director	52,705	1.2
Barry L. Cox	Director	141,871	3.1
Rich Geruson	Director	14,133	*
Mohan S. Gyani	Director and Chairman of the Board	52,705	1.2
George A. Pavlov	Director	22,211	*

* Less than 1%.

Except as described below, neither we nor, to our knowledge, any of our directors or executive officers were engaged in transactions involving options to purchase our common stock under our equity plans, or in transactions involving our common stock during the 60 days before January 7, 2013.

Name	Date of transaction	Type of transaction	Number of shares	Price per share
Eitan A. Medina	11/02/2012	Acquired common stock	12,615	$7.583	(1)
	11/12/2012	Acquired common stock	10,000	$7.31
	11/12/2012	Acquired common stock	10,000	$7.21
	11/15/2012	Acquired common stock	42,000	$7.91
	11/15/2012	Acquired common stock	200	$8.329
	11/15/2012	Acquired common stock	808	$8.33
	11/16/2012	Acquired common stock	25,000	$8.483	(2)
Kevin S. Palatnik	12/06/2012	Acquired common stock	10,000	$8.5248	(3)
	12/07/2012	Acquired common stock	10,000	$8.71
	12/10/2012	Acquired common stock	5,000	$8.65

(1)	Weighted average price of shares purchased in multiple transactions at prices ranging from $7.49 to $7.64, inclusive.
(2)	Weighted average price of shares purchased in multiple transactions at prices ranging from $8.36 to $8.539, inclusive.
(3)	Weighted average price of shares purchased in multiple transactions at prices ranging from $8.50 to $8.55, inclusive.

On November 15, 2012, we granted options exercisable for an aggregate of 22,530 shares to five employees with an exercise price per share of $8.38. On December 14, 2012, we granted options exercisable for an aggregate of 23,000 shares to six employees with an exercise price per share of $9.94.

Except as otherwise described in this Offer or in our filings with the SEC, other than outstanding options to purchase common stock and restricted stock units granted from time to time pursuant to our equity plans, neither we nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

12.	Status of options acquired by us in the Offer; accounting consequences of the Offer.

Options that we acquire through the Offer will be cancelled. The options acquired from the 2011 Plan will be returned to the pool of options available for grant under the 2011 Plan from which the new options will be granted. As of December 31, 2012, the maximum number of shares that were eligible for exchange from the 2011 Plan was 1,247,939 shares.

Pursuant to the accounting standards in effect under Accounting Standards Codification 718, Stock Compensation (formerly SFAS 123(R)), we will be required to recognize additional compensation expense to the extent the new options have a greater value than the exchanged options they replace. Such expense will be recognized over the new options vesting period.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any NASDAQ Global Select Market listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approvals or notice filings or other actions be required, we presently contemplate that we will seek such approvals, make such filings or take such other actions. However, we cannot assure you that we will seek such approvals, make such filings or take such other actions or that any such approvals, filings or other actions, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approvals, to make such filings or take any other actions would result in adverse consequences to our business. Our obligation under the Offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new options or required to obtain a license or regulatory permit or make any other filing before granting new options on the new option grant date, we will not grant any new options, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited or seems not feasible to be made on the new option grant date we will not grant any new options, and you will not receive any other benefit for the options you tendered.

If you are resident in the People’s Republic of China, you should refer to “Foreign exchange control information” of Schedule D to the Offer to Exchange, which contains material information concerning regulatory approval that is required before you can exercise your new option. Although we intend to use reasonable efforts to seek such approval, we cannot assure you that we will obtain such approval and as a result you could be unable to exercise your new option if you are resident in the People’s Republic of China.

14.	Material income tax consequences.

Material U.S. federal income tax consequences

The following is a general summary of the material U.S. federal income tax consequences of participating in the exchange of options pursuant to the Offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state, and local tax consequences for each eligible employee will depend upon his or her individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

We recommend that you consult your own tax advisor with respect to the U.S. federal, state and local tax consequences of participating in the Offer, as the tax consequences to you are dependent on your individual tax situation.

New options

All eligible employees whose outstanding eligible options are exchanged for new options under the Offer should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable event.

For U.S. tax purposes, the new options will generally be of the same type as the eligible options you tender for exchange. If the eligible option you tender for exchange is a nonstatutory stock option, the new option you receive in its place will likewise be a nonstatutory stock option. If the eligible option you tender for exchange is an incentive stock option, the new option you receive in its place will likewise generally be an incentive stock option to the maximum extent permitted by law. Note, however, that to the extent that the aggregate fair market value (determined as of the new option grant date) of the shares of our common stock subject to your incentive stock options that become exercisable during any calendar year exceeds $100,000, such excess portion will not constitute an incentive stock option and will instead be treated as a nonstatutory stock option.

For U.S. tax purposes, you should also note that in order to receive favorable tax treatment for incentive stock options, the shares subject to the new option must be held more than two years after the new option grant date and more than one year after you exercise the new option. Because the new options will be deemed a completely new grant for purposes of the incentive stock option rules, employees will not receive any credit for the time during which they held their exchanged options. As a result, in order for the new incentive stock options to be eligible for favorable U.S. federal tax treatment, you must wait to sell any shares you receive upon exercise of your new incentive stock option until the passage of more than two years from the new option grant date and more than one year after you exercise the new option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the new option shares over the exercise price of the new option will be treated as long-term capital gain.

Under the U.S. tax rules governing incentive stock options, if an offer to modify an incentive stock option remains outstanding for 30 or more calendar days, then the incentive stock option is deemed modified regardless of whether you participate in the offer. This Offer is currently expected to remain open for 29 calendar days. If we extend this Offer such that it is open for 30 or more calendar days, eligible options that are incentive stock options held by U.S. employees who do not participate in this Offer will be considered to have been modified. The commencement date of the Offer (January 7, 2013) will be considered the modification date for purposes of determining whether the employee will receive favorable tax treatment with respect to the incentive stock options. As a result, in order to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the date this Offer commenced (January 7, 2013) (i.e., the date of the deemed modification) and more than one year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. For more detailed information, please see the information below.

Incentive stock options

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two years after the date the incentive stock option was granted; and

•	more than one year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be treated as ordinary income to the option holder at the time of the disposition. Any additional gain generally will be taxable at long-term or short-term capital gain rates, depending on whether the option holder has held the shares for more than one year.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of ordinary income taxable to the option holder.

Nonstatutory stock options

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the nonstatutory stock option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Material non-U.S. income tax consequences

If you are resident in India, the People’s Republic of China, Singapore, South Korea, Spain or Taiwan, you should refer to Schedule C, D, E, F, G or H to the Offer to Exchange, which contain material income tax information concerning the Offer, as well as the tax consequences of the new options.

We recommend that you read the tax discussion in Schedule C, D, E, F, G or H to the Offer to Exchange that is applicable to you and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisors.

15.	Extension of Offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the Offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e 4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer. As a reminder, if a particular option grant expires after the beginning of the offering period, but before the cancellation date, that particular option grant is not eligible for exchange. Therefore, if we extend the Offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the Offer expires after such originally scheduled expiration date, but before the actual expiration date under the extended Offer, that option would not be eligible for exchange.

The minimum period during which the Offer will remain open following material changes in the terms of the Offer or in the information concerning the Offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this Offer or the consideration being offered by us for the eligible options in this Offer, the Offer will remain open for at least 10 U.S. business days from the date of notice of such modification. If any term of the Offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the Offer period so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this Offer.

17.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 6, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 7, 2012;

•	Our Current Reports on Form 8-K, filed with (but not furnished to) the SEC;

•	Our definitive Proxy Statement on Schedule 14A for our 2012 special meeting of stockholders, filed with the SEC on November 26, 2012; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 27, 2012, including any amendment or report filed for the purpose of updating such description.

These filings and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at the offices of the SEC at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting Luan Wilfong, our Vice President of Human Resources, at Audience, Inc., 440 Clyde Avenue, Mountain View, California 94043, by phone at (650) 254-2811 or by email at equitybenefits@audience.com.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this Offer.

18.	Financial statements.

Attached as Schedule B to this Offer to Exchange are (i) our audited consolidated balance sheets and the related consolidated statements of comprehensive income (loss), of convertible preferred stock and stockholders’ deficit and of cash flows at December 31, 2010 and 2011, our audited results of operations and cash flows for each of the three years in the period ended December 31, 2011 and (ii) our unaudited consolidated financial statements for the three and nine months ended September 30, 2012 and the related notes thereto. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange titled “Additional information.”

19.	Miscellaneous.

We are not aware of any jurisdiction in which the Offer is made where the making of the Offer is not in compliance with applicable law. We may become aware of one or more jurisdictions where the making of the

Offer is not in compliance with valid applicable law. If we cannot or choose not to comply with such law, the Offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the Offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this Offer to Exchange and in the related option exchange program documents. If anyone makes any recommendation or representation to you or gives you any information other than the information and representations contained in this Offer to Exchange and in the related option exchange program documents, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Audience, Inc.

January 7, 2013

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF AUDIENCE, INC.

The executive officers and directors of Audience, Inc. as of January 7, 2013, are set forth in the following table:

Name	Position and offices held
Peter B. Santos	President, Chief Executive Officer and Director
Kevin S. Palatnik	Chief Financial Officer
Craig H. Factor	Vice President, General Counsel and Secretary
Andrew J. Keane	Vice President of Marketing
Eitan A. Medina	Vice President of Engineering
Andrew J. Micallef	Vice President of Operations
Robert H. Schoenfield	Vice President of Business Development
Thomas Spade	Vice President of Sales
Forest Baskett	Director
Marvin D. Burkett	Director
Barry L. Cox	Director
Rich Geruson	Director
Mohan S. Gyani	Director and Chairman of the Board
George A. Pavlov	Director

The address of each executive officer and director is: c/o Audience, Inc., 440 Clyde Avenue, Mountain View, California 94043.

A-1

SCHEDULE B

FINANCIAL STATEMENTS

OF AUDIENCE, INC.

Report of independent registered public accounting firm

To the Board of Directors and Stockholders of Audience, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of comprehensive income (loss), of convertible preferred stock and stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Audience, Inc. and its subsidiaries (the “Company”) at December 31, 2010 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 22, 2012 except for the effects of

the reverse stock split and subsequent events

described in Note 13 and Note 14, respectively,

as to which the date is April 25, 2012

Audience, Inc.

Consolidated balance sheets

(in thousands, except share and per share data)

	December 31,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$12,095	$15,983
Restricted cash	49	40
Accounts receivable, net of allowance for sales returns of $58 and $0, respectively	12,017	8,465
Inventories	9,864	20,242
Prepaid expenses and other current assets	1,160	2,659

Total current assets	35,185	47,389
Property and equipment, net	1,318	2,237
Long-term deposit	68	69
Restricted cash	170	170

Total assets	$36,741	$49,865

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Equipment leasing—current portion	$137	$103
Accounts payable	7,528	7,711
Accrued and other current liabilities	2,225	4,405
Deferred credits and income	222	474

Total current liabilities	10,112	12,693
Equipment leasing—noncurrent portion	103	—
Deferred rent—noncurrent portion	228	132
Convertible preferred stock warrant liability	315	1,137

Total liabilities	10,758	13,962

Commitments and contingencies (Note 7)
Convertible preferred stock:
$0.001 par value—400,424,913 and 400,424,913 shares authorized at December 31, 2010 and 2011, respectively; 13,205,180 and 13,205,180 shares issued and outstanding at December 31, 2010 and 2011, respectively; (Liquidation preference of $74,965 and $74,965 at December 31, 2010 and 2011, respectively)	74,348	74,348

Audience, Inc.

Consolidated balance sheets (continued)

(in thousands, except share and per share data)

	December 31,
	2010	2011
Stockholders’ equity (deficit):
Common stock:
$0.001 par value—540,000,000 and 600,000,000 shares authorized at December 31, 2010 and 2011, respectively; 837,312 and 1,023,736 shares issued and outstanding at December 31, 2010 and 2011, respectively	1	1
Additional paid-in capital	2,048	3,732
Accumulated other comprehensive income (loss)	28	(31)
Accumulated deficit	(50,442)	(42,147)

Total stockholders’ equity (deficit)	(48,365)	(38,445)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$36,741	$49,865

The accompanying notes are an integral part of these consolidated financial statements.

Audience, Inc.

Consolidated statements of comprehensive income (loss)

(in thousands, except share and per share data)

	Year ended December 31,
	2009	2010	2011
Revenue:
Hardware	$5,749	$47,920	$97,668
Licensing	—	—	—

Total revenue	5,749	47,920	97,668
Cost of revenue	5,355	19,314	45,707

Gross profit	394	28,606	51,961
Operating expenses:
Research and development	8,969	11,445	21,578
Selling, general and administrative	8,058	12,217	21,237

Total operating expenses	17,027	23,662	42,815

Income (loss) from operations	(16,633)	4,944	9,146
Interest income (expense), net	11	(17)	(8)
Other income (expense), net	(136)	(139)	(843)

Net income (loss)	(16,758)	4,788	8,295

Net income (loss) per share attributable to holders of common stock:
Basic	$(32.46)	$—	$0.16
Diluted	$(32.46)	$—	$0.14
Weighted average shares used in computing net income (loss) per share attributable to holders of common stock:
Basic	516,299	619,640	947,921
Diluted	516,299	619,640	3,384,375
Other comprehensive income (loss):
Foreign currency translation adjustments	$59	$(31)	$(59)

Net comprehensive income (loss)	$(16,699)	$4,757	$8,236

The accompanying notes are an integral part of these consolidated financial statements.

Audience, Inc.

Consolidated statements of convertible preferred stock

and stockholders’ deficit

(in thousands, except share data)

	Convertible preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total stockholders’ deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2008	6,143,264	$44,280	469,166	$1	$785	$—	$(38,472)	$(37,686)
Issuance of Series D preferred stock for cash	2,926,332	14,961	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	80,235	—	59	—	—	59
Stock based compensation	—	—	—	—	283	—	—	283
Other comprehensive income	—	—	—	—	—	59	—	59
Net loss	—	—	—	—	—	—	(16,758)	(16,758)

Balance at December 31, 2009	9,069,596	59,241	549,401	1	1,127	59	(55,230)	(54,043)
Issuance of Series E preferred stock for cash	4,135,584	15,107	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	287,911	—	374	—	—	374
Stock based compensation	—	—	—	—	547	—	—	547
Other comprehensive loss	—	—	—	—	—	(31)	—	(31)
Net income	—	—	—	—	—	—	4,788	4,788

Balance at December 31, 2010	13,205,180	74,348	837,312	1	2,048	28	(50,442)	(48,365)

Issuance of common stock upon exercise of stock options	—	—	186,424	—	294	—	—	294
Stock based compensation	—	—	—	—	1,390	—	—	1,390
Other comprehensive loss	—	—	—	—	—	(59)	—	(59)
Net income	—	—	—	—	—	—	8,295	8,295

Balance at December 31, 2011	13,205,180	$74,348	1,023,736	$1	$3,732	$(31)	$(42,147)	(38,445)

The accompanying notes are an integral part of these consolidated financial statements.

Audience, Inc.

Consolidated statements of cash flows

(in thousands)

	Year ended December 31,
	2009	2010	2011
Cash flows from operating activities
Net income (loss)	$(16,758)	$4,788	$8,295
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	335	473	834
Change in inventory reserves	1,296	(271)	409
Change in fair value of convertible preferred stock warrants	58	88	822
Stock-based compensation	283	547	1,390
Changes in current assets and liabilities:
Accounts receivable	(942)	(10,917)	3,552
Inventories	(1,172)	(8,997)	(10,787)
Prepaid expenses and other assets	178	(886)	(741)
Accounts payable	1,090	5,768	183
Accrued and other current liabilities	418	1,242	2,083
Deferred credits and income	295	(139)	252

Net cash provided by (used in) operating activities	(14,919)	(8,304)	6,292

Cash flows from investing activities
Purchases of property and equipment	(338)	(1,065)	(1,753)
Restricted cash	64	505	9
Proceeds from maturities of available-for-sale securities	1,000	—	—

Net cash provided by (used in) investing activities	726	(560)	(1,744)

Cash flows from financing activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	14,961	15,107	—
Proceeds from issuance of common stock	59	374	294
Payment of deferred offering costs	—	—	(758)
Proceeds from equipment term loan	411	—	—
Repayment of equipment term loan	(34)	(137)	(137)
Proceeds from revolving line of credit	800	—	—
Repayment of revolving line of credit	—	(800)	—

Net cash provided by (used in) financing activities	16,197	14,544	(601)
Effect of exchange rate change on cash and cash equivalents	59	(31)	(59)

Net increase in cash and cash equivalents	2,063	5,649	3,888
Cash and cash equivalents
Beginning of period	4,383	6,446	12,095

End of period	$6,446	$12,095	$15,983

Supplemental disclosure of cash flow information
Cash paid for income taxes	$—	$—	$150

The accompanying notes are an integral part of these consolidated financial statements.

Audience, Inc.

Notes to consolidated financial statements

1. Formation and business of Audience, Inc.

Audience, Inc. (we or us) was incorporated in the State of California in July 2000 and subsequently reincorporated in the State of Delaware in June 2011. In June 2002, we changed our name from Applied Neurosystems Corporation to Audience, Inc. We provide intelligent voice and audio solutions that improve voice quality and the user experience in mobile devices.

We outsource the manufacture of our voice and audio processors to independent foundries and use third parties for assembly, packaging and test. We sell our voice and audio processors globally, directly to original equipment manufacturers (OEMs) and their contract manufacturers (CMs) and indirectly through distributors.

We formed an international operating structure in 2011; however, operating transactions associated with our non-U.S. entities were immaterial in 2011. Our international operating structure became effective on January 1, 2012 and as of March 31, 2012, we had five non-U.S. entities and two international branches. Audience International, Inc. is a wholly owned holding company organized in the Cayman Islands, which we formed to serve as headquarters for our international expansion. On October 1, 2011, Audience International, Inc. acquired all substantial worldwide rights to the integration and distribution of our voice and audio processor intellectual property and entered into a qualified cost sharing arrangement with us to share in the ongoing costs of developing the intangibles. The consolidated financial statements include the results of our operations, and the operations of our wholly owned subsidiaries and branches. Unless otherwise specified, references to us are references to us and our consolidated subsidiaries. All intercompany and intracompany accounts and transactions have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates include the allowances for doubtful accounts receivable and sales returns, inventory write downs, useful lives of long-lived assets, valuation of deferred tax assets and uncertain tax positions, the measurement of stock-based compensation and the valuation of our various equity instruments. We base our estimates and judgments on our historical experience, knowledge of current conditions and beliefs of what could occur in the future, considering available information. Actual results could differ from those estimates.

2. Summary of significant accounting policies

Foreign currency translation

As of December 31, 2011, the functional currency of our non-U.S. entities was the U.S. dollar. Transaction gains and losses resulting from transactions denominated in currencies other than the U.S. dollar are included in “Other income (expense), net.” The amounts of transaction gains and losses were not material in any of the periods presented.

We have funded the operations of our Korean, Singapore and Taiwanese entities with intra-company loans for which the settlement is of a long-term nature. Any gains or losses on translation of such loans, which were not material in any of the periods presented, are included in accumulated other comprehensive income (loss) in the accompanying consolidated balance sheet.

Cash and cash equivalents

We consider all highly liquid investments purchased with original maturities of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

Substantially all of our cash and cash equivalents are maintained at reputable financial institutions in the United States, which management believe to be of high credit quality. Deposits at these financial institutions may, from time to time, exceed federally insured limits.

Available-for-sale securities

We classify our short-term investments as “available-for-sale” and carry them at fair value, with unrealized gains and losses, if any, reported as a separate component of stockholders’ deficit and included in accumulated other comprehensive income (loss). Realized gains and losses are calculated on the specific identification method and recorded as interest income. Such investments have original maturities greater than 90 days.

Restricted cash

We maintained $219,000 and $210,000 of restricted cash in certificate of deposit accounts at December 31, 2010 and 2011, respectively, supporting letters of credit required for our facility leases and credit card agreements.

Fair value of financial instruments

Our convertible preferred stock warrants are subject to revaluation at each balance sheet date. Any change in fair value is recognized as a component of other income (expense), net, until the earlier of (i) the exercise of the warrants or (ii) the completion of a liquidation event, including the automatic conversion of the convertible preferred stock and related warrants upon consummation of an initial public offering, at which time the warrants will no longer be remeasured. At the time of exercise or of the offering, the then current aggregate fair value of these warrants will be reclassified to stockholders’ equity (deficit).

We believe that our equipment leasing debt obligation bears interest at rates which approximate prevailing market rates for instruments with similar characteristics and, accordingly, its carrying value approximates fair value.

The carrying amounts of the remainder of our financial instruments, which include cash equivalents, short-term investments, accounts receivable, accounts payable and other current liabilities approximate their fair values due to their short maturities.

In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as consider counterparty credit risk.

Accounts receivable

Accounts receivable are recorded at invoiced amounts and do not bear interest. We perform ongoing credit evaluations of our customers’ financial condition and generally require no collateral. Accounts receivable are written off on a case by case basis, net of any amounts that may be collected. We review our allowance for doubtful accounts by assessing individual accounts receivable over a specific age and amount and all other balances on a pooled basis based on historical collection experience and economic risk assessment. For all periods presented, we have not experienced any bad debt.

We determine the allowance for sales returns on a quarterly basis through evaluation of historical sales returns and other known factors and record provisions for estimated sales returns in the same period the related revenue is recognized. To estimate the allowance for sales returns, we analyze potential quality and reliability issues and historical returns. Accordingly, we account for any exposure related to defective products as a portion of our allowance for sales returns. This allowance is reflected as a reduction to accounts receivable in our consolidated balance sheets. Increases to the allowance are recorded as a reduction to revenue. For all periods presented, we have not experienced material incidents of product returns. Actual sales returns could differ from these estimates.

Revenue recognition

We derive revenue from the direct sale of voice and audio processors to CMs and OEMs and indirect sales of processors to OEMs through distributors. We recognize revenue from sales to CMs and OEMs when persuasive evidence of an arrangement exists, the selling price is fixed or determinable, product delivery has occurred, which is when the risk and reward of ownership pass to the customer, and collectability of the resulting receivable is reasonably assured. These criteria are usually met when our processors are shipped to an OEM under our shipping terms, which are typically FOB shipping point. We also ship a significant portion of our products to the inventory hubs of CMs and recognize the related revenue as the CMs notify us in writing that they have drawn our products from the hub, at which point delivery and transfer of title and risk of ownership has occurred.

Although we do not recognize revenue from sales to our distributors upon shipment, the title and the risk of ownership for the products transfer to the distributor upon shipment as the shipping terms are typically FOB shipping point and the distributor is obligated to pay for the products at that time. We do not offer distributors, CMs or OEMs return rights, rebates, price protection or other similar rights. However, in the past, we have occasionally accepted returns from distributors. As a result, we defer revenue recognition, adjustments to revenue and the related costs of revenue until the distributor notifies us in writing of their resale of the products. The amounts billed to distributors, adjustments to revenue and the cost of inventory shipped to, but not yet sold by the distributors, are included on our consolidated balance sheets under “Deferred credits and income.” We take into account the inventories held by our distributors in determining the appropriate level of provision for excess and obsolete inventory.

We earn royalties on mobile phones integrating our licensed processor IP. We recognize royalty revenue based on mobile phone shipments reported during the quarter in which we receive the report, assuming that all other revenue recognition criteria are met at that time because we do not have other evidence to reasonably estimate the amount of royalties due. The amount of revenue recognized is determined by multiplying the number of mobile phones sold during a particular quarter in which our processor IP is integrated at the agreed-upon royalty rate.

Concentration of risk

Our products are currently manufactured, assembled and tested by third-party foundries and other contractors in Asia. We do not have long-term agreements with any of these foundries or contractors. A significant disruption in the operations of one or more of these foundries or contractors would adversely impact the production of our products for a substantial period of time, which could have a material adverse effect on our business, financial condition, operating results and cash flows.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. We place substantially all of our cash and cash equivalents on deposit with reputable, high credit quality financial institutions in the United States and therefore bear minimal credit risk. Deposits held with banks may generally be redeemed upon demand and may, from time to time, exceed the limit of insurance provided on such deposits. Since inception, we have not sustained any credit losses from instruments held at financial institutions.

Our accounts receivable are derived from direct sales to CMs and OEMs and indirect sales to OEMs through distributors. Substantially all of our customers are located in Asia and all sales are denominated in U.S. dollars. In 2009, three OEMs comprised 45%, 36% and 15% of our total revenue. In 2010, one CM comprised 81% of our total revenue. In 2011, two CMs and one OEM comprised 65%, 10% and 20% of our total revenue, respectively.

We perform selected credit evaluations of our distributors, CMs and OEMs. We generally do not require collateral and we establish an allowance for doubtful accounts based upon the expected collectability of accounts receivable. As of December 31, 2010, one customer comprised 91% of total accounts receivable. As of December 31, 2011, two customers comprised 74% and 15% of total accounts receivable, respectively.

Long-lived assets

We evaluate our long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. We recognize an impairment loss when the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to the asset. If impairment is indicated, we write the asset down to its estimated fair value. For all periods presented, we have not recognized any impairment losses on our long-lived assets.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. All property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets or the term of the related lease, whichever is shorter. Estimates of useful lives are as follows:

Computers and equipment	3 years
Machinery and equipment	3 years
Software	3 years
Furniture and fixtures	3 years
Leasehold improvements	5 years, or remaining life of lease, whichever is shorter

Upon sale or retirement, the asset’s cost and related accumulated depreciation are removed from the accounts and any related gain or loss is recorded as an operating expense in the consolidated statements of comprehensive income (loss).

Minor repairs and maintenance are charged to operations as incurred.

Inventory

Inventories are stated at the lower of standard cost, which approximates actual cost determined on the weighted average basis, or market value. We routinely evaluate quantities and values of inventory in light of current market conditions and market trends and record provisions for quantities in excess of demand and product obsolescence. This evaluation may take into consideration expected demand, generally over a 12-month period, new product development schedules, the effect new products might have on the sale of existing products, product obsolescence, product merchantability and other factors.

We also regularly review the cost of inventories against their estimated market value and record a provision for inventories that have a cost in excess of estimated market value in order to carry those inventories at the lower of cost or market value. The determination of these provisions take into account inventories owned but not yet sold by our distributors.

The recording of these provisions establishes a new and lower cost basis for each specifically identified inventory item and we do not restore the cost basis to its original level regardless of any subsequent changes in facts or circumstances. Recoveries are recognized only upon the sale of previously written-down inventories.

Product warranty

We warrant to our customers that our voice and audio processors will work in accordance with the specifications of each product. Due to the cost and other complexities associated with rectifying any potential product defects, we do not repair any returned products. If a product may be defective, the customer notifies us and, with our approval, returns the product. We then send a replacement product to the customer. We account for any exposure related to potentially defective products as a portion of our allowance for sales returns. We did not experience significant product returns in any of the periods presented.

Shipping and handling costs

Shipping and handling costs for inventory purchases and product shipments are classified as a component of cost of revenue in the consolidated statements of comprehensive income (loss).

Basic and diluted net income (loss) per share

We apply the two-class method to calculate and present net income (loss) per share of common stock. Under the two-class method, net income is allocated between common stock and other participating securities based on their participating rights. Participating securities are defined as securities that may participate in undistributed earnings with common stock, whether that participation is conditioned upon the occurrence of a specified event or not. Basic net income (loss) per share is computed by dividing net income (loss) allocable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share is computed by dividing net income (loss) allocable to common stockholders and income allocable to participating securities, to the extent they are dilutive, by the weighted average number of shares of common stock outstanding, including the dilutive effects of participating securities on an if-converted basis, plus the dilutive effects of potential shares of common stock. Our potential dilutive common stock equivalents consist of incremental shares of common stock issuable upon the exercise of options, the conversion of convertible preferred stock and the exercise of warrants.

For all periods presented, we had no unvested early-exercised options to be included in our computation of basic earnings per share. The net income (loss) per share data presented for all prior periods have been prepared to conform to the provisions of this accounting guidance.

Capitalized software

Capitalization of software development costs begins upon the establishment of technological feasibility of the product and ends when the product is available for general release to customers. To date, the period between achieving technological feasibility, which we have defined as the establishment of a working model which typically occurs when beta testing commences and the general availability of such software, has been short and software development costs qualifying for capitalization have been insignificant. We have not capitalized any software development costs since our inception.

Research and development

Research and development expenses consist primarily of personnel costs, product development costs, which include engineering services, development software and hardware tools, license fees, cost of fabrication of masks, other development materials costs, depreciation of equipment used in research and development and allocation of facilities costs.

Nonrecurring engineering services, which we bill to OEMs from time to time for cost reimbursement, are recorded in “Deferred credits and income” on the balance sheet until acceptance, which is upon cash receipt, at which point they are reflected as a reduction of research and development costs in accordance with the provisions of each agreement. We recorded, as a reduction of research and development expenses, reimbursements for such services totaling $1.5 million, $1.8 million and $563,000 for 2009, 2010 and 2011, respectively.

Income taxes

We account for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets as necessary when in management’s estimate, based on available objective evidence, it is more likely than not that we will not realize the benefit of our deferred tax assets.

We recognize in our consolidated financial statements the impact of a tax position that, based on its technical merits, is more likely than not to be sustained upon examination. The evaluation of a tax position in accordance with this interpretation is a two-step process. In the first step, recognition, we determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step addresses measurement of a tax position that meets the more-likely-than-not criterion. The tax position is measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold will be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold will be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

We include interest and penalties related to unrecognized tax benefits within the provision for income taxes which is included in “Other income (expense)” in the consolidated statements of comprehensive income (loss). We have not incurred any interest or penalties nor have we recorded any foreign exchange gains or losses related to unrecognized tax benefits in any of the periods presented.

Advertising expense

All advertising costs are expensed as incurred. We did not incur advertising expenses during any of the periods presented.

Operating leases

We recognize rent expense on a straight-line basis over the term of the applicable lease. The difference between rent expense and rent paid is recorded as deferred rent and is included in “Accrued and other current liabilities,” for the current portion, and deferred rent for the long-term portion on the accompanying consolidated balance sheets.

Stock-based compensation

We measure stock-based compensation at the grant date based on the fair value of the stock award using the Black-Scholes option pricing model. The fair value is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period. The fair value of our stock awards to nonemployees is estimated based on the fair market value on each vesting date, and is remeasured at each reporting period until the services required under the arrangement are completed.

Determining the fair value of stock-based awards at the grant date requires the input of various assumptions, including fair value of the underlying common stock, expected future share price volatility and expected term. We calculate the expected term as the average of the option’s vesting and contractual terms. The assumptions used in calculating the fair value of stock-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. We estimate the forfeiture rate based on historical experience of our stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from our estimate, stock-based compensation expense in future periods could be significantly different from what was recorded in the current period.

Deferred initial public offering costs

Deferred initial public offering costs, consisting of legal, accounting and other fees and costs are capitalized. The deferred offering costs will be offset against the proceeds we receive upon the closing of the offering. In the event the offering does not occur in a timely manner, all of the deferred offering costs will be expensed within operations. There were no deferred offering costs capitalized in any of the periods presented.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period, from transactions and other events and circumstances from nonowner sources. For all periods presented, the difference between net income (loss) and comprehensive income (loss) was due to currency translation adjustments.

Recent accounting pronouncements

In May 2011, the FASB amended its guidance related to fair value measurements to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. The amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the updated guidance should not result in a change in the application of previous fair value measurement guidance. We adopted this guidance prospectively beginning in the three months ended March 31, 2012. The adoption of this guidance did not have a material impact on our financial position, results of operations or our cash flows.

In June 2011, the FASB issued guidance related to the presentation of comprehensive income. This update gives an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. We adopted this guidance retrospectively effective in the three months ended March 31, 2012. Other than requiring additional disclosures, the adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

3. Consolidated balance sheet components

Inventories consisted of the following:

	December 31,
	2010	2011
	(in thousands)
Work in progress	$3,014	$8,684
Finished goods	6,850	11,558

	$9,864	$20,242

Property and equipment, net consisted of the following:

	December 31,
	2010	2011
	(in thousands)
Computers and equipment	$1,018	$1,640
Machinery and equipment	649	1,414
Software	365	581
Furniture and fixtures	259	401
Leasehold improvements	627	431

	2,918	4,467
Accumulated depreciation and amortization	(1,600)	(2,230)

	$1,318	$2,237

Depreciation and amortization expense was $335,000, $473,000 and $834,000 for 2009, 2010 and 2011, respectively.

Accrued and other current liabilities consisted of the following:

	December 31,
	2010	2011
	(in thousands)
Compensation	$1,177	$2,171
Professional fees	366	909
Royalties	235	490
Tenant improvements	94	63
Accrued engineering costs	95	496
Other	258	276

	$2,225	$4,405

4. Fair value hierarchy

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value hierarchy is based on three levels of inputs that may be used to measure fair value, of which the first two are considered observable and the last unobservable:

Level 1	—	Quoted prices in active markets for identical assets or liabilities.

Level 2	—	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	—	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 were as follows:

	Total	Level 1	Level 2	Level 3
	(in thousands)
Assets
Money market funds(1)	$2,062	$2,062	$—	$—

Liabilities
Convertible preferred stock warrants(2)	$(1,137)	$—	$—	$(1,137)

(1)	Money market funds are included in cash and cash equivalents on the consolidated balance sheet.
(2)	The convertible preferred stock warrants are subject to revaluation at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net in the consolidated statements of comprehensive income (loss).

Financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 were as follows:

	Total	Level 1	Level 2	Level 3
	(in thousands)
Assets
Money market funds(1)	$2,061	$2,061	$—	$—

Liabilities
Convertible preferred stock warrants(2)	$(315)	$—	$—	$(315)

(1)	Money market funds are included in cash and cash equivalents on the consolidated balance sheet.
(2)	The convertible preferred stock warrants are subject to revaluation at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net in the consolidated statements of comprehensive income (loss).

We used the Black-Scholes option pricing model to determine the fair value of the warrants to purchase convertible preferred stock, including the consideration of underlying ordinary share price, a risk-free interest rate, expected term and expected volatility. Certain inputs used in the model are unobservable. As a result, the valuation of the warrants is categorized as Level 3 in accordance with ASC 820, Fair Value Measurement. The fair values could change significantly based on future market conditions.

The following table sets forth reconciliations for such warrants:

	December 31,
	2009	2010	2011
	(in thousands)
Beginning balance	$169	$227	$315
Change in fair value of preferred stock warrants	58	88	822

Ending balance	$227	$315	$1,137

5. Income taxes

For all periods presented through December 31, 2011, our income (loss) before provision for income taxes was U.S.-based. The provision for income taxes for all periods presented is reflected in other income (expense), net in the accompanying statements of comprehensive income (loss). For all periods presented through December 31, 2011, our provision for income taxes was insignificant.

We regularly assess the realizability of deferred tax assets based upon the weight of all available evidence, including such factors as the historical tax losses, recent earnings history and expected future taxable income, the amount and timing of which are uncertain. We believe it is more likely than not that we will be unable to realize all of our deferred tax assets and, accordingly, full valuation allowance of $22.8 million, $21.2 million and $16.6 million were established for such amounts as of December 31, 2009, 2010 and 2011, respectively. However, should there be a change in our ability to realize our deferred tax assets, the valuation allowance will be released, resulting in a decrease to the income tax provision in the period in which we determine that it is more likely than not that the benefit of our deferred tax assets will be realized. With our recent earnings and projected future income, we believe it is reasonably possible that we may release a significant portion of the valuation allowance against our U.S. deferred income tax assets in the next 12 months.

The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets consisted of the following:

	December 31,
	2009	2010	2011
	(in thousands)
Net operating loss carryforwards	$20,608	$18,284	$11,204
Research and development credits	1,340	1,691	3,305
Accruals and reserves	780	951	2,420
Other	90	224	(301)

	22,818	21,150	16,628
Valuation allowance	(22,818)	(21,150)	(16,628)

Net deferred tax assets	$—	$—	$—

As of December 31, 2011, we had net operating loss carryforwards of approximately $26.5 million and $50.7 million available to reduce future taxable income, if any, for federal and California state income tax purposes, respectively. The federal and California state net operating loss carryforwards begin to expire in 2024 and 2017, respectively. Our ability to utilize our net operating loss carryforwards may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. As of December 31, 2011, we determined that ownership changes had occurred that would result in limitations on the current and future utilization of our net operating loss carryforwards. However, the limitations were not significant enough to materially impact the future utilization of the tax attributes. However, if there is a subsequent event or further change in ownership, these losses and credits may be subject to further limitation resulting in their expiration before they can be utilized.

We also had federal and California state research and development credit carryforwards of approximately $2.7 million and $2.7 million as of December 31, 2011. The federal credits will expire starting in 2022 if not utilized. The California state credits have no expiration date.

Our valuation allowance on our deferred tax assets increased by $6.0 million in 2009, decreased by $1.7 million in 2010 and decreased by $4.5 million in 2011.

As of December 31, 2009, 2010 and 2011, we had $1.0 million, $1.2 million and $2.9 million of unrecognized tax benefits, respectively, all of which were offset by a full valuation allowance. The total amount of unrecognized tax benefits, net of federal benefit for the deduction of such items as state taxes, that, if recognized, would affect our effective tax rate was $2.1 million as of December 31, 2011. One or more of these unrecognized tax benefits could be subject to valuation allowance if and when recognized in a future period, which could impact the timing of any related effective tax rate benefit.

The following table summarizes the activity related to our gross unrecognized tax benefits:

	December 31,
	2009	2010	2011
	(in thousands)
Gross unrecognized tax benefits beginning of the year	$864	$994	$1,183
Gross decreases related to prior year positions	—	(13)	1,264
Gross increases related to current year positions	131	202	493

Gross unrecognized tax benefits end of the year	$995	$1,183	$2,940

We recognize interest and/or penalties related to income tax matters within the provision for income taxes in the statements of comprehensive income (loss). As of December 31, 2009, 2010 and 2011, we had no accrued interest or penalties due to our net operating losses and tax credits available to offset any tax adjustments. We file income tax returns in the United States, including various state and local jurisdictions. Our international entities will file tax returns in various foreign jurisdictions, including China, Korea, Singapore and Taiwan. We are subject to examination by U.S. federal and state tax authorities for all years since our inception in 2000 and are subject to examination by foreign tax authorities since the formation of our non-U.S. entities. We currently have no income tax examinations in progress nor have we had any income tax examinations since our inception.

We believe that an adequate provision has been made for any adjustments that may result from tax examinations should our previously filed tax returns be examined. However, the outcome of tax audits cannot be predicted with certainty. If any issues addressed in our tax audits are resolved in a manner not consistent with management’s expectations, we could be required to adjust our provision for income tax in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, we do not believe it is reasonably possible that our unrecognized tax benefits would materially change in the next 12 months.

6. Earnings per share

Basic net income (loss) per share allocable to holders of common stock is computed by dividing the net income (loss) allocable to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Net income (loss) allocable to holders of common stock is calculated using the two-class method, as we have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings. Holders of our convertible preferred stock are each entitled to receive non-cumulative dividends at the annual rates as specified in Note 9 payable prior and in preference to any dividends on any shares of our common stock. After payment of these preferred stock dividends, any additional dividends are required to be distributed among the holders of convertible preferred stock and common stock pro rata (on an as-converted basis). The holders of the convertible preferred stock do not have a contractual obligation to share in our losses. We consider our convertible preferred stock to be participating securities. The two-class method requires earnings for the period, after deduction of preferred stock dividends, to be allocated between the holders of common and preferred stock based on their respective rights to receive dividends. Basic net income (loss) per share is then calculated by dividing net income (loss) allocable to holders of common stock (after the reduction for any undeclared preferred stock dividends assuming the distribution of current income for the period) by the weighted average number of shares of common stock outstanding.

In computing diluted net income (loss) allocable to holders of common stock, undistributed earnings are reallocated to reflect the potential impact of dilutive securities. Diluted net income (loss) per share allocable to holders of common stock is computed by dividing the net income (loss) allocable to holders of common stock for the period by the weighted average number of common and potential common shares outstanding during the period, if the effect of each class of potential shares of common stock is dilutive. Potential shares of common stock include incremental shares of common stock issuable upon the exercise of stock options, conversion of preferred stock and exercise of warrants.

We are not required to present basic and diluted net income (loss) per share for securities other than our common stock. The following net income (loss) per share amounts only pertain to our common stock:

	Year ended December 31,
	2009	2010	2011
	(in thousands, except share and per share amounts)
Numerator:
Net income (loss)	$(16,758)	$4,788	$8,295
Less: amount allocable to holders of preferred stock	—	(4,788)	(8,141)

Net income (loss) allocable to holders of common stock—basic	(16,758)	—	154
Undistributed earnings reallocated to holders of common stock	—	—	315

Net income (loss) allocable to holders of common stock—diluted	$(16,758)	$—	$469

Denominator:
Weighted average shares of common stock outstanding—basic	516,299	619,640	947,921
Effect of potentially dilutive securities:
Weighted average dilutive effect of options to purchase common stock	—	—	2,436,454

Weighted average shares of common stock—diluted	516,299	619,640	3,384,375

Net income (loss) per share of common stock:
Basic net income (loss) per share allocable to holders of common stock	$(32.46)	$—	$0.16

Diluted net income (loss) per share allocable to holders of common stock	$(32.46)	$—	$0.14

Net income has been allocated to shares of common stock and shares of convertible preferred stock based on their respective rights to share in dividends.

The following potentially dilutive shares of common stock subject to options, warrants and convertible preferred stock were excluded from the computation of diluted net income (loss) per share of common stock for the periods presented because including them would have had an antidilutive effect:

	Year ended December 31,
	2009	2010	2011
Options to purchase common stock	2,285,607	3,697,423	185,539
Convertible preferred stock (if-converted basis)	9,069,596	13,205,180	13,205,180
Common equivalent shares from preferred stock warrants	111,602	111,602	111,602

Total	11,466,805	17,014,205	13,502,321

7. Commitments and contingencies

Leases

We lease office space under noncancelable operating agreements with various expiration dates through April 30, 2014. Rent expense for 2009, 2010 and 2011 was $993,000, $976,000 and $1.2 million, respectively.

Future minimum lease payments under noncancelable operating leases as of December 31, 2011 were as follows:

Operating leases
(in thousands)
Year ending December 31,
2012	$1,133
2013	1,020

Total minimum lease payments	$2,153

Litigation

We may be involved, from time to time, in a variety of claims, lawsuits, investigations and proceedings relating to contractual disputes, intellectual property rights, employment matters, regulatory compliance matters and other litigation matters relating to various issues that arise in the normal course of business. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess its potential liability by analyzing specific matters using available information. We have, in the past, developed our views on estimated losses in consultation with outside counsel, which involves a subjective analysis of potential results and outcomes, assuming various combinations of appropriate litigation and settlement strategies. Taking all of the above factors into account, we record an amount where it is probable that we will incur a loss and where that loss can be reasonably estimated. However, we may ultimately incur more or less than the estimated amounts initially recorded. Litigation can be costly, divert management’s attention and could, upon resolution, have a material adverse effect on our business, results of operations, financial condition and cash flows.

Purchase commitments

As of December 31, 2010 and 2011, we had purchase commitments with our third-party foundries and other suppliers of $9.9 million and $11.8 million due within one year, respectively, and $0 due after one year.

We subcontract with other companies to manufacture our voice and audio processors. During the normal course of business, our third-party foundries and other suppliers procure components based upon orders we place. If we cancel all or part of the orders, we may still be liable to the third-party foundries and suppliers for the cost of the components purchased by them to manufacture our voice and audio processors. We periodically review the potential liability and to date we have not recorded any accruals. Our financial position, results of operations and cash flows could be negatively impacted if we were required to compensate our third-party foundries or suppliers, as the case may be, for any costs incurred.

We may cancel these purchase commitments at any time. However we are required to pay all costs incurred through the cancellation date. We rarely cancel these agreements once production has started.

Indemnities, commitments and guarantees

During the normal course of business, we may make certain indemnities, commitments and guarantees under which we may be required to make payments in relation to certain transactions. These indemnities include intellectual property indemnities to certain of our OEMs, CMs and distributors in connection with the sales of our products, indemnities for liabilities associated with the infringement of other parties’ technology based upon our processors, indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease and indemnities to our directors and officers in connection with their service to us, to the maximum extent permitted under the laws of Delaware.

In addition, we have contractual commitments to various OEMs, CMs and distributors, which could require us to incur costs to repair an epidemic defect with respect to our processors outside of our normal business practices if such defect were to occur. The duration of these indemnities, commitments and guarantees varies and in certain cases, is indefinite. The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments that we may be obligated to make.

We have not recorded any liability for these indemnities, commitments and guarantees in the accompanying consolidated balance sheets. Where necessary, we accrue for losses for any known contingent liabilities, including those that may arise from indemnification provisions, when future payment is probable.

8. Capital stock

Common stock

Under our certificate of incorporation, as then in effect, we were authorized to issue 540,000,000 and 600,000,000 shares of common stock as of December 31, 2010 and 2011, respectively. At December 31, 2010 and 2011, we had reserved sufficient shares of common stock for issuance upon conversion of then outstanding preferred stock, exercise of then outstanding warrants to acquire preferred stock and exercise of then outstanding stock options. The holder of each share of common stock is entitled to one vote. Common stockholders are entitled to dividends when and if declared by our board of directors, subject to the prior rights of the preferred stockholders. Since inception, we have not declared any cash dividends.

As of December 31, 2010, we had reserved shares of common stock for future issuance as follows:

Shares reserved for convertible preferred stock	13,205,180
Shares reserved for stock options	3,739,588
Shares reserved for warrants	111,602

As of December 31, 2011, we had reserved shares of common stock for future issuance as follows:

Shares reserved for convertible preferred stock	13,205,180
Shares reserved for stock options	5,849,131
Shares reserved for warrants	111,602

On September 28, 2011, our board of directors approved an initial public offering of shares of our common stock by us under the Securities Act of 1933. Additionally, on September 28, 2011 our board of directors approved:

•	a decrease in the number of authorized shares of our common stock from 600,000,000 to 500,000,000 shares;

•	the creation and authorization of 50,000,000 shares of undesignated preferred stock, par value $0.001 per share; and

•

an amendment and restatement of our certificate of incorporation or bylaws, as the case may be, which eliminate actions by written consent of stockholders; impose advance notice requirements for stockholder proposals; revise the procedures for the filling of vacancies on the board of directors and provide that directors may only be removed for cause; provide that special meetings of the stockholders may only be called by a majority of our board of directors, the chairman of our board of directors, the chief executive officer or the president (in the absence of a chief executive officer); and provide that any future amendment to the foregoing provisions must be approved by the holders of at least 66 2/3% of our then outstanding common stock.

These amendments to our certificate of incorporation were approved by our stockholders on April 17, 2012 and will become effective after the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware prior to completion of the offering.

9. Convertible preferred stock

Convertible preferred stock as of December 31, 2010 and 2011 consisted of the following (in thousands, except share data):

Series	Shares authorized	Shares outstanding	Liquidation preference
A-1	1,168,966	38,956	$877
A-2	3,080,090	102,669	955
A-3	466,668	15,555	350
AA	36,683,675	1,112,505	5,044
AA-1	10,391,770	346,389	2,000
B	67,839,083	2,261,300	15,025
B-1	23,396,131	779,866	5,700
C	44,580,909	1,486,024	14,832
D	88,668,030	2,926,332	15,021
E	124,149,591	4,135,584	15,161

Convertible preferred stock at December 31, 2010 and 2011	400,424,913	13,205,180	$74,965

The holders of the various series of convertible preferred stock have various rights and preferences as follows:

Voting Rights. The holder of each share of convertible preferred stock is entitled to one vote for each share of the common stock into which shares of Series A-1, Series A-2, Series A-3, Series AA, Series AA-1, Series B, Series B-1, Series C, Series D and Series E preferred stock could be converted and the holders of common stock and preferred stock shall vote together as a single class on all matters.

Dividends. Holders of Series A-1, Series A-2, Series A-3, Series AA, Series AA-1, Series B, Series B-1, Series C, Series D and Series E convertible preferred stock are entitled to receive dividends at the rate of $1.80, $0.744, $1.80, $0.363, $0.462, $0.531, $0.585, $0.798, $0.411 and $0.294 per share, per year, respectively. Such dividends are payable when and if declared by our board of directors and are not cumulative. After payment of these preferred stock dividends, any additional dividends are required to be distributed among the holders of convertible preferred stock and common stock pro rata, based on the number of shares of common stock then held by each holder (assuming conversion of all convertible preferred stock into common stock). We have not declared any cash dividends since inception.

Conversion. Each share of convertible preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective convertible preferred stock issue price by the conversion price in effect at the time. The initial per share conversion price of the shares of Series A-1, Series A-2, Series A-3, Series AA, Series AA-1, Series B, Series B-1, Series C, Series D and Series E convertible preferred stock was $22.50, $9.30, $22.50, $4.53426, $5.7738, $6.6444, $7.3089, $9.981, $5.133 and $3.666, respectively, and is subject to adjustment as set forth in our certificate of incorporation. Conversion is automatic immediately upon the earlier of (i) our sale of our common stock in a firm commitment underwritten public offering market capitalization of at least $200 million (calculated on an as-converted basis) and which results in aggregate cash proceeds to us of not less than $30 million, or (ii) the date specified by written consent or agreement of the holders of not less than 60% of the then outstanding shares of preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Series E convertible preferred stock are entitled to receive $3.666 per share (as adjusted for stock splits, stock dividends, reclassifications or the like) for each share of Series E convertible preferred stock then held, plus declared but unpaid dividends, prior and in preference to any distribution of any of our assets to the holders of the other convertible preferred stock or common stock.

Upon completion of the distribution to Series E in the event of any liquidation, dissolution or winding up of our company, the holders of Series D convertible preferred stock are entitled to receive $5.133 per share (as adjusted for stock splits, stock dividends, reclassifications or the like) for each share of Series D convertible preferred stock then held, plus declared but unpaid dividends, prior and in preference to any distribution of any of our assets to the holders of the other series of convertible preferred stock or common stock.

Upon completion of the distribution to Series D in the event of any liquidation, dissolution or winding up of our company, the holders of Series C convertible preferred stock are entitled to receive $9.981 per share (as adjusted for stock splits, stock dividends, reclassifications or the like) for each share of Series C convertible preferred stock then held, plus declared but unpaid dividends, prior and in preference to any distribution of any of our assets to the holders of the other series of convertible preferred stock or common stock.

Upon completion of the distribution to Series C in the event of any liquidation, dissolution or winding up of our company, the holders of Series B and Series B-1 convertible preferred stock are entitled to receive $6.6444 and $7.3089 per share, respectively (as adjusted for stock splits, stock dividends, reclassifications or the like) for each share of Series B and B-1 convertible preferred stock then held, plus declared but unpaid dividends, prior and in preference to any distribution of any of our assets to the holders of the other series of convertible preferred stock or common stock.

Upon completion of the distribution to Series B and Series B-1 in the event of any liquidation, dissolution or winding up of our company, the holders of Series AA and Series AA-1 convertible preferred stock are entitled to receive $4.53426 and $5.7738 per share, respectively (as adjusted for stock splits, stock dividends, reclassifications or the like) for each share of Series AA and Series AA-1 convertible preferred stock then held, plus declared but unpaid dividends, prior and in preference to any distribution of any of our assets to the holders of Series A-3, Series A-2 and Series A-1 convertible preferred stock or common stock.

Upon completion of the distribution to Series AA and Series AA-1 in the event of any liquidation, dissolution or winding up of our company, the holders of Series A-2 and Series A-3 convertible preferred stock are entitled to receive $9.30 and $22.50 per share, respectively (as adjusted for stock splits, stock dividends, reclassifications or the like) for each share of Series A-2 and Series A-3 convertible preferred stock then held, plus declared but unpaid dividends, prior and in preference to any distribution of any of our assets to the holders of Series A-1 convertible preferred stock or common stock.

Upon completion of the distribution to Series A-2 and Series A-3 in the event of any liquidation, dissolution or winding up of our company, the holders of Series A-1 convertible preferred stock are entitled to receive $22.50 per share (as adjusted for stock splits, stock dividends, reclassifications or the like) for each share of Series A-1 convertible preferred stock then held, plus declared but unpaid dividends, prior and in preference to any distribution of any of our assets to the holders of common stock.

After the convertible preferred stock has been paid the liquidation preferences set forth above in full, our remaining assets available for distribution shall be distributed ratably to the holders of common stock based on the number of shares of common stock held by each stockholder.

A liquidation, dissolution, or winding down is deemed to occur if we sell, convey, exclusively license, lease or otherwise dispose of all or substantially all of our property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity or effect any other transaction or series of related transactions in which the holders of our capital stock immediately prior to the transaction hold and control less than a majority of our voting power immediately after such transaction. The reincorporation we effected in June 2011 did not constitute a liquidation, dissolution or winding down.

Warrants

Pursuant to convertible notes we issued in August 2003 in connection with our next round of convertible preferred stock financing, we issued warrants for 110,269 shares of Series AA convertible preferred stock at an exercise price of $3.627 per share. The warrants expire upon the earlier of August 20, 2013, the closing of an underwritten public offering with a market capitalization of at least $150 million or the closing of a change of control. We allocated $189,000 (fair value of the warrants on the date of issuance, determined using the Black-Scholes option pricing model) of the proceeds from the convertible notes to the warrants. The fair value of the warrants was originally recorded as a discount on the convertible loan and was accreted as additional interest expense over the term of the convertible notes. Upon conversion of the notes payable into preferred stock in 2003, the unamortized balance was transferred to preferred stock.

In connection with our July 2009 line of credit agreement with Silicon Valley Bank, we issued warrants to purchase 1,333 shares of Series D convertible preferred stock at $5.133 per share or preferred stock issued in our next round of convertible preferred stock financing resulting in net proceeds to us of not less than $2 million, whichever had a lower per share price. We then converted the warrants into the right to purchase 1,333 shares of Series E convertible preferred stock at a per share exercise price of $3.67 in connection with the closing of the Series E preferred stock financing. The warrants expire in July 2019.

At December 31, 2010 and 2011, we recorded the fair value of preferred stock warrants of $315,000 and $1.1 million, respectively, as long-term liabilities, as the warrants expire in August 2013 and July 2019. The freestanding warrants are subject to remeasurement at each balance sheet date with any change in fair value recognized as a component of “Other income (expense), net” in our consolidated statements of comprehensive income (loss). During 2009, 2010 and 2011, we recorded expense of $58,000, $88,000 and $822,000, respectively, for the change in fair value of these warrants. We will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants or the completion of a liquidation event, including the completion of a qualified initial public offering, at which time all convertible preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified to equity.

10. Stock-based awards

2001 Plan. In 2001, our board of directors and stockholders approved the 2001 Stock Plan (2001 Plan) pursuant to which our board of directors was authorized to issue stock purchase rights, incentive stock options and nonqualified stock options. The 2001 Plan required us to grant options at an exercise price not less than fair market value of our common stock on the date of grant for incentive options or 85% of fair market value of our common stock on the date of grant for nonqualified stock options. For employees holding more than 10% of the voting rights of all classes of stock, the exercise prices for incentive and nonqualified stock options could not be less than 110% of fair market value on the date of grant. The options are generally exercisable over four years. Although the vesting provisions of individual options may vary, the options must provide for vesting of at least 20% per year. The 2001 Plan provides that the term of the options shall be no more than 10 years from the date of the grant. Upon termination of employment, all unvested options are cancelled and returned to the 2001 Plan. As of December 31, 2010 and December 31, 2011, we had reserved 3,739,486 and 3,341,975 shares respectively, of common stock for issuance under the 2001 Plan. We ceased granting options under the 2001 Plan in March 2011 upon the adoption of our 2011 Equity Incentive Plan (2011 Plan).

2011 Plan. In March 2011 and June 2011, our board of directors and our stockholders approved the 2011 Plan, under which our board of directors may issue stock appreciation rights, restricted stock, restricted stock units, incentive stock options and nonqualified stock options. In connection with our initial public offering, in September 2011 our board of directors approved the amendment and restatement of the 2011 Plan. In December 2011, our board of directors and stockholders approved the addition of shares to the 2011 Plan. Immediately prior to the effective time of the registration statement filed in connection with our initial public offering, the 2011 Plan will provide for an annual increase on the first day of each year beginning January 1, 2013 equal to the least of: (i) 1,101,649, (ii) 4.5% of the outstanding shares of common stock as of the last day of the immediately preceding year; or (iii) such other amount as the board of directors may determine. The 2011 Plan requires our board of directors to grant options at an exercise price not less than fair market value of our common stock on the date of grant. For employees holding more than 10% of the voting rights of all classes of stock, the exercise prices for incentive and nonqualified stock options may not be less than 110% of fair market value of our common stock on the date of grant. The options are generally exercisable over four years. Although the vesting provisions of individual options may vary, options granted under the 2011 Plan must provide for vesting of at least 20% per year. The 2011 Plan provides that the term of the options shall be no more than 10 years from the date of the grant. Upon termination of employment, all unvested options are cancelled and returned to the 2011 Plan.

2011 ESPP. In September 2011, our board of directors adopted our 2011 Employee Stock Purchase Plan (2011 ESPP), which will be effective upon the completion of the offering. A total of 451,764 shares of our common stock will be made available for sale under the 2011 ESPP. In addition, the 2011 ESPP provides for annual increases in the number of shares available for issuance under the plan on the first day of each year beginning January 1, 2013 equal to the least of: (i) 1% of the outstanding shares of common stock on the first day of such year; (ii) 249,328 shares of common stock or (iii) such amount determined by the board of directors or its compensation committee. The 2011 ESPP permits participants to purchase common stock at a discount through contributions of up to 15% of their eligible compensation. The 2011 ESPP will be implemented through offering periods of approximately six months in duration. The purchase price of shares will be 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or on the exercise date. Our executive officers and our other employees will be permitted to participate in the 2011 ESPP. The 2011 ESPP will automatically terminate in 2031, unless we terminate it sooner.

A summary of option activity under the 2001 Plan and 2011 Plan is as follows:

		Options outstanding
	Shares available for grant	Number of shares	Weighted average exercise price
Balances at December 31, 2010	42,165	3,697,423	$2.18
Additional shares reserved	2,507,156	—	—
Options granted	(1,210,625)	1,210,625	9.95
Options exercised	—	(186,424)	1.58
Options cancelled	216,471	(216,471)	2.91
Options retired—2001 Plan	(211,189)	—	—

Balances at December 31, 2011	1,343,978	4,505,153	4.25

Information regarding our options as of December 31, 2010 and 2011 is summarized below:

Options outstanding at December 31, 2010					Options exercisable at December 31, 2010
Range of exercise price	Number outstanding	Weighted average remaining contractual life (in years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)	Number exercisable	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)
$0.60 – $0.90	856,663	5.3	$0.72		807,969	5.3	$0.71
$2.40 – $3.00	2,534,204	8.9	2.53		477,123	8.0	2.42
$3.30 – $3.30	306,556	9.9	3.30		—	—	—

	3,697,423	8.2	2.18	$10,802	1,285,092	6.3	1.35	$4,822

Options outstanding at December 31, 2011					Options exercisable at December 31, 2011
Range of exercise price	Number outstanding	Weighted average remaining contractual life (in years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)	Number exercisable	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)
$0.60 – $ 0.90	755,519	4.2	$0.72		753,126	4.2	$0.72
$2.40 – $ 3.00	2,285,729	8.0	2.54		1,107,324	7.7	2.48
$3.30 – $ 5.10	556,829	9.0	4.24		87,068	9.0	3.69
$9.30 – $11.70	907,076	9.8	11.53		198,228	9.8	11.67

	4,505,153	7.8	4.25	$43,005	2,145,746	6.7	2.76	$23,689

As of December 31, 2010, we had 3,317,345 options expected to vest at a weighted average exercise price of $2.18 per share. At December 31, 2011, we had 4,088,007 options expected to vest at a weighted average exercise price of $4.25 per share.

We calculated the intrinsic value of options outstanding, exercisable and expected-to-vest options based on the difference between the exercise price and the fair market value of our common stock on the applicable reporting date. The intrinsic value of exercised options was calculated based on the difference between the exercise price and the fair market value of our common stock as of the exercise date.

Options to nonemployees. At each reporting date, we revalue any unvested options using the Black-Scholes option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of our common stock fluctuates. Changes in the estimated fair value of these options will be recognized as stock-based compensation in the period of the change.

Stock-based compensation expense. The following table summarizes the components of stock-based compensation expense for 2009, 2010 and 2011. We realized no tax benefits due to our current loss position and did not capitalize any amounts as part of inventory as such amounts were insignificant.

	Year ended December 31,
	2009	2010	2011
	(in thousands)
Cost of revenue	$18	$62	$90
Research and development	132	227	416
Selling, general and administrative	133	258	884

	$283	$547	$1,390

Valuation Assumptions. We estimate the fair value of each stock-based award on the date of grant using the Black-Scholes option pricing model. Expected volatility is based on the historical volatility of a selected guideline group of publicly traded companies. The expected term of stock-based awards is based upon the simplified method for estimating expected term. The risk-free rate for the expected term of the stock-based awards is based on the U.S. Treasury Constant Maturity rate. The assumptions used to value awards granted during 2009, 2010 and 2011 were as follows:

	Year ended December 31,
	2009	2010	2011
Expected term (years)	6.25	6.25	6.25
Volatility	43%	42%	39-40%
Risk-free rate	2.07-3.09%	1.39-2.96%	1.17-2.3%
Dividend yield	—%	—%	—%

Expected term. Expected term represents the period over which we anticipate stock-based awards to be outstanding. As we have, and expect to undergo significant operational and structural changes in our business, the historical exercise data no longer provides a reasonable basis upon which to estimate expected term. As a result, the expected term of the stock-based awards we granted was calculated based on the simplified method. Under the simplified method, the expected term is equal to the average of stock-based award’s weighted average vesting period and its contractual term. We expect to continue using the simplified method until we have sufficient information.

Expected volatility. The expected volatility was based on the historical stock volatilities of a group of publicly listed guideline companies over a period equal to the expected terms of the options, as we do not have any trading history to use the volatility of our common stock.

Expected dividend yield. We have never paid cash dividends on our common stock and do not expect to pay dividends on our common stock.

Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury Notes with maturities equal to the award’s expected term.

Fair value of common stock. The fair value of the shares of common stock underlying the stock-based awards has historically been the responsibility of and determined by our board of directors. The absence of an active market for our common stock required our board of directors to estimate the fair value of common stock for purposes of granting stock-based awards and for determining stock-based compensation expense. In response to these requirements, our board of directors estimated the fair market value of common stock after consideration of all available information including our operating and financial performance, valuation studies by independent third-party valuation consultants, the valuations of comparable companies, the hiring of key personnel, the status of our development and sales efforts, revenue growth, the lack of liquidity of our capital stock and general and industry specific economic outlook and additional objective and subjective factors relating to our business. If different estimates or other assumptions had been used, the valuations would have been different.

The fair value of the underlying common stock will be determined by our board of directors until such time as our common stock is listed on an established stock exchange.

Forfeiture rate. We estimate our forfeiture rate based on an analysis of our actual forfeitures and will continue to evaluate the adequacy of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior and other factors. The impact from a forfeiture rate adjustment will be recognized in full in the period of adjustment and if the actual number of future forfeitures differs from that estimated, we may be required to record adjustments to stock-based compensation expense in future periods.

The aggregate intrinsic value of options exercised during 2010 and 2011 was $685,000 and $1.2 million, respectively. Cash received from stock option exercises during 2009, 2010 and 2011 was $59,000, $374,000 and $294,000, respectively. Due to our net losses, we did not realize any tax benefits from stock options exercised during 2009, 2010 and 2011.

At December 31, 2010 and 2011, we had $2.9 million and $5.2 million, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to stock-based awards that we will recognize over a weighted average period of 3.2 years and 2.5 years, respectively.

11. Borrowings

Line of credit

In July 2009, we entered into a $5.0 million revolving line of credit agreement with Silicon Valley Bank, under which available funds are based on eligible accounts receivable. Under the agreement, if the outstanding amount on any advance becomes greater than 80% of the face amount of the invoice (or 50% against amounts advanced against purchase orders), we are required to pay the difference to the lender. Borrowings under this facility accrue interest at the greater of the prime rate or 4% per annum with a penalty of an additional 0.25% applied each time our cash balance goes below $2.5 million. These rates increase 5% per annum during an event of default. Payment to the lender is generally due when the payment is received on the receivable against which the line has been drawn.

On July 6, 2011, we amended our line of credit agreement with Silicon Valley Bank. Among other changes, the amendment (i) increases our line of credit from $5.0 million to $10.0 million and extends the availability of the line until July 6, 2013; (ii) provides that we may borrow up to $2.0 million (of the $10.0 million total) without reference to the value of our accounts receivable or purchase orders; (iii) changes the applicable interest rate on the line of credit to the following: (a) for prime rate loans, a range from the bank’s prime rate to the prime rate plus 0.35% per annum (the higher rate is applicable if our quick ratio falls below 1.25:1.00), or (b) for LIBOR loans, LIBOR plus 1.75% per annum; and (iv) replaces the credit facility’s financial tests based on net cash balances with a condition that we maintain a quick ratio of at least 1.25:1.00 (used to determine borrowing eligibility and interest rate). The amendment also removed the covenant that we maintain a quick ratio of 1.50:1.00 while equipment loans remain outstanding.

We borrowed $800,000 under our line of credit agreement in December 2009 and we repaid the outstanding balance in April 2010. As of December 31, 2010 and 2011, we had no outstanding borrowings under our line of credit agreement.

Equipment loan

In July 2009, we entered into a $500,000 equipment term loan payable in 36 equal monthly installments of principal plus accrued interest. Interest on the loan accrues at a rate of 6.5% per annum, increasing to 11.5% per annum during an event of a default. Through the termination or repayment of the loan, we were required to maintain a quick ratio of at least 1.50:1.00. This covenant was removed when we amended our credit agreement with Silicon Valley Bank in July 2011.

The balance remaining as of December 31, 2010 and 2011 was $240,000 and $103,000, respectively. After repayment, no equipment loan advance may be reborrowed. Maturities of the outstanding balance were as follows: $103,000 in 2012.

12. Segment and geographic information

We operate in one reportable segment related to the selling and marketing of voice and audio processors and licensing of processor IP for use in mobile devices. We have identified our president and chief executive officer as the Chief Operating Decision Maker (CODM), who manages our operations as a whole. For the purpose of evaluating financial performance and allocating resources, the CODM reviews financial information accompanied by information by customer and by product.

For all periods presented, substantially all of our revenue was generated in Asia. Since our OEMs market and sell their products worldwide, our revenue by geographic location is not necessarily indicative of the geographic distribution of mobile device sales, but rather of where the mobile devices are manufactured. Our revenue is therefore based on the country or region in which our OEMs or their CMs issue their purchase orders to us. Revenue percentages for the geographic regions reported below were based upon customer headquarters’ locations. The following is a summary of the geographic information related to revenue for the periods presented:

	Year ended December 31,
	2009	2010	2011
China	36%	88%	77%
Japan	1	2	—
Korea	62	10	23
United States	—	—	—
Other	1	—	—

Total	100%	100%	100%

As of December 31, 2010 and 2011, substantially all of our long-lived tangible assets were located in the United States.

13. Reverse stock split

In April 2012, our board of directors and stockholders approved a one-for-30 reverse split of our outstanding common and preferred stock that was effected on April 25, 2012. All share and per share information included in the accompanying financial statements and notes thereto have been adjusted to reflect this reverse stock split.

14. Subsequent events

We performed an evaluation of subsequent events through April 25, 2012.

15. Unaudited subsequent event

We performed an evaluation of subsequent events through May 7, 2012, the date the unaudited interim consolidated financial statements were available to be issued.

On May 1, 2012, Dmitry Edward Terez filed a patent infringement lawsuit in U.S. District Court for the District of Delaware against us. The complaint alleges that our products infringe U.S. Patent No. 7,124,075 held by Mr. Terez. The complaint seeks unspecified monetary damages, costs and expenses and injunctive relief against us. We have not yet been served with the complaint, and we have limited information about the specific infringement allegations, but they appear to focus primarily on pitch determination methods allegedly used in our products. Based upon our preliminary investigation, we do not believe that our products infringe any valid or enforceable claim of the patent identified in the complaint. Nevertheless, the costs associated with any actual, pending or threatened litigation could negatively impact our operating results regardless of the actual outcome. Due to the preliminary status of the lawsuit and uncertainties related to litigation, we are unable to evaluate the likelihood of either a favorable or unfavorable outcome. We cannot currently estimate a range of any possible losses we may experience in connection with this case. Accordingly, we are unable at this time to estimate the effects of this complaint on our financial condition, results of operations or cash flows.

Audience, Inc.

Condensed consolidated balance sheets

(in thousands, except share and per share data)

(unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$97,735	$15,983
Restricted cash	40	40
Marketable securities	22,052	—
Accounts receivable, net of allowance for sales returns of $2 and $0, respectively	13,239	8,465
Inventories	11,538	20,242
Prepaid expenses and other current assets	2,409	2,659

Total current assets	147,013	47,389
Property and equipment, net	5,509	2,237
Long-term deposit	642	69
Restricted cash—noncurrent portion	170	170
Total assets	$153,334	$49,865

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Equipment leasing	$—	$103
Accounts payable	5,427	7,711
Accrued and other current liabilities	7,435	4,405
Deferred credits and income	289	474
Financing obligation for construction in progress	630	—

Total current liabilities	13,781	12,693
Deferred rent—noncurrent portion	33	132
Convertible preferred stock warrant liability	—	1,137

Total liabilities	13,814	13,962

Commitments and contingencies (Note 8)

Convertible preferred stock:
$0.001 par value—no shares authorized, issued or outstanding at September 30, 2012; 400,424,913 shares authorized and 13,205,180 shares issued and outstanding at December 31, 2011	—	74,348

Stockholders’ equity (deficit):

Preferred stock:
$0.001 par value—50,000,000 shares authorized and no shares issued and outstanding at September 30, 2012; no shares authorized, issued or outstanding at December 31, 2011	—	—
Common stock:
$0.001 par value—500,000,000 shares authorized and 20,345,747 shares issued and outstanding at September 30, 2012; 600,000,000 shares authorized and 1,023,736 shares issued and outstanding at December 31, 2011	20	1
Additional paid-in capital	169,488	3,732
Accumulated other comprehensive income (loss)	1	(31)
Accumulated deficit	(29,989)	(42,147)

Total stockholders’ equity (deficit)	139,520	(38,445)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$153,334	$49,865

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

Audience, Inc.

Condensed consolidated statements of comprehensive income

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue:
Hardware	$32,252	$26,306	$72,805	$79,716
Licensing	8,499	—	32,411	—

Total revenue	40,751	26,306	105,216	79,716
Cost of revenue	18,355	13,798	44,392	35,745

Gross profit	22,396	12,508	60,824	43,971
Operating expenses:
Research and development	9,501	4,388	23,047	14,605
Selling, general and administrative	9,102	5,820	24,773	14,870

Total operating expenses	18,603	10,208	47,820	29,475

Income from operations	3,793	2,300	13,004	14,496
Interest income (expense), net	77	—	90	(5)
Other income (expense), net	(39)	101	(504)	(557)

Income before income taxes	3,831	2,401	12,590	13,934
Provision for income taxes	(167)	—	(432)	—

Net income	$3,664	$2,401	$12,158	$13,934

Net income per share:
Basic	$0.18	$0.06	$0.57	$0.67

Diluted	$0.16	$0.05	$0.49	$0.58

Weighted average shares used in computing net income per share:
Basic	20,342	982	10,956	925

Diluted	23,159	3,802	13,816	3,196

Other comprehensive income (loss):
Foreign currency translation adjustments	$—	$(20)	$31	$(41)

Net comprehensive income	$3,664	$2,381	$12,189	$13,893

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

Audience, Inc.

Condensed consolidated statements of cash flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities
Net income	$12,158	$13,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,053	586
Write-down of inventory to net realizable value	2,953	192
Change in fair value of convertible preferred stock warrants	290	556
Stock-based compensation	2,190	784
Loss on disposal of property and equipment	20	—
Amortization/accretion of marketable securities	28	—
Non-cash rent expense	148	—
Changes in assets and liabilities:
Accounts receivable	(4,775)	(1,810)
Inventories	5,751	(4,435)
Prepaid expenses and other assets	(1,784)	(742)
Accounts payable	(1,747)	1,011
Accrued and other liabilities	2,879	2,081
Deferred credits and income	(284)	385

Net cash provided by operating activities	18,880	12,542

Cash flows from investing activities
Purchases of property and equipment	(3,715)	(1,299)
Purchases of marketable securities	(22,079)	—
Change in restricted cash	—	9

Net cash used in investing activities	(25,794)	(1,290)

Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	91,548	—
Proceeds from exercise of preferred stock warrants	400	—
Proceeds from exercise of stock options	512	247
Payment in connection with initial public offering costs	(3,723)	(156)
Repayment of equipment term loan	(102)	(103)

Net cash provided by financing activities	88,635	(12)

Effect of exchange rate change on cash and cash equivalents	31	(41)

Net increase in cash and cash equivalents	81,752	11,199
Cash and cash equivalents
Beginning of period	15,983	12,095

End of period	$97,735	$23,294

Supplemental disclosure of noncash financing activities:
Noncash obligation for property, plant and equipment	$630	$—
Conversion of convertible preferred stock to common stock	$74,348	$—
Conversion of preferred stock warrants to common stock warrants	$23	$—

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

Audience, Inc.

Notes to condensed consolidated financial statements

(unaudited)

1. Formation and business of Audience, Inc.

Audience, Inc. (we or us) was incorporated in the State of California in July 2000 and subsequently reincorporated in the State of Delaware in June 2011. In June 2002, we changed our name from Applied Neurosystems Corporation to Audience, Inc. We provide intelligent voice and audio solutions that improve voice quality and the user experience in mobile devices.

We outsource the manufacture of our voice and audio processors to independent foundries and use third parties for assembly, packaging and test. We sell our voice and audio processors globally, directly to original equipment manufacturers (OEMs) and their contract manufacturers (CMs) and indirectly through distributors. In 2012, we also began to recognize royalty revenue for the use of our semiconductor intellectual property (processor IP) in the 2011 model of the mobile phones of a single OEM.

On May 15, 2012, we closed our initial public offering (IPO) of 6,060,707 shares of our common stock inclusive of 270,180 shares of common stock sold by certain selling stockholders and the 790,527 shares of underwriters’ over-allotment option. The public offering price of the shares sold in the offering was $17.00 per share. The total gross proceeds from the offering to us were $98.4 million and after deducting underwriting discounts and commissions, the aggregate net proceeds received by us was approximately $91.5 million before offering expenses. We also received $81,000 from the stock options exercised by certain selling stockholders. Upon the closing of the IPO, all shares of our outstanding convertible preferred stock converted into shares of common stock on a one to one basis and all outstanding warrants to purchase convertible preferred stock converted into warrants to purchase shares of common stock.

2. Basis of presentation and summary of significant accounting policies

Basis of presentation

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring items, necessary for a fair statement of our financial statements for interim periods in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The information included in this Quarterly Report on Form 10-Q should be read in conjunction with our consolidated financial statements and the accompanying notes included in our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Securities Act) with the U.S. Securities and Exchange Commission (SEC) on May 10, 2012 (Prospectus). Our accounting policies are described in the “Notes to consolidated financial statements” in our Prospectus and updated, as necessary, in this Form 10-Q. The year-end condensed consolidated balance sheet data presented for comparative purposes was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. The results of operations for the three and nine months ended September 30, 2012 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

Basis of consolidation

All intercompany transactions and balances have been eliminated upon consolidation. The functional currency of each of our subsidiaries is the U.S. dollar. Foreign currency gains or losses are recorded as other income (expenses), net in the condensed consolidated statements of income.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, we evaluate our estimates, including those related to allowances for doubtful accounts receivable and sales returns, inventory write downs, useful lives of long-lived assets, valuation of deferred tax assets and uncertain tax positions, the measurement of stock-based compensation, the valuation of our various equity instruments, litigation investigation and settlement costs and other contingencies. We base our estimates and judgments on our historical experience, knowledge of current conditions and beliefs of what could occur in the future, considering available information. Actual results could differ from those estimates.

Concentration of risk

As of September 30, 2012, two customers accounted for 57% and 27% of total accounts receivable. As of December 31, 2011, two customers comprised 74% and 15% of total accounts receivable, respectively.

For the three and nine months ended September 30, 2012, Foxconn International Holdings, Ltd. and its affiliates (collectively, Foxconn), a CM, accounted for 14% and 15% of our total revenue, respectively, and 51% and 70% of our total revenue for the three and nine months ended September 30, 2011, respectively. Samsung Electronics Co., Ltd (Samsung), one of our OEMs, accounted for 55% and 45% of our total revenue for the three and nine months ended September 30, 2012, respectively, and 30% and 17% of our total revenue for the three and nine months ended September 30, 2011, respectively. Protek (Shanghai) Limited and its affiliates (collectively, Protek), a CM, accounted for less than 10% of our total revenue for both the three and nine months ended September 30, 2012, and 10% of our total revenue for both the three and nine months ended September 30, 2011. In addition, with respect to the 2011 model of its mobile phones, Apple Inc. (Apple) transitioned from the purchase of our processors to licensing of our processor IP for a royalty. We began to recognize royalty revenue in 2012, which accounted for 21% and 31% of our total revenue for the three and nine months ended September 30, 2012, respectively. No other OEM, CM or distributor accounted for 10% or more of our total revenue for the three and nine months ended September 30, 2012 and 2011.

Deferred initial public offering costs

Deferred IPO costs, consisting of legal, accounting and other fees and costs, were capitalized and included in “Prepaid and other current assets” on our consolidated balance sheet for periods presented prior to May 2012. Upon closing of our IPO on May 15, 2012, the aggregate deferred offering costs of $4.5 million were reclassified to stockholders’ equity.

Revenue recognition

We derive revenue from the direct sale of voice and audio processors to CMs and OEMs and indirect sales of processors to OEMs through distributors. We recognize revenue from sales to CMs and OEMs when persuasive evidence of an arrangement exists, the selling price is fixed or determinable, product delivery has occurred, which is when the risk and reward of ownership pass to the customer, and collectability of the resulting receivable is reasonably assured. These criteria are usually met when our processors are shipped to an OEM under INCOTERMS 2000 commercial terms, which are typically free carrier (FCA), delivered at terminal (DAT) and delivered at place (DAP) shipping point. We also ship a significant portion of our products to the inventory hubs of CMs and recognize the related revenue as the CMs notify us in writing that they have drawn our products from the hub, at which point delivery and transfer of title and risk of ownership has occurred.

Although we do not recognize revenue from sales to our distributors upon shipment, the title and the risk of ownership for the products transfer to the distributor upon shipment as the shipping terms are typically ex works (EXW) or free on board (FOB) shipping point and the distributor is obligated to pay for the products at that time. We do not offer distributors, CMs or OEMs return rights, rebates, price protection or other similar rights. However, in the past, we have occasionally accepted returns from distributors. As a result, we defer revenue recognition, adjustments to revenue and the related costs of revenue until the distributor notifies us in writing of their resale of the products. The amounts billed to distributors, adjustments to revenue and the cost of inventory shipped to, but not yet sold by the distributors, are included on our consolidated balance sheets under “Deferred credits and income.” We take into account the inventories held by our distributors in determining the appropriate level of provision for excess and obsolete inventory.

With respect to a single OEM, we earn royalties on mobile phones integrating our licensed processor IP. We recognize royalty revenue based on mobile phone shipments reported by this OEM during the quarter in which we receive the report, assuming that all other revenue recognition criteria are met at that time because we do not have other evidence to reasonably estimate the amount of royalties due. The amount of revenue recognized is determined by multiplying the number of mobile phones sold during a particular quarter in which our processor IP is integrated at the agreed-upon royalty rate.

Litigation, investigation and settlement costs

From time to time, we are involved in legal actions and/or investigations by regulatory bodies. There are many uncertainties associated with any litigation, and we cannot be certain that these actions or other third party claims against us will be resolved without costly investigation, defense, substantial settlement payments and/or judgments. If any of these were to occur, our business, financial condition and results of operations could be materially and adversely affected. If information becomes available that causes us to determine that a loss in any of our pending litigation is probable, and we can reasonably estimate the loss associated with such events, we record the loss in accordance with U.S. GAAP. However, the actual liability in any such litigation or investigations may be materially different from our estimates, which could require us to record additional cost.

Recent accounting pronouncements

In May 2011, the FASB amended its guidance related to fair value measurements to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. The amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the updated guidance should not result in a change in the application of previous fair value measurement guidance. We adopted this guidance prospectively beginning in the three months ended March 31, 2012. The adoption of this guidance did not have a material impact on our financial position, results of operations or our cash flows.

In June 2011, the FASB issued guidance related to the presentation of comprehensive income. This update gives an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. We adopted this guidance retrospectively effective in the three months ended March 31, 2012. Other than requiring additional disclosures, the adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows.

In December 2011, the FASB issued additional guidance related to the presentation of other comprehensive income. This guidance is intended to allow the FASB time to re-deliberate whether it is necessary to require entities to present the effects of reclassifications out of accumulated other comprehensive income in both the statement in which net income is presented and the statement in which other comprehensive income is presented. This guidance defers the effective date of only those provisions in the other comprehensive income guidance that relate to the presentation of reclassification adjustments out of other comprehensive income and reinstates the previous requirements to present reclassification adjustments either on the face of the statement in which other comprehensive income is reported or to disclose them in a note to the financial statements. The amendments in this new guidance became effective at the same time as the amendments in the other comprehensive income guidance explained above. Our adoption of this standard did not have a material impact on our financial position, results of operations or cash flows.

In December 2011, the FASB issued guidance on “Disclosures about Offsetting Assets and Liabilities” which requires an entity to disclose information about offsetting and related arrangements to ensure that the users of the financial statements of the entity can understand the effect that offsetting has on the financial position of the entity. This guidance is effective for annual periods beginning on or after January 1, 2013. Retrospective application is required for all comparative periods presented. The adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

3. Consolidated balance sheet components

Inventories

Inventories as of September 30, 2012 and December 31, 2011 consisted of the following:

	September 30, 2012	December 31, 2011
	(in thousands)
Work in progress	$3,772	$8,684
Finished goods	7,766	11,558

Total inventory	$11,538	$20,242

Property and equipment

Property and equipment, net as of September 30, 2012 and December 31, 2011 consisted of the following:

	September 30, 2012	December 31, 2011
	(in thousands)
Computers and equipment	$2,337	$1,640
Machinery and equipment	3,012	1,414
Software	727	581
Furniture and fixtures	442	401
Leasehold improvements	1,120	431
Construction in progress	1,139	—

Gross property and equipment	8,777	4,467
Accumulated depreciation and amortization	(3,268)	(2,230)

Property and equipment, net	$5,509	$2,237

On June 5, 2012, we entered into a lease agreement for our future headquarters, which will consist of 87,565 rentable square feet in Mountain View, California. The facility is in the process of being constructed. Pursuant to the lease agreement, we agreed to pay construction cost in excess of a certain amount and we have certain indemnification obligations related to the construction. As a result of our involvement during construction period, we are considered to be the owner of the construction project during the construction period in accordance with accounting for the effect of lessee involvement in asset construction. As of September 30, 2012, we capitalized $1.1 million of assets as construction in progress, based on the construction costs incurred by the landlord. Upon execution of the lease agreement, we reimbursed the landlord $0.5 million for the construction cost in the form of a security deposit, and as a result, our corresponding liability of $0.6 million was reflected as a financing obligation for construction in progress.

Depreciation and amortization expense for the three and nine months ended September 30, 2012 was $423,000 and $1.1 million, respectively. Depreciation and amortization expense for the three and nine months ended September 30, 2011 was $226,000 and $586,000, respectively.

Accrued and other current liabilities

Accrued and other current liabilities as of September 30, 2012 and December 31, 2011 consisted of the following:

	September 30, 2012	December 31, 2011
	(in thousands)
Compensation	$4,064	$2,171
Professional fees	959	909
Royalties	352	490
Tenant improvements	39	63
Accrued engineering costs	240	496
Other	1,781	276

Accrued and other current liabilities	$7,435	$4,405

4. Marketable securities

We invest our excess cash primarily in U.S. government agency and treasury notes, money market funds and municipal notes and bonds that mature within one year.

All cash equivalents and marketable securities are classified as available-for-sale and are summarized as follows:

	September 30, 2012
	Fair value	Amortized cost	Gross unrealized gains	Gross unrealized losses
	(in thousands)
Money market funds	$57,918	$57,918	$—	$—
U.S. government bonds and notes	22,052	22,051	1	—

Total cash equivalents and marketable securities	79,970	79,969	1	—
Cash	39,817	39,817	—	—

Total cash, cash equivalents and marketable securities	$119,787	$119,786	$1	$—

Available-for-sale securities are reported at fair value on the condensed consolidated balance sheet and classified as follows:

	September 30, 2012	December 31, 2011
	(in thousands)
Cash equivalents	$57,918	$2,062
Short term marketable securities	22,052	—

Total cash equivalents and marketable securities	79,970	2,062
Cash	39,817	13,921

Total cash, cash equivalents and marketable securities	$119,787	$15,983

We invest in high quality, highly liquid debt securities that mature within one year. We hold all of our marketable securities as available-for-sale and mark them to market. We currently do not intend to sell these investments nor are we required to sell these investments. As of September 30, 2012, marketable debt securities with a fair value of $80.0 million, which mature within one year had insignificant unrealized losses. However, we cannot provide any assurance that our portfolio of cash, cash equivalents and marketable securities will not be impacted by adverse conditions in the financial markets, which may require us in the future to record an impairment charge for credit losses which could adversely impact our financial results.

The estimated fair value of cash equivalents and marketable securities as of September 30, 2012 was $80 million. The unrealized gains, net, were insignificant in relation to our total available-for-sale portfolio. The unrealized gains, net, were primarily due to market conditions and the demand for and duration of our U.S. government bonds and notes.

5. Fair value hierarchy

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value hierarchy is based on three levels of inputs that may be used to measure fair value, of which the first two are considered observable and the last unobservable:

Level 1 —	Quoted prices in active markets for identical assets or liabilities.

Level 2 —	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2012 were as follows:

	Total	Level 1	Level 2	Level 3
	(in thousands)
Assets
Money market funds(1)	$57,918	$57,918	$—	$—
U.S. government bonds and notes(2)	22,052	22,052	—	—

Total available-for-sale debt securities	$79,970	$79,970	$—	$—

(1)	Money market funds are included in cash and cash equivalents on the condensed consolidated balance sheet.
(2)	U.S. government bonds and notes are included in marketable securities on the condensed consolidated balance sheet.

Financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2011 were as follows:

	Total	Level 1	Level 2	Level 3
	(in thousands)
Assets
Money market funds(1)	$2,062	$2,062	$—	$—

Liabilities
Convertible preferred stock warrants(2)	$(1,137)	$—	$—	$(1,137)

(1)	Money market funds are included in cash and cash equivalents on the condensed consolidated balance sheet.
(2)	The convertible preferred stock warrants were subject to revaluation at each balance sheet date and any change in fair value was recognized as a component of other income (expense), net in the consolidated statements of comprehensive income. These warrants were revalued up to the date the convertible preferred stock warrants were exercised or became warrants to purchase common stock upon the closing of our IPO, and the liability related to these warrants were reclassified as stockholders’ equity (deficit).

Prior to the closing of our IPO, the warrants to purchase 110,269 shares of our convertible preferred stock were exercised. As a result we reclassified the aggregate fair value of $1.4 million from the liability to stockholders’ equity (deficit). The remaining warrants to purchase 1,333 shares of our convertible preferred stock converted to warrants to purchase our common stock upon the close of our IPO on May 15, 2012. As a result we reclassified the aggregate fair market value of $23,000 from the liability to stockholders’ equity (deficit), and no longer revalue the warrants. The warrants to purchase 1,333 shares of our common stock were unexercised as of September 30, 2012.

Prior to the closing of our IPO, we used the Black-Scholes option pricing model to determine the fair value of the warrants to purchase convertible preferred stock, including the consideration of underlying ordinary share price, using the following assumptions: the risk-free interest of 0.18%—1.61%, the expected term of 1.28—7.17 years and the expected volatility of 32.6%—37.5%. Certain inputs used in the model are unobservable. As a result, the valuation of the warrants is categorized as Level 3 in accordance with ASC 820, Fair Value Measurement. The fair values could change significantly based on future market conditions.

The following table sets forth reconciliations for our convertible preferred stock warrants:

	September 30, 2012	December 31, 2011
	(in thousands)
Beginning balance	$1,137	$315
Change in fair value of preferred stock warrants	290	822
Exercise of preferred stock warrants	(1,404)	—
Conversion of preferred stock warrants to common stock warrants	(23)	—

Ending balance	$—	$1,137

6. Income taxes

For all periods presented through December 31, 2011, our income (loss) before provision for income taxes was U.S. based; our income tax provision was insignificant and was reflected in other income (expense), net in the accompanying statement of operations. Effective January 1, 2012, our new international structure became operational. Our effective tax rate in the periods presented on or after January 1, 2012 is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax ranges. The rate at which the provision for income taxes is calculated also differs from the U.S. federal statutory income tax rate primarily due to the full valuation allowance on U.S. deferred tax assets and different tax rates in foreign jurisdictions where income is earned and considered to be indefinitely reinvested.

Our effective income tax rate was 3% for both the three and nine months ended September 30, 2012. We had zero effective income tax rates for both the three and nine months ended September 30, 2011. Our provision for income taxes was $167,000 and $432,000 for the three and nine months ended September 30, 2012, respectively, which was primarily related to income tax in foreign jurisdictions. Our provision for income taxes was immaterial for both the three and nine months ended September 30, 2011.

As of September 30, 2012, we had gross unrecognized tax benefits totaling $3.4 million, all of which were offset by a full valuation allowance. Approximately $2.5 million of our net unrecognized tax benefits, not including interest, if recognized, would affect our effective tax rate. One or more of these net unrecognized tax benefits could be subject to valuation allowance if and when recognized in a future period, which could impact the timing of any related effective tax rate benefit. We recognize interest and/or penalties related to income tax matters within the provision for income taxes. We had no accrued interest or penalties due to our net operating losses and tax credits available to offset any tax adjustments. We do not believe that it is reasonably possible that our unrecognized tax benefits would materially change in the next 12 months. We are subject to examination by U.S.

federal and state tax authorities for all years since our inception in 2000 and are subject to examination by foreign tax authorities since the formation of our non-U.S. entities. We currently have no income tax examinations in progress nor have we had any income tax examinations since our inception.

We regularly assess the realizability of deferred tax assets based upon the weight of all available evidence, including such factors as the historical tax losses, recent earnings history and expected future taxable income, the amount and timing of which are uncertain. We believe that it is more likely than not that we will be unable to realize all of our deferred tax assets and, accordingly, full valuation allowance of $16.6 million was established for such amounts as of December 31, 2011. However, should there be a change in our ability to realize our deferred tax assets, the valuation allowance will be released, resulting in a decrease to the income tax provision in the period in which we determine that it is more likely than not that the benefit of our deferred tax assets will be realized. With our recent earnings and projected future income, we believe that it is reasonably possible that we may release a significant portion of the valuation allowance against our U.S. deferred income tax assets in the next 12 months.

7. Earnings per share

Basic net income per share allocable to holders of common stock is computed by dividing the net income allocable to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. Net income allocable to holders of common stock is calculated using the two-class method, as we have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings. Holders of our convertible preferred stock were each entitled to receive non-cumulative dividends at the annual rates payable prior and in preference to any dividends on any shares of our common stock. After payment of these preferred stock dividends, any additional dividends were required to be distributed among the holders of convertible preferred stock and common stock pro rata (on an as-converted basis). The holders of the convertible preferred stock did not have a contractual obligation to share in our losses. We considered our convertible preferred stock to be participating securities. The two-class method requires earnings for the period, after deduction of preferred stock dividends, to be allocated between the holders of common and preferred stock based on their respective rights to receive dividends. Basic net income per share is then calculated by dividing net income allocable to holders of common stock (after the reduction for any undeclared preferred stock dividends assuming the distribution of current income for the period) by the weighted average number of shares of common stock outstanding.

In computing diluted net income allocable to holders of common stock, undistributed earnings are reallocated to reflect the potential impact of dilutive securities. Diluted net income per share allocable to holders of common stock is computed by dividing the net income allocable to holders of common stock for the period by the weighted average number of common and potential common shares outstanding during the period, if the effect of each class of potential shares of common stock is dilutive. Potential shares of common stock include incremental shares of common stock issuable upon the exercise of stock options, conversion of preferred stock and exercise of warrants.

The following table sets forth the computation of basic and diluted net income per share under the two-class method attributable to common stockholders:

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)
Numerator:
Net income	$3,664	$2,401	$12,158	$13,934
Non-cumulative dividends to holders of preferred stock	—	(1,498)	(2,248)	(4,495)
Undistributed earnings allocable to holders of preferred stock	—	(840)	(3,709)	(8,821)

Net income—basic	3,664	63	6,201	618
Adjustment for undistributed earnings reallocated to holders of common stock	—	145	521	1,221

Net income—diluted	$3,664	$208	$6,722	$1,839

Denominator:
Weighted average shares used in computing net income per share:
Basic	20,342	982	10,956	925
Weighted average effect of potentially dilutive securities:
Options to purchase common stock	2,699	2,820	2,789	2,271
Employee stock purchase plan	117	—	70	—
Common stock warrants	1	—	1	—
Convertible preferred stock warrants	—	—	—	—

Diluted	23,159	3,802	13,816	3,196

Net income per share:
Basic	$0.18	$0.06	$0.57	$0.67

Diluted	$0.16	$0.05	$0.49	$0.58

The following potentially dilutive shares of common stock were excluded from the computation of diluted net income per share of common stock for the periods presented because including them would have had an antidilutive effect:

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(in thousands)
Options to purchase common stock	923	—	345	—
Convertible preferred stock (if-converted basis)	—	13,205	6,506	13,205
Restricted stock units	18	—	18	—

Total	941	13,205	6,869	13,205

8. Commitments and contingencies

Leases

We lease office space under noncancelable agreements with various expiration dates through May 30, 2023. Rent expense was $693,000 and $1.7 million for the three and nine months ended September 30, 2012, respectively. Rent expense was $309,000 and $916,000 for the three and nine months ended September 30, 2011, respectively.

On June 5, 2012, we entered into a lease agreement for our future headquarters, which will consist of 87,565 square feet in Mountain View, California. The facility is in the process of being constructed. The contractual lease commencement date is the earlier of (i) the date upon which we first commence to conduct business in the premises, and (ii) the later to occur of (a) the date upon which the premises are ready for occupancy or (b) June 1, 2013. The contractual annual base payment is $3.7 million subject to a full abatement of payment for the first month of the lease term. The annual base payment increases 3% each year. The lease term is 10 years with one option to extend the lease term for an additional period of five years.

Pursuant to the lease agreement, we agreed to pay construction cost in excess of a certain amount and we have certain indemnification obligations related to the construction. As a result of our involvement during the construction period, we are considered to be the owner of the construction project during the construction period in accordance with accounting for the effect of lessee involvement in asset construction. As of September 30, 2012, we capitalized $1.1 million of assets as construction in progress, based on the construction costs incurred by the landlord. Upon execution of the lease agreement, we reimbursed the landlord $0.5 million for the construction cost in the form of a security deposit, and as a result, our corresponding liability of $0.6 million was reflected as a financing obligation for construction in progress.

Future minimum lease payments under noncancelable leases as of September 30, 2012 were as follows:

Year ending December 31,	(in thousands)
2012 (remaining three months)	$699
2013	4,457
2014	4,446
2015	4,184
2016	4,314
2017	4,265
2018 and beyond	24,360

Total minimum lease payments	$46,725

Litigation

On May 1, 2012, Dmitry Edward Terez filed a patent infringement lawsuit in U.S. District Court for the District of Delaware against us. The complaint alleged that our products infringe U.S. Patent No. 7,124,075 held by Mr. Terez. The complaint sought unspecified monetary damages, costs and expenses and injunctive relief against us. On August 23, 2012, Mr. Terez dismissed his complaint without prejudice.

On July 3, 2012, Noise Free Wireless, Inc. filed a lawsuit in U.S. District Court for the Northern District of California against one of our OEMs and against us. The complaint alleged that our products infringe U.S. Patent No. 7,742,790 held by Noise Free Wireless and that our OEM infringed the same patent based on its alleged use of our products. The complaint also alleged that we misappropriated Noise Free Wireless’ trade secrets and engaged in unfair business practices based on the alleged patent infringement and trade secret misappropriation. The complaint made additional allegations against our OEM. The complaint sought unspecified monetary damages, costs and fees and injunctive relief against us. On September 14, 2012, the parties stipulated to dismiss Noise Free Wireless’ complaint without prejudice. On September 18, 2012, the Court entered an order approving this stipulation, thereby dismissing Noise Free Wireless’ complaint without prejudice.

On September 13, 2012, a purported shareholder filed a class action complaint in the Superior Court of the State of California for Santa Clara County against us, the members of our board of directors, two of our executive officers and the underwriters of our IPO. The complaint purports to be brought on behalf of a class of purchasers of our common stock issued in or traceable to the IPO and contains claims under Sections 11, 12(a)(2) and 15 of the Securities Act. The complaint seeks, among other things, compensatory damages, rescission and attorney’s fees and costs. Pursuant to a scheduling order set by the Court, we anticipate filing a response to the complaint in February 2013. We believe that the allegations in the complaint are without merit and intend to vigorously contest the action. However, there can be no assurance that we will be successful in our defense and we cannot currently estimate a range of any possible losses we may experience in connection with this case. Accordingly, we are unable at this time to estimate the effects of this complaint on our financial condition, results of operations or cash flows.

Purchase commitments

We subcontract with other companies to manufacture our voice and audio processors. We may cancel these purchase commitments at any time, however we are required to pay all costs incurred through the cancellation date. We rarely cancel these agreements once production has started. As of September 30, 2012 and December 31, 2011, we had purchase commitments with our third-party foundries and other suppliers of $10.3 million and $11.8 million due within one year, respectively, and $0 due after one year for both periods.

9. Capital Stock

Common stock

As of September 30, 2012 and December 31, 2011, 500,000,000 and 600,000,000 shares of common stock, respectively, were authorized under our certificate of incorporation.

As of September 30, 2012 and December 31, 2011, we had reserved shares of common stock for future issuance as follows:

	September 30, 2012	December 31, 2011
Shares reserved for convertible preferred stock	—	13,205,180
Shares reserved for stock options and restricted stock units	7,478,166	5,849,131
Shares reserved for employee stock purchase plan	451,764	—
Shares reserved for warrants	1,333	111,602

10. Convertible preferred stock

In connection with the completion of our IPO on May 15, 2012, all of our previously outstanding shares of convertible preferred stock of 13,205,180 were converted into common stock.

Warrants

Pursuant to convertible notes we issued in August 2003, we issued warrants to purchase 110,269 shares of Series AA convertible preferred stock at an exercise price of $3.627 per share. In connection with our July 2009 line of credit agreement with Silicon Valley Bank, we also issued warrants to purchase 1,333 shares of Series D convertible preferred stock at $5.133 per share, which subsequently converted into the right to purchase 1,333 shares of Series E convertible preferred stock at a per share exercise price of $3.67.

At December 31, 2011, we recorded the fair value of preferred stock warrants of $1.1 million as long-term liabilities. The freestanding warrants were subject to remeasurement at each balance sheet date with any change in fair value recognized as a component of “Other income (expense), net” in our consolidated statements of comprehensive income. Prior to the closing of our IPO, the warrants to purchase 110,269 shares of our convertible preferred stock were exercised, and as a result, we reclassified the aggregate fair value of $1.4 million from the liability to stockholders’ equity (deficit) in our condensed consolidated balance sheet. The warrants to purchase 1,333 shares held by Silicon Valley Bank were converted to warrants to purchase our common stock upon the close of our IPO on May 15, 2012, and as a result, we reclassified the aggregate fair market value of $23,000 from the liability to stockholders’ equity (deficit). The warrants to purchase 1,333 shares were unexercised as of September 30, 2012.

The convertible preferred stock warrants were revalued up to the date the convertible preferred stock warrants were exercised or became warrants to purchase common stock upon the closing of our IPO, and the liability related to these warrants were reclassified as stockholders’ equity (deficit). For the three and nine months ended September 30, 2012, we recorded expense of $0 and $290,000, respectively, for the change in fair value of these warrants. For the three and nine months ended September 30, 2011, we recorded income of $102,000 and expense of $556,000, respectively, for the change in fair value of these warrants.

11. Stock-based compensation and awards

2001 Plan. In 2001, our board of directors and stockholders approved the 2001 Stock Plan (2001 Plan) pursuant to which our board of directors was authorized to issue stock purchase rights, incentive stock options and nonqualified stock options. We ceased granting options under the 2001 Plan in March 2011 upon the adoption of our 2011 Equity Incentive Plan (2011 Plan).

2011 Plan: In March 2011 and June 2011, our board of directors and our stockholders, respectively, approved the 2011 Plan, under which our board of directors may issue stock appreciation rights, restricted stock, restricted stock units, incentive stock options and nonqualified stock options to service providers. In June 2012, we began issuing restricted stock units as an element of our compensation plans in addition to incentive stock options and nonqualified stock options.

2011 ESPP: In September 2011 and April 2012, our board of directors and our stockholders, respectively, approved our 2011 Employee Stock Purchase Plan (2011 ESPP), which plan became effective upon the completion of our IPO. The 2011 ESPP permits eligible participants to purchase common stock at a discount through contributions of up to 15% of their eligible compensation, subject to any plan limitations. The 2011 ESPP provides for offering and purchase periods of approximately six months in duration, except for our first offering period which commenced on the completion of our IPO and ends on first trading day on or after November 16, 2012. The purchase price of shares is 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or on the exercise date.

The following is a summary of option activity under the 2001 Plan and 2011 Plan for the nine months ended September 30, 2012:

		Options outstanding
	Shares available for grant	Number of shares	Weighted average exercise price
Balances at December 31, 2011	1,343,978	4,505,153	$4.25
Options granted	(790,364)	790,364	15.11
Options exercised	—	(216,035)	2.36
Options cancelled	197,371	(197,371)	7.28
Options retired—2001 Plan	(120,874)	—	—

Balances at September 30, 2012	630,111	4,882,111	$5.98

The following is a summary of restricted stock unit activity for the nine months ended September 30, 2012:

	Shares outstanding
	Number of shares	Weighted average exercise price
Balances at December 31, 2011	—	$—
Shares granted	17,500	21.88
Shared vested and paid out	—	—
Shares forfeited	—	—

Balances at September 30, 2012	17,500	$21.88

At September 30, 2012, we had 2,238,164 options expected to vest at a weighted average exercise price of $9.14 per share. At December 31, 2011, we had 2,303,799 options expected to vest at a weighted average exercise price of $6.08 per share.

We calculated the intrinsic value of options outstanding, exercisable and expected-to-vest options based on the difference between the exercise price and the fair market value of our common stock on the applicable reporting date. The intrinsic value of exercised options was calculated based on the difference between the exercise price and the fair market value of our common stock as of the exercise date. From our inception until March 31, 2012, we generally obtained contemporaneous valuation analyses prepared by an unrelated third party valuation firm in order to assist us in determining the fair market value of our common stock. Our most recent contemporaneous valuation report was as of March 15, 2012. Prior to the completion of our IPO, our board of directors considered these reports when determining the fair market value of our common stock and related exercise prices of option awards on the date such awards were granted. We have also used these contemporaneous third party valuations for purposes of determining the Black-Scholes fair value of our stock option awards and related stock-based compensation expense.

Information regarding our options as of September 30, 2012 and December 31, 2011 is summarized below:

Options outstanding at September 30, 2012					Options exercisable at September 30, 2012
Range of exercise price	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)	Number exercisable	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)
$ 0.60 - $ 0.90	711,648	3.5	$0.72		711,648	3.5	$0.72
$ 2.40 - $ 3.00	2,054,633	7.2	$2.57		1,356,049	7.0	$2.52
$ 3.30 - $ 5.10	497,361	8.3	$4.27		189,148	8.3	$4.28
$ 7.17 - $ 13.80	1,290,813	9.2	$11.65		173,539	9.1	$11.65
$15.30 - $ 21.88	327,656	9.7	$19.04		2,514	9.6	$16.55

	4,882,111	7.5	$5.98	$12,323	2,432,898	6.2	$2.79	$9,257

Options outstanding at December 31, 2011					Options exercisable at December 31, 2011
Range of exercise price	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)	Number exercisable	Weighted average remaining contractual life (years)	Weighted average exercise price	Aggregate intrinsic value ($’000s)
$ 0.60 - $ 0.90	755,519	4.2	$0.72		753,126	4.2	$0.72
$ 2.40 - $ 3.00	2,285,729	8.0	$2.54		1,107,324	7.7	$2.48
$ 3.30 - $ 5.10	556,829	9.0	$4.24		87,068	9.0	$3.69
$ 9.30 - $ 11.70	907,076	9.8	$11.53		198,228	9.8	$11.67

	4,505,153	7.8	$4.25	$43,005	2,145,746	6.7	$2.76	$23,689

Options to nonemployees. As of September 30, 2012, we had granted options to purchase 8,866 shares of common stock to nonemployees, which options had a weighted average exercise price of $2.04 per share. These options were valued on the date of grant using the Black-Scholes option pricing model with the following assumptions: volatility between 43% and 60%, risk-free interest rates between 2.07% and 5.13%, zero percent expected dividend yield and the contractual life of 10 years.

At each reporting date, we revalue any unvested options using the Black-Scholes option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of our common stock fluctuates. Changes in the estimated fair value of these options will be recognized as stock-based compensation in the period of the change.

Stock-based compensation expense. The following table summarizes the components of stock-based compensation expense for the three and nine months ended September 30, 2012 and 2011. We realized no tax benefits as we are using the net operating loss to reduce our current income tax liability and did not capitalize any amounts as part of inventory as such amounts were insignificant.

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(in thousands)
Cost of revenue	$50	$18	$104	$66
Research and development	346	117	695	285
Selling, general and administrative	666	248	1,391	433

	$1,062	$383	$2,190	$784

Valuation assumptions. We estimate the fair value of each stock-based award on the date of grant using the Black-Scholes option pricing model. Expected volatility is based on the historical volatility of a selected guideline group of publicly traded companies. The expected term of stock-based awards is based upon the simplified method for estimating expected term. The risk-free rate for the expected term of the stock-based awards is based on the U.S. Treasury Constant Maturity rate.

The assumptions used to value stock option awards granted during the three and nine months ended September 30, 2012 and 2011 were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Expected term (years)	6.25	—	6.25	6.25
Volatility	37%	—%	37%	39%
Risk-free rate	0.79-1.03%	—%	0.79-1.26%	2.30-2.79%
Dividend yield	—%	—%	—%	—%

The assumptions used to value shares issued under our 2011 ESPP during the three and nine months ended September 30, 2012 were as follows:

	Three months ended September 30, 2012	Nine months ended September 30, 2012
Expected term (years)	—	0.50
Volatility	—%	30.8%
Risk-free rate	—%	0.15%
Dividend yield	—%	—%

At September 30, 2012 and December 31, 2011, we had $8.5 million and $5.2 million, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to stock-based awards that we expect to recognize over a weighted average period of 2.2 years and 2.5 years, respectively.

12. Borrowings

Line of credit

In July 2009, we entered into a $5.0 million revolving line of credit agreement with Silicon Valley Bank, under which available funds are based on eligible accounts receivable. On July 6, 2011, we amended our line of credit agreement with Silicon Valley Bank. Among other changes, the amendment (i) increased our line of credit from $5.0 million to $10.0 million and extends the availability of the line until July 6, 2013; (ii) provided that we may borrow up to $2.0 million (of the $10.0 million total) without reference to the value of our accounts receivable or purchase orders; (iii) changed the applicable interest rate on the line of credit to the following: (a) for prime rate loans, a range from the bank’s prime rate to the prime rate plus 0.35% per annum (the higher rate is applicable if our quick ratio falls below 1.25:1.00), or (b) for LIBOR loans, LIBOR plus 1.75% per annum; and (iv) replaced the credit facility’s financial tests based on net cash balances with a condition that we maintain a quick ratio of at least 1.25:1.00 (used to determine borrowing eligibility and interest rate). The amendment also removed a covenant that we maintain a quick ratio of 1.50:1.00 while equipment loans remain outstanding.

As of September 30, 2012 and December 31, 2011, we had no outstanding borrowings under our line of credit agreement.

Equipment loan

In July 2009, we entered into a $500,000 equipment term loan payable in 36 equal monthly installments of principal plus accrued interest. As of December 31, 2011, the outstanding balance was $103,000. In June 2012, we repaid the outstanding balance of this loan.

13. Segment and geographic information

We operate in one reportable segment related to the selling and marketing of voice and audio processors and licensing of processor IP for use in mobile devices. We have identified our president and chief executive officer as the Chief Operating Decision Maker (CODM), who manages our operations as a whole. For the purpose of evaluating financial performance and allocating resources, the CODM reviews financial information accompanied by information by customer and by product.

Substantially all of our revenue was generated from the sale of our products to CMs and OEMs whose primary manufacturing operations and distributions are in Asia. Since our OEMs market and sell their products worldwide, our revenue by geographic location is not necessarily indicative of the geographic distribution of mobile device sales, but rather of where the mobile devices are manufactured. Our revenue is therefore based on the country or region in which our OEMs or their CMs issue their purchase orders to us.

Apple, one of our large OEMs, transitioned the majority of its business from the purchase of our processors to licensing of our processor IP, which is generated in the jurisdiction where this OEM has its headquarters in the United States. We began to recognize royalty revenue in 2012, which accounted for 21% and 31% of our total revenue for the three and nine months ended September 30, 2012, respectively.

Revenue percentages for the geographic regions reported below were based upon customer headquarters’ locations. The following is a summary of the geographic information related to revenue for the periods presented:

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
China	20%	61%	21%	79%
Japan	—	2	—	1
Korea	57	37	47	20
United States	21	—	31	—
Other	2	—	1	—

Total	100%	100%	100%	100%

As of September 30, 2012 and December 31, 2011, substantially all of our long-lived tangible assets were located in the United States.

SCHEDULE C

GUIDE TO TAX AND FOREIGN EXCHANGE CONTROL ISSUES IN INDIA

Set forth below is a general summary of the potential tax consequences of your participation in the offer to exchange certain of your outstanding options for new options, and the tax consequences and foreign exchange control considerations of the new options granted to you. The tax consequences of the offer to exchange and the grant of new options are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This summary does not discuss all of the tax consequences and regulatory considerations that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax and foreign exchange control information that you may want to consider in making your decision.

In addition, this summary is based upon the tax laws in India, as well as administrative and judicial interpretations of such laws, in effect as of December 2012. If the tax laws or interpretations of the laws change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. Also, if you are a citizen or resident of a country other than India, the information contained in this summary may not be applicable to you.

You are encouraged to consult with your personal tax advisor regarding the tax implications of participating in the offer to exchange and the grant of new options.

Tax Information

Offer to exchange

The exchange of certain of your outstanding options for new options should not be subject to tax.

New option

Grant of stock option

You are not subject to tax when your new option is granted to you.

Exercise of stock option and sale of shares

Under the terms of your new option, you are restricted to using the cashless exercise method of exercise. Under the cashless exercise method, a broker will sell all of the shares subject to your new option on the same day that you exercise your new option to cover the total exercise price, applicable payroll taxes, fees and commissions. As a result, you do not remit any cash to exercise your new option and you receive the cash proceeds remaining from the sale. You do not receive any shares.

You are subject to income tax upon exercise of your new option. You will recognize taxable income on the “spread,” which is the difference between the fair market value (as determined by an authorized merchant bank) of the shares at exercise and the exercise price.

Tax withholding and reporting requirements

Your employer will withhold and report income tax incurred upon exercise of your new option.

Foreign exchange control information

You are required to repatriate to India all proceeds from the subsequent sale of the shares acquired under the Plan within 90 days from the date of sale.

C-1

SCHEDULE D

GUIDE TO TAX AND FOREIGN EXCHANGE CONTROL ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

Set forth below is a general summary of the potential tax consequences of your participation in the Offer to Exchange certain of your outstanding options for new options, and the tax consequences and foreign exchange control considerations of the new options granted to you. The tax consequences of the Offer to Exchange and the grant of new options are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This summary does not discuss all of the tax consequences and regulatory considerations that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax and foreign exchange control information that you may want to consider in making your decision.

In addition, this summary is based upon the tax laws in the People’s Republic of China, as well as administrative and judicial interpretations of such laws, in effect as of December 2012. If the tax laws or interpretations of the laws change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. Also, if you are a citizen or resident of a country other than the People’s Republic of China, the information contained in this summary may not be applicable to you.

You are encouraged to consult with your personal tax advisor regarding the tax implications of participating in the Offer to Exchange and the grant of new options.

Tax information

Offer to exchange

The exchange of certain of your outstanding options for new options should not be subject to tax.

New option

Grant of stock option

You are not subject to tax when your new option is granted to you.

Exercise of stock option and sale of shares

Under the terms of your new option, you are restricted to using the cashless exercise method of exercise. Under the cashless exercise method, a broker will sell all of the shares subject to your new option on the same day that you exercise your new option to cover the total exercise price, applicable payroll taxes, fees and commissions. As a result, you do not remit any cash to exercise your new option and you receive the cash proceeds remaining from the sale. You do not receive any shares.

You are subject to income tax on the “spread” at the time of exercise, which is the difference between the fair market value of the shares on the date you exercise your new option and the aggregate exercise price. The spread may also be subject to social insurance contributions.

Tax withholding and reporting requirements

Your employer is required to withhold any income tax and social insurance contributions on the spread at exercise. Withholding of income tax and social insurance contributions will be from the proceeds from the sale of shares underlying your new option upon exercise of your new option. Your employer may withhold any amounts not covered by the sale of shares from payroll and other amounts payable by your employer to you.

Foreign exchange control information

State Administration of Foreign Exchange (“SAFE”) approval is required before you can exercise your new option. Although we intend to use reasonable efforts to seek such approval, we cannot assure you that we will obtain such approval and as a result you could be unable to exercise your new option if you are resident in the People’s Republic of China. In addition, any proceeds upon exercise of your new option must be repatriated to the People’s Republic of China via a SAFE-approved bank account.

D-1

SCHEDULE E

GUIDE TO TAX AND FOREIGN EXCHANGE CONTROL ISSUES IN SINGAPORE

Set forth below is a general summary of the potential tax consequences of your participation in the Offer to Exchange certain of your outstanding options for new options, and the tax consequences and foreign exchange control considerations of the new options granted to you. The tax consequences of the Offer to Exchange and the grant of new options are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This summary does not discuss all of the tax consequences and regulatory considerations that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax and foreign exchange control information that you may want to consider in making your decision.

In addition, this summary is based upon the tax laws in Singapore, as well as administrative and judicial interpretations of such laws, in effect as of December 2012. If the tax laws or interpretations of the laws change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. Also, if you are a citizen or resident of a country other than Singapore, the information contained in this summary may not be applicable to you.

You are encouraged to consult with your personal tax advisor regarding the tax implications of participating in the Offer to Exchange and the grant of new options.

Tax information

Offer to exchange

The exchange of certain of your outstanding options for new options should not be subject to tax.

New option

Grant of stock option

You are not subject to tax when your new option is granted to you.

Exercise of stock option and sale of shares

Under the terms of your new option, you are restricted to using the cashless exercise method of exercise. Under the cashless exercise method, a broker will sell all of the shares subject to your new option on the same day that you exercise your new option to cover the total exercise price, applicable payroll taxes, fees and commissions. As a result, you do not remit any cash to exercise your new option and you receive the cash proceeds remaining from the sale. You do not receive any shares.

You are subject to income tax upon exercise of your new option. You will recognize taxable income on the “spread,” which is the difference between the fair market value of the shares at exercise and the exercise price.

Tax withholding and reporting requirements

Generally, your employer will not withhold any income tax incurred upon exercise of your new option. Your employer is required to report income received by you from your new option.

Foreign exchange control information

Generally, there are no foreign exchange restrictions applicable to an employee stock plan.

E-1

SCHEDULE F

GUIDE TO TAX AND FOREIGN EXCHANGE CONTROL ISSUES IN SOUTH KOREA

Set forth below is a general summary of the potential tax consequences of your participation in the Offer to Exchange certain of your outstanding options for new options, and the tax consequences and foreign exchange control considerations of the new options granted to you. The tax consequences of the Offer to Exchange and the grant of new options are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This summary does not discuss all of the tax consequences and regulatory considerations that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax and foreign exchange control information that you may want to consider in making your decision.

In addition, this summary is based upon the tax laws in South Korea, as well as administrative and judicial interpretations of such laws, in effect as of December 2012. If the tax laws or interpretations of the laws change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. Also, if you are a citizen or resident of a country other than South Korea, the information contained in this summary may not be applicable to you.

You are encouraged to consult with your personal tax advisor regarding the tax implications of participating in the Offer to Exchange and the grant of new options.

Tax information

Offer to exchange

The exchange of certain of your outstanding options for new options should not be subject to tax.

New option

Grant of stock option

You are not subject to tax when your new option is granted to you.

Exercise of stock option and sale of shares

Under the terms of your new option, you are restricted to using the cashless exercise method of exercise. Under the cashless exercise method, a broker will sell all of the shares subject to your new option on the same day that you exercise your new option to cover the total exercise price, applicable payroll taxes, fees and commissions. As a result, you do not remit any cash to exercise your new option and you receive the cash proceeds remaining from the sale. You do not receive any shares.

You are subject to income tax upon exercise of your new option. You will recognize taxable income on the “spread,” which is the difference between the fair market value of the shares at exercise and the exercise price.

Tax withholding and reporting requirements

Your employer is not required to withhold any income tax incurred. If the laws in South Korea change, such that your employer is required to withhold and report any taxes, you will be required to reimburse your employer for such taxes.

Foreign exchange control information

Proceeds from the sale of shares must be repatriated to South Korea within 18 months of the sale.

F-1

SCHEDULE G

GUIDE TO TAX AND FOREIGN EXCHANGE CONTROL ISSUES IN SPAIN

Set forth below is a general summary of the potential tax consequences of your participation in the offer to exchange certain of your outstanding options for new options, and the tax consequences and foreign exchange control considerations of the new options granted to you. The tax consequences of the offer to exchange and the grant of new options are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This summary does not discuss all of the tax consequences and regulatory considerations that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax and foreign exchange control information that you may want to consider in making your decision.

In addition, this summary is based upon the tax laws in Spain, as well as administrative and judicial interpretations of such laws, in effect as of December 2012. If the tax laws or interpretations of the laws change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. Also, if you are a citizen or resident of a country other than Spain, the information contained in this summary may not be applicable to you.

You are encouraged to consult with your personal tax advisor regarding the tax implications of participating in the offer to exchange and the grant of new options.

Tax information

Offer to exchange

The exchange of certain of your outstanding options for new options should not be subject to tax.

New option

Grant of stock option

You are not subject to tax when your new option is granted to you.

Exercise of stock option and sale of shares

Under the terms of your new option, you are restricted to using the cashless exercise method of exercise. Under the cashless exercise method, a broker will sell all of the shares subject to your new option on the same day that you exercise your new option to cover the total exercise price, applicable payroll taxes, fees and commissions. As a result, you do not remit any cash to exercise your new option and you receive the cash proceeds remaining from the sale. You do not receive any shares.

You are subject to income tax and social insurance contributions on the “spread” at the time of exercise, which is the difference between (i) the fair market value of the shares on the date of exercise and (ii) the exercise price.

Tax withholding and reporting requirements

Your employer will withhold any income tax and social insurance contributions due on the benefit you receive upon the exercise of your new option. Your employer will report the full benefit you receive from your new option at the time you exercise such option.

Foreign exchange control information

You are required to make an annual filing (for administrative and statistical purposes) declaring your interest in foreign securities. Please contact your tax or legal advisors for additional information.

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SCHEDULE H

GUIDE TO TAX AND FOREIGN EXCHANGE CONTROL ISSUES IN TAIWAN

Set forth below is a general summary of the potential tax consequences of your participation in the Offer to Exchange certain of your outstanding options for new options, and the tax consequences and foreign exchange control considerations of the new options granted to you. The tax consequences of the Offer to Exchange and the grant of new options are based on complex laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. This summary does not discuss all of the tax consequences and regulatory considerations that may be relevant to you in your particular circumstances, but is merely intended to alert you to some of the tax and foreign exchange control information that you may want to consider in making your decision.

In addition, this summary is based upon the tax laws in Taiwan, as well as administrative and judicial interpretations of such laws, in effect as of December 2012. If the tax laws or interpretations of the laws change in the future, possibly with retroactive effect, the information provided in this summary may no longer be accurate. Also, if you are a citizen or resident of a country other than Taiwan, the information contained in this summary may not be applicable to you.

You are encouraged to consult with your personal tax advisor regarding the tax implications of participating in the Offer to Exchange and the grant of new options.

Tax information

Offer to exchange

The exchange of certain of your outstanding options for new options should not be subject to tax.

New option

Grant of stock option

You are not subject to tax when your new option is granted to you.

Exercise of stock option and sale of shares

Under the terms of your new option, you are restricted to using the cashless exercise method of exercise. Under the cashless exercise method, a broker will sell all of the shares subject to your new option on the same day that you exercise your new option to cover the total exercise price, applicable payroll taxes, fees and commissions. As a result, you do not remit any cash to exercise your new option and you receive the cash proceeds remaining from the sale. You do not receive any shares.

You are subject to income tax upon exercise of your new option. You will recognize taxable income on the “spread,” which is the difference between the fair market value of the shares at exercise and the exercise price.

Tax withholding and reporting requirements

Your employer will not withhold any income tax incurred upon exercise of your new option. Your employer is required to report income received by you from your new option.

Foreign exchange control information

Generally, there are no foreign exchange restrictions applicable to an employee stock plan.

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